Exhibit 10.22I

EXECUTION COPY
OMNIBUS AMENDMENT NO. 10

This OMNIBUS AMENDMENT NO. 10, dated as of August 31, 2021 (this “Amendment”), is entered into by and among COFINA FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), CHS INC. (“CHS”), a Minnesota corporation, as Servicer (in such capacity, the “Servicer”) and as an Originator, CHS CAPITAL, LLC, as an Originator (“CHS Capital” and together with CHS, the “Originators”), each of the CONDUIT PURCHASERS, COMMITTED PURCHASERS and PURCHASER AGENTS set forth on the signature pages hereto, and MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“MUFG”), as administrative agent (in such capacity, the “Administrative Agent”) and is (i) the tenth amendment to the RPA (as defined below) and (ii) the ninth amendment to the Sale Agreement (as defined below).

RECITALS

A. WHEREAS, the Seller, the Servicer, CHS, the Purchasers, the Purchaser Agents and the Administrative Agent have entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (as amended by that certain First Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 28, 2018, as amended by that certain Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of August 20, 2018, as amended by that certain Omnibus Amendment No. 3, dated as of September 4, 2018, as amended by that certain Fourth Amendment and Limited Waiver to Amended and Restated Receivables Purchase Agreement, dated as of September 21, 2018, as amended by that certain Omnibus Amendment No. 5, dated as of June 27, 2019, as amended by that certain Omnibus Amendment No. 6, dated as of May 1, 2020, as amended by that certain Omnibus Amendment No. 7, dated as of June 26, 2020, as amended by that certain Omnibus Amendment No. 8, dated as of September 24, 2020, as amended by that certain Omnibus Amendment No. 9, dated as of July 30, 2021, and as further amended, restated, supplemented or otherwise modified through the date hereof, the “RPA”); and

B.WHEREAS, pursuant to and in accordance with Section 13.1 of the RPA, the Seller, the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent desire to amend the RPA as provided herein;

C.WHEREAS, the Originators and the Seller have entered into that certain Sale and Contribution Agreement, dated as of July 22, 2016 (as amended by that certain Omnibus Amendment No. 1, dated as of February 14, 2017, as amended by that certain Omnibus Amendment No. 2, dated as of July 18, 2017, as amended by that certain Omnibus Amendment No. 3, dated as of September 4, 2018, as amended by that certain Omnibus Amendment No. 5, dated as of June 27, 2019, as amended by that certain Omnibus Amendment No. 6, dated as of May 1, 2020, as amended by that certain Omnibus Amendment No. 7, dated as of June 26, 2020, as amended by that certain Omnibus Amendment No. 8, dated as of September 24, 2020, as amended by that certain Omnibus Amendment No. 9, dated as of July 30, 2021, and as further amended, restated, supplemented or otherwise modified through the date hereof, the “Sale Agreement” and, together with the RPA, the “Agreements”); and

D.WHEREAS, pursuant to and in accordance with Section 8.1 of the Sale Agreement, the Originators, the Seller, the Administrative Agent and the Purchasers desire to amend the Sale Agreement as provided herein.

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NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions and Interpretation. Each capitalized term used but not defined herein has the meaning ascribed thereto in Appendix A to the RPA. The rules of interpretation set forth in Appendix A to the RPA are hereby incorporated, mutatis mutandis, as if fully set forth herein.

SECTION 2. Assignment and Reallocation.

a.Each of the parties to this Amendment severally and for itself agrees that on and as of the date hereof, for good and valuable consideration, each Purchaser Agent, on behalf of such Purchaser Agent’s Purchaser Group, hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty, to each other Purchaser Agent, and such other Purchaser Agents, on behalf of such other Purchaser Agents’ Purchaser Group, hereby irrevocably purchases from each assigning Purchaser Agent and each assigning Purchaser Group, certain of the rights and obligations of each assigning Purchaser Agent and each assigning Purchaser Group under the RPA and each other Transaction Document in respect of (i) the Purchaser Group Investment of such assigning Purchaser Group and (ii) the Commitment of the Committed Purchasers for each such assigning Purchaser Group under the RPA such that, after giving effect to the foregoing assignment and delegation, (x) the Purchaser Group Investment of each Purchaser Group and (y) the Commitment of the Committed Purchaser for each Purchaser Group for the purposes of the RPA and each other Transaction Document shall be as set forth on Exhibit C of the RPA, as amended by this Amendment.

b.Following the assignment in clause (a) above, on the date hereof, at the direction of the Administrative Agent, the Purchaser Agent of each Purchaser Group shall make and receive payments to and from the Administrative Agent so that, after giving effect thereto, the Total Investment is held ratably by the Purchasers in accordance with the Ratable Share of such Purchaser’s Purchaser Group, which, for the purposes of this Section 2, will be as set forth opposite such Purchaser’s name on Exhibit C to the RPA, as amended by this Amendment.

SECTION 3.     Amendments to the RPA. The Seller, the Servicer, the Purchasers, the Purchaser Agents and the Administrative Agent hereby agree that, effective as of the date hereof, the RPA is hereby amended and restated in its entirety in the form of Exhibit A.

SECTION 4.    Amendments to the Sale Agreement. The Originators, the Seller, the Administrative Agent and the Purchasers hereby agree that, effective as of the date hereof, the Sale Agreement is amended as follows:

a.Sections 2.5 and 5.1(s)(ii) and (iii) of the Sale Agreement are hereby amended by replacing the date “August 31, 2021” where it appears therein with the date “August 30, 2022” in its place.

b.Section 2.3(a)(i) of the Sale Agreement is hereby amended by replacing the text “CHS” where it appears therein with the text “CHS Capital” in its place.

SECTION 5.    Amendments to Subordinated Note Financing Documents.

c.Each of the parties hereto hereby acknowledges and agrees that the notice and certifications made in clause (b) below satisfy the requirements under Section 5.1(u) of the Sale
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Agreement with respect to the Sub Note Financing Amendments (as defined below), including any notice requirements which shall be deemed satisfied or waived.

d.Pursuant to Section 5.1(u) of the Sale Agreement, each Originator hereby notifies the Seller, the Administrative Agent and the Purchaser Agents that concurrently herewith MUFG, CHS and CHS Capital intend to enter into an amendment (the “Sub Note Financing Amendment”) to the Master Framework Agreement, dated as of September 4, 2018 (as amended by Amendment No. 1, dated as of July 23, 2019, Amendment No. 2, dated as of September 6, 2019, Amendment No. 3, dated as of June 26, 2020, and Amendment No. 4, dated as of September 24, 2020), by and among MUFG, as a buyer and buyer agent, the other buyers from time to time party thereto, CHS, as a seller and seller agent, and CHS Capital, as a seller. A copy of the Sub Note Financing Amendment is attached hereto as Exhibit B. In addition, each Originator hereby represents and warrants that the Sub Note Financing Amendment could not reasonably be expected to have a material adverse effect on (i) the ability of any Originator or the Seller to perform its obligations under the Sale Agreement or any other Transaction Document, (ii) the validity or enforceability against any Originator of any Transaction Document, (iii) the value, validity, enforceability or collectability of the Assets and the Related Security (each as defined in the Sale Agreement) with respect thereto or, in each case, any material portion thereof, (iv) the status, existence, perfection, priority, enforceability or other rights and remedies of the Seller or the Administrative Agent under the Transaction Documents or associated with its respective interest in the Assets and Related Security (each as defined in the Sale Agreement) with respect thereto or (v) the business, assets, liabilities, property, operations or financial condition of any Originator.

SECTION 6.    Agreements in Full Force and Effect as Amended. Except as specifically amended hereby, all provisions of the Agreements shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as expressly set forth herein and shall not constitute a novation of the Agreements.

SECTION 7.    Representations and Warranties. Each of the Seller, the Servicer and the Originators hereby represent and warrant to the Administrative Agent and the Purchasers, as of the date of this Amendment, as follows:

e.this Amendment has been duly executed and delivered by it;

f.this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law);

g.no authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance of this Amendment;

h.the execution, delivery and performance by it of this Amendment (i) is within its limited liability company or corporate powers, (ii) has been duly authorized by all necessary limited liability company or corporate action, and (iii) does not contravene, violate or breach (1) its organizational documents or (2) any Applicable Law; and

i.immediately after giving effect to this Amendment, (i) each of the representations and warranties of the Seller, the Servicer and the Originators, as applicable, set forth in the RPA (in the
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case of the Seller and the Servicer) and in the Sale Agreement (in the case of the Seller and the Originators), in each case as modified hereby, that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period), and (ii) no Event of Termination, Unmatured Event of Termination, Servicer Termination Event or Unmatured Servicer Termination Event has occurred and is continuing.

SECTION 8.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon receipt by the Administrative Agent of:

a. executed counterparts of this Amendment; duly executed and delivered by each party hereto;

b.executed counterparts of that certain Sixth Amended and Restated Fee Letter (the “Purchaser Fee Letter”), dated as of the Effective Date, among Seller, CHS, Administrative Agent and the Purchaser Agents; duly executed and delivered by each party thereto;

c.executed counterparts of that certain Deposit Account Control Agreement, dated as of the Effective Date, among CHS, Administrative Agent and BMO Harris Bank N.A.; duly executed and delivered by each party thereto;

d.executed counterparts of that certain Account Control Agreement, dated as of the Effective Date, among CHS, Administrative Agent and Bremer Bank, National Association; duly executed and delivered by each party thereto;

e.a copy of the resolutions or unanimous written consent, as applicable, of the board of directors or board of managers, as the case may be, of Seller, each Originator, Servicer and Performance Guarantor required to authorize the execution, delivery and performance by it of this Amendment and the transactions contemplated hereby, certified by its secretary or any other authorized person;

f.a certificate issued by the Secretary of State of the applicable state or organization as to the legal existence and good standing of Seller, each Originator, Servicer and Performance Guarantor;

g.a certificate of the Secretary or Assistant Secretary of each of Seller, each Originator, Servicer and Performance Guarantor certifying attached copies of the organizational documents of such Person and all documents evidencing necessary limited liability company or corporate action (as the case may be) to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Amendment and the names and true signatures of the incumbent officers of such Person authorized to sign this Amendment or any of the other Transaction Documents, as applicable, and any other documents to be delivered by it hereunder or thereunder or in connection herewith or therewith;

h.copies of proper financing statement amendments (showing each of CHS and CHS Capital as “debtor/seller”, Seller as “assignor secured party” and Administrative Agent as “assignee of assignor secured party”) duly authorized and suitable for filing under the UCC of all jurisdictions that Administrative Agent may deem reasonably necessary or desirable in order to perfect the interest of Administrative Agent contemplated by the Transaction Documents;

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i.favorable opinions of legal counsel to Seller, each Originator, Servicer and Performance Guarantor, including legal opinions as to general organizational matters, enforceability, no conflicts with laws, security interest matters, substantive consolidation and true sale matters; and

j.each of the Purchasers and the Administrative Agent shall have received all fees payable as of the Effective Date, as applicable, pursuant to the (i) Purchaser Fee Letter and (ii) the other Transaction Documents.

SECTION 9.    Post-Closing Covenant. No later than the date that is thirty (30) days after the Effective Date, Seller shall deliver, or cause to be delivered, to the Administrative Agent duly executed counterparts of an amended and restated Deposit Account Control Agreement or an amendment to Deposit Account Control Agreement, in each case between Merchants Bank, National Association, CHS Capital, LLC and the Administrative Agent (whether by facsimile or otherwise) executed by each of the parties thereto.

SECTION 10.     Ratification of Performance Guaranty. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

SECTION 11. Miscellaneous.

a.This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile, by electronic mail attachment in portable document format (.pdf) or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an originally executed counterpart. The words “execution”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

b.Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

c.THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF),
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EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE POOL ASSETS OR RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

d.Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

e.Section 13.7 of the RPA is hereby incorporated, mutatis mutandis, as if fully set forth herein.

f.This Amendment is a Transaction Document and all references to a “Transaction Document” in the Agreements and the other Transaction Documents (including, without limitation, all such references in the representations and warranties in the Agreements and the other Transaction Documents) shall be deemed to include this Amendment.

g.Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COFINA FUNDING, LLC, as Seller

By:________________________________
Name:
Title:

CHS INC., as Servicer, an Originator and Performance Guarantor
By:________________________________
Name:
Title:

CHS CAPITAL, LLC, as an Originator

By:________________________________
Name:
Title:

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MUFG BANK, LTD. F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent and as Purchaser Agent and Committed Purchaser for the MUFG Purchaser Group

By:________________________________
Name:
Title:

VICTORY RECEIVABLES CORPORATION, as Conduit Purchaser for the MUFG Purchaser Group

By:________________________________
Name:
Title:
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Coöperatieve Rabobank U.A., NEW YORK BRANCH, as Purchaser Agent for the Rabobank Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A., as Committed Purchaser for the Rabobank Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., as Conduit Purchaser for the Rabobank Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

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PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent and Committed Purchaser for the PNC Purchaser Group

By:
Name:
Title:
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SANTANDER BANK, NATIONAL ASSOCIATION, as Purchaser Agent and Committed Purchaser for the Santander Purchaser Group

By:
Name:
Title:

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EXHIBIT A

[Attached.]
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EXHIBIT B

[Attached.]
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Exhibit A

_____________________________________________________________________
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AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of July 18, 2017

and

as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement dated as of June 28, 2018, the Second Amendment to Amended and Restated Receivables Purchase Agreement dated as of August 20, 2018, the Omnibus Amendment No. 3, dated as of September 4, 2018, the Fourth Amendment and Limited Waiver to Amended and Restated Receivables Purchase Agreement, dated as of September 21, 2018, the Omnibus Amendment No. 5, dated as of June 27, 2019, the Omnibus Amendment No. 6, dated as of May 1, 2020, the Omnibus Amendment No. 7, dated as of June 26, 2020, the Omnibus Amendment No. 8, dated as of September 24, 2020, the Omnibus Amendment No. 9, dated as of July 30, 2021, and the Omnibus Amendment No. 10, dated as of August 31, 2021.
among

CHS INC.,

individually and as Servicer,

COFINA FUNDING, LLC,

as Seller,

THE VARIOUS CONDUIT PURCHASERS, COMMITTED PURCHASERS, AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

and

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),
as Administrative Agent

_____________________________________________________________________

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Table of Contents

		Page
ARTICLE I	PURCHASES AND REINVESTMENTS	2
SECTION 1.1	Purchases; Limits on Purchasers’ Obligations	2
SECTION 1.2	Purchase Procedures; Assignment of Seller’s Interests	3
SECTION 1.3	Reinvestments of Certain Collections; Payment of Remaining Collections; Asset Interest	8
ARTICLE II	COMPUTATIONAL RULES	11
SECTION 2.1	Selection of Rate Tranches	11
SECTION 2.2	Computation of each Purchaser Group Investment and each Purchaser’s Tranche Investment	12
SECTION 2.3	Computation of Account Debtor Concentration Limit, Account Debtor Concentration Overage Amount, Concentration Overage Amount (Loans) and Unpaid Balance	12
SECTION 2.4	Computation of Yield	12
SECTION 2.5	Estimates of Yield Rate, Fees, Etc	13
ARTICLE III	SETTLEMENTS	13
SECTION 3.1	Settlement Procedures	13
SECTION 3.2	Deemed Collections; Event of Repurchase; Reduction of Total Investment, Etc	17
SECTION 3.3	Payments and Computations, Etc	20
SECTION 3.4	Treatment of Collections and Deemed Collections	23
SECTION 3.5	Erroneous Payments	23
ARTICLE IV	FEES AND YIELD PROTECTION	26
SECTION 4.1	Fees	26
SECTION 4.2	Yield Protection	26
SECTION 4.3	Funding Losses	28
SECTION 4.4	Benchmark Replacement Setting	29
ARTICLE V	CONDITIONS PRECEDENT	31
SECTION 5.1	Closing Date	31
SECTION 5.2	Effective Date	31
SECTION 5.3	Conditions Precedent to All Purchases and Reinvestments	32
ARTICLE VI	REPRESENTATIONS AND WARRANTIES	33
SECTION 6.1	Representations and Warranties of Seller	33
SECTION 6.2	Representations and Warranties of CHS	38
ARTICLE VII	GENERAL COVENANTS OF SELLER AND SERVICER	42
SECTION 7.1	Covenants of Seller	42
SECTION 7.2	Covenants of CHS	50
SECTION 7.3	Full Recourse	56
SECTION 7.4	Corporate Separateness; Related Matters and Covenants	56
ARTICLE VIII	ADMINISTRATION AND COLLECTION	60
SECTION 8.1	Designation of Servicer	60
SECTION 8.2	Duties of Servicer	60
SECTION 8.3	Rights of Administrative Agent	62

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APPENDIX A Definitions

SCHEDULE I Payment Instructions
SCHEDULE 13.2 Addresses for Notices

EXHIBIT A Credit and Collection Policy
EXHIBIT B Collection Accounts; Lockboxes; Originator Specified Accounts; Concentration Account
EXHIBIT C Purchaser Groups
EXHIBIT D Form of Loan Documents
EXHIBIT E Form of Notice of Purchase
EXHIBIT F Form of Notice of Payment
EXHIBIT G Form of Purchase Request
EXHIBIT 3.1(a) Form of Information Package

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AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of July 18, 2017, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of June 28, 2018, the Second Amendment to Amended and Restated Receivables Purchase Agreement, dated as of August 20, 2018, the Omnibus Amendment No. 3, dated as of September 4, 2018, the Fourth Amendment and Limited Waiver to Amended and Restated Receivables Purchase Agreement, dated as of September 21, 2018, the Omnibus Amendment No. 5, dated as of June 27, 2019, the Omnibus Amendment No. 6, dated as of May 1, 2020, the Omnibus Amendment No. 7, dated as of June 26, 2020, and the Omnibus Amendment No. 8, dated as of September 24, 2020, the Omnibus Amendment No. 9, dated as of July 30, 2021, and the Omnibus Amendment No. 10, dated as of August 31, 2021 (this “Agreement”), is among CHS INC., a Minnesota corporation (“CHS”), individually and as initial Servicer, COFINA FUNDING, LLC, a Delaware limited liability company (“Seller”), the various CONDUIT PURCHASERS, COMMITTED PURCHASERS and PURCHASER AGENTS from time to time party hereto, and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as administrative agent on behalf of the Affected Parties (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

B A C K G R O U N D:

1. Originators have, and expect to have, Receivables and Loans which Originators intend to absolutely and irrevocably sell or contribute, as applicable, to Seller pursuant to the Sale Agreement.

2. Seller is a special purpose, bankruptcy-remote, limited liability company and indirect wholly-owned subsidiary of CHS.

3. Seller, in turn, intends to sell to Administrative Agent, on behalf of Purchasers, all of its right, title and interest in, to and under the Pool Assets and certain other related assets and proceeds of the foregoing which Seller is acquiring from Originators.

4. Seller has requested that Administrative Agent on behalf of Purchasers, and Administrative Agent on behalf of Purchasers has agreed, subject to the terms and conditions contained in this Agreement, to purchase such Pool Assets and certain other related assets, referred to herein as the Asset Interest, from Seller from time to time during the term of this Agreement.

5. Seller, Purchasers, Purchaser Agents and Administrative Agent also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Assets, which Reinvestment shall constitute part of the Asset Interest.

6. Seller, Purchasers, Purchaser Agents and Administrative Agent also desire that, pursuant to the terms hereof, CHS be appointed, and act, as the initial Servicer of the Pool Assets.

7. Seller, Purchasers, Purchaser Agents and Administrative Agent also desire that Performance Guarantor guarantee the obligations of the Originators and Servicer under the Transaction Documents in accordance with the terms of the Performance Guaranty.

8. MUFG has been requested, and is willing, to act as Administrative Agent.

9. Each of the Purchaser Agents has been requested by the Purchasers in its Purchaser Group, and is willing, to act as Purchaser Agent for such Purchasers.

10. The parties hereto are party to that certain Receivables Financing Agreement, dated as of July 22, 2016, as amended (the “Original Agreement”) and, subject to Section 13.22, wish to amend and restate the Original Agreement in its entirety in the form set out herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

Capitalized terms used and not otherwise defined in this Agreement are used as defined in (or by reference in) Appendix A, and the other interpretive provisions set out in Appendix A shall be applied in the interpretation of this Agreement.

ARTICLE I

PURCHASES AND REINVESTMENTS

SECTION 1.1 Purchases; Limits on Purchasers’ Obligations.

a.Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Purchase Termination Date, Seller may request that Administrative Agent, on behalf of (x) the Conduit Purchasers or, if any Conduit Purchaser is unable or unwilling to make a purchase, the related Committed Purchaser in such Conduit Purchaser’s Purchaser Group, and/or (y) the Committed Purchasers if such Committed Purchaser’s Purchaser Group does not have a Conduit Purchaser, purchase from Seller the Pool Assets and Related Assets from time to time and Administrative Agent, on behalf of such Purchasers, shall make such purchase (each such purchase, a “Committed Purchase”) subject to the terms and conditions of this Agreement in an amount (the “Committed Purchase Price”) equal in each instance to the lesser of: (i) the amount requested by Seller under Section 1.2(a)(i), and (ii) the largest amount that will not cause (a) with respect to any Purchaser Group, such Purchaser Group’s Purchaser Group Committed Investment to exceed such Purchaser Group’s Purchaser Group Commitment, (b) the aggregate Total Committed Investment to exceed the Purchasers’ Total Commitment, or (c) the Total Investment to exceed the sum of the Receivables Investment Base and the Loan Investment Base at such time; provided, however, that if any requested Conduit Purchaser is unwilling or unable for any reason to make such Committed Purchase, Seller shall be deemed to have requested that the related Committed Purchaser in such Conduit Purchaser’s Purchaser Group make such Committed Purchase subject to the limitations set forth in the foregoing clause (ii). Each Committed Purchase made pursuant to this Section 1.1(a) shall be in an amount at least equal to $5,000,000 and, in each case, in integral multiples of $100,000 in excess thereof. Each Committed Purchaser hereby agrees, on the terms and subject to the conditions hereof, to make Committed Purchases deemed to be so requested by Seller under this Section 1.1(a) if the Conduit Purchaser in such Committed Purchaser’s Purchaser Group, if any, is unable or unwilling to make such Committed Purchase, or if such Committed Purchaser’s Purchaser Group does not have a Conduit Purchaser, so long as after giving effect to such Committed Purchase (and any other Purchase to be made on such date) (i) the aggregate Total Committed Investment would not exceed the Purchasers’ Total Commitment, (ii) the Purchaser Group’s Purchaser Group Committed Investment would not exceed such Purchaser Group’s Purchaser Group Commitment, and (iii) the aggregate Total Investment would not exceed the sum of the Receivables Investment Base and the Loan Investment Base at such time. At no time shall a Conduit Purchaser that is not a Committed Purchaser have any obligation or commitment to make any Purchase.

b.Solely to the extent that each Purchaser Group’s Purchaser Group Committed Investment is greater than or equal to each such Purchaser Group’s Purchaser Group Commitment and upon the terms and subject to the conditions of this Agreement, from time to time prior to the Purchase Termination Date, Seller may request that Administrative Agent, on behalf of the Purchasers, purchase on an uncommitted basis from Seller the Pool Assets and Related Assets from time to time, and Administrative Agent, on behalf of each Purchaser that has expressly agreed, in its sole and absolute discretion, to make such purchase, shall make such Purchase (each such purchase, an “Uncommitted Purchase”) and subject to the terms and conditions of this Agreement in an amount (the “Uncommitted Purchase Price”) equal in each instance to the lesser of: (i) the amount requested by Seller under Section 1.2(a)(ii), and (ii) the largest amount that will not cause (a) with respect to any Purchaser Group, such Purchaser Group’s Purchaser Group Uncommitted Investment to exceed such Purchaser Group’s Uncommitted Amount, (b) the aggregate Total Uncommitted Investment to exceed the Purchasers’ Total Uncommitted Amount, or (c) the Total Investment to exceed the sum of the Receivables Investment Base and the Loan Investment Base at such time. Each Uncommitted Purchase, if any, made pursuant to this Section 1.1(b) shall be in an amount at least equal to $5,000,000 and, in each case, in integral multiples of $100,000 in excess thereof. At no time shall any Purchaser have any obligation or commitment to make any Uncommitted Purchase and any Uncommitted Purchase (including the amount such Purchaser is required to fund in connection therewith) shall be at the sole and absolute discretion of each Purchaser.

SECTION 1.2 Purchase Procedures; Assignment of Seller’s Interests.

a.Notice of Purchases and Purchase Requests. Except as set forth in Section 1.3, each Committed Purchase shall be made pursuant to a Notice of Purchase in accordance with clause (i) below and each Uncommitted Purchase, if any, shall be made pursuant to a Purchase Request in accordance with clause (ii) below; provided, however, that Seller shall not request, and the Purchasers shall not be required to fund, more than six (6) Purchases per calendar month (for the avoidance of doubt, this shall not, however, restrain the making of Reinvestments of Collections in accordance with the terms and conditions of this Agreement in any calendar month).

i.With respect to any Committed Purchase, Seller shall deliver a Notice of Purchase to Administrative Agent and each Purchaser Agent not later than 11:00 a.m. (New York City time) on the second (2nd) Business Day preceding the date of such proposed Committed Purchase. Each Notice of Purchase shall specify (A) the desired Committed Purchase Price and date of such proposed Committed Purchase (each such date, a “Requested Committed Purchase Date”) (which shall be a Business Day), (B) the amount of such proposed Committed Purchase to be allocated to each Purchaser Group in accordance with each Purchaser Group’s Ratable Share, and (C) a pro forma calculation of the Asset Interest after giving effect to such Committed Purchase and any other Purchase proposed to be made on such day. If any Conduit Purchaser is willing and able, in its sole discretion, to make its Ratable Share of a Committed Purchase requested of it pursuant to this Section 1.2(a)(i) subject to the terms and conditions hereof, such Conduit Purchaser shall make such Committed Purchase by transferring such amount in accordance with clause (b) below on the applicable Requested Committed Purchase Date. If any Conduit Purchaser is unwilling or unable for any reason to make its Ratable Share of such Committed Purchase, subject to the terms and conditions hereof, the Committed Purchaser in such Conduit Purchaser’s Purchaser Group, subject to the terms and conditions hereof, shall make its Ratable Share of such

Committed Purchase by transferring such amount in accordance with clause (b) below on the applicable Requested Committed Purchase Date.

ii.With respect to any Uncommitted Purchase, Seller shall deliver a Purchase Request to Administrative Agent and each Purchaser Agent not later than 11:00 a.m. (New York City time) on the fifteenth (15th) Business Day preceding the date of such proposed Uncommitted Purchase. Each Purchase Request shall specify (A) the desired Uncommitted Purchase Price and date of such proposed Uncommitted Purchase (each such date, a “Requested Uncommitted Purchase Date”) (which shall be a Business Day), (B) the amount of such proposed Uncommitted Purchase to be initially allocated (unless otherwise agreed by each of the Purchaser Agents in writing) to each Purchaser Group in accordance with each Purchaser Group’s Ratable Share, and (C) a pro forma calculation of the Asset Interest after giving effect to such Uncommitted Purchase and any other Purchase proposed to be made on such day. Each Purchaser Agent shall promptly forward each Purchase Request received by it to the Purchasers in its Purchaser Group. Each Purchaser Agent shall notify Seller and Administrative Agent in writing no later than 11:00 a.m. (New York City time) three (3) Business Days prior to the related Requested Uncommitted Purchase Date whether or not any Purchasers in its Purchaser Group have determined, in their sole and absolute discretion, to make the requested Uncommitted Purchase pursuant to the related Purchase Request and subject to the conditions set forth in this Agreement (each such written acceptance of the related Purchase Request with respect to any Purchaser Group pursuant to this clause (ii), a “Purchase Acceptance”); provided, however, that the failure of any Purchaser Agent to so notify Seller and Administrative Agent, by 11:00 a.m. (New York City time) three (3) Business Days prior to the related Requested Uncommitted Purchase Date, of the determination of the Purchasers in its Purchaser Group, shall be deemed a rejection by the Purchasers in such Purchaser Group to make such requested Uncommitted Purchase.

A.In the event that one or more Purchaser Groups reject (or is deemed to have rejected) any requested Uncommitted Purchase (any such Purchaser Group, solely with respect to the related Purchase Request, a “Rejecting Purchaser Group”), Seller may send a written request (each such request, a “Supplemental Purchase Request”) to the Administrative Agent and the Purchaser Agents for each of the Purchaser Groups that delivered a Purchase Acceptance (any such Purchaser Group, solely with respect to the related Purchase Request, an “Accepting Purchaser Group”), no later than 1:00 p.m. (New York City time) three (3) Business Days prior to the related Requested Uncommitted Purchase Date, requesting that each Accepting Purchaser Group makes an additional purchase on the related Requested Uncommitted Purchase Date in accordance with the Supplemental Purchase Request in an amount equal to such Accepting Purchaser Group’s Accepting Purchaser Group Percentage of the aggregate amount requested to be purchased by all Rejecting Purchaser Groups in the related Purchase Request, which Supplemental Purchase Request shall specify (i) the amount that each Accepting Purchaser Group has agreed, pursuant to the applicable Purchase Acceptance, to pay to Seller on the related Requested Uncommitted Purchase Date, (ii) each Accepting Purchaser Group’s Accepting Group Purchaser Percentage of the aggregate amount requested to be purchased by all Rejecting Groups in the applicable Purchase Request, (iii) the additional amount that Seller is requesting each Accepting Purchaser Group to pay to Seller, pursuant to the applicable Supplemental Purchase Request, on the related Requested Uncommitted Purchase Date and (iv) the aggregate amount that Seller is asking each Accepting Purchaser Group to pay to Seller on the related Requested Uncommitted Purchase Date. Each Purchaser Agent shall promptly forward each Supplemental Purchase Request received by it to the Purchasers in its Purchaser Group.

B.Each Purchaser Agent for an Accepting Purchaser Group shall notify Seller and Administrative Agent in writing no later than 11:00 a.m. (New York City time) one (1) Business Day prior to the related Requested Uncommitted Purchase Date whether or not any Purchasers in its Accepting Purchaser Group have determined, in their sole and absolute discretion, to make the requested Uncommitted Purchase pursuant to the Supplemental Purchase Request and subject to the conditions set forth in this Agreement (each such written acceptance of a Supplemental Purchase Request with respect to any Accepting Purchaser Group, a “Supplemental Purchase Acceptance”); provided, however, that the failure of any Purchaser Agent to so notify Seller and Administrative Agent, by 11:00 a.m. (New York City time) one (1) Business Day prior to the related Requested Uncommitted Purchase Date, of the determination of the Purchasers in its Accepting Purchaser Group, shall be deemed a rejection by the Purchasers in such Accepting Purchaser Group to make such requested Uncommitted Purchase set forth in such Supplemental Purchase Request.

C.If any Purchaser agrees to fund the related Purchase Request or Supplemental Purchase Request pursuant to this Section 1.2(a)(ii) subject to the terms and conditions hereof, such Purchaser shall make such Uncommitted Purchase by transferring such amount in accordance with clause (b) below on the related Requested Uncommitted Purchase Date.

D.Notwithstanding the foregoing, Seller shall not request any Purchaser Group to make any Uncommitted Purchase under this Section 1.2(a)(ii) pursuant to a Purchase Request, Supplemental Purchase Request or otherwise that would cause such Purchaser Group’s Purchaser Group Uncommitted Investment to exceed such Purchaser Group’s Uncommitted Amount.

E.No Purchaser in any Purchaser Group shall (x) be obligated to make any Uncommitted Purchase, (y) be obligated to make any commitment with respect to any Uncommitted Purchase or (z) be responsible for the failure of any other Purchaser or Purchaser Group to make funds available in connection with any Uncommitted Purchase.

b.Payment of Purchase Price. On the date of each Purchase hereunder, the applicable Purchasers, or the related Purchaser Agent, shall, upon satisfaction of the applicable conditions set forth herein (including in Article V), make available to the Seller (i) with respect to Committed Purchases, their Ratable Share, and (ii) with respect to Uncommitted Purchases, their respective portion, of the aggregate Purchase Price with respect to such Purchase in immediately available funds at the following account:

Holder Name: COFINA FUNDING, LLC
Bank Name: BMO Harris Bank, N.A.
Address: 320 E. Lake St., Minneapolis, MN 55408
Account Number: XXXXXX

ABA Number: XXXXXXXX
Reference: Cofina Funding Securitization Program
(Attn: Brent Dickson)

or such other account as designated from time to time by Seller in a written notice to Administrative Agent and each Purchaser Agent.

c.Sale and Assignment of Asset Interest. Seller hereby absolutely and irrevocably sells, assigns and transfers to Administrative Agent (on behalf of Purchasers) (ratably, according to each Purchaser Group’s Purchaser Group Investment), upon the payment of the aggregate Purchase Price, effective on and as of the date of each Purchase and Reinvestment hereunder, all of its right, title and interest in, to and under all Pool Assets and Related Assets and all proceeds of any of the foregoing, whether currently owned or existing or thereafter arising, acquired or originated, or in which Seller now or hereafter has any rights, and wherever so located (the assets so assigned to include not only the Pool Assets and Related Assets existing as of the date of such Purchase but also all future Pool Assets and the Related Assets acquired by Seller from time to time as provided in Section 1.3). Administrative Agent’s (on behalf of the Purchasers) right, title and interest in, to and under all such assets is herein called the “Asset Interest”.

On any date the Asset Interest will represent Purchasers’ ownership interest in all then outstanding Pool Assets and all Related Assets with respect thereto (including all Collections and other proceeds thereof as described in this Section 1.2(c)), as at such date. On any date, the Asset Interest will be equal to a percentage, expressed as the following fraction:
TI + RR NPB
where:

TI	=	Total Investment;
RR	=	the Required Reserves; and
NPB	=	the Net Pool Balance;

in each case as of that date; provided, that the Asset Interest will remain constant at 100% of the Net Pool Balance at all times on and after the Purchase Termination Date until the Final Payout Date. Administrative Agent’s right, title and interest in and to such assets, for the benefit of the Purchasers, is herein called the “Asset Interest”.

d.Characterization as a Purchase and Sale; Recharacterization. It is the intention of the parties to this Agreement that the conveyance of Seller’s right, title and interest in, to and under the Asset Interest to Administrative Agent (on behalf of Purchasers) pursuant to this Agreement shall not constitute a purchase and sale and shall instead constitute a pledge and financing, and such purchase and sale of the Asset Interest to Administrative Agent (on behalf of Purchasers) hereunder shall be treated as a financing for all purposes including, U.S. federal, state and local income and franchise tax and accounting purposes. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties. Accordingly, the Seller hereby grants to Administrative Agent (on behalf of the Affected Parties) a security interest to secure Seller’s Obligations hereunder in the Asset Interest as provided in Section 9.1. Each of the parties hereto hereby acknowledges and intends that no Purchase hereunder shall constitute, or be deemed to constitute, a Security under U.S. securities laws or within the meaning of the UCC. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties hereto.

e.Tax Treatment. It is the intention of the parties to this Agreement that for U.S. federal, state and local income and franchise tax purposes, each Purchase will be treated as a loan from the applicable Purchaser to Seller (it being understood that all payments to the Purchasers, in their capacity as such, representing Yield, fees and other amounts accrued under this Agreement or the other Transaction Documents shall be deemed to constitute interest payments).

f.Purchasers’ Limitation on Payments. Notwithstanding any provision contained in this Agreement or any other Transaction Document to the contrary, none of the Purchasers, Purchaser Agents or Administrative Agent shall, and none of them shall be obligated (whether on behalf of a Purchaser or otherwise) to, pay any amount to Seller as a Reinvestment under Section 1.3, except to the extent that Collections are available for distribution to Seller for such purpose in accordance with this Agreement. In addition, notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the obligations of any Conduit Purchaser under this Agreement and all other Transaction Documents shall be payable by such Conduit Purchaser solely to the extent of funds received from Seller in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay such Person’s matured and maturing Commercial Paper Notes or other senior indebtedness when due. Any amount which Administrative Agent, a Purchaser Agent or a Purchaser is not obligated to pay pursuant to the operation of the two preceding sentences shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against, or corporate obligation of, any Purchaser Agent, any Purchaser or Administrative Agent, as applicable, for any such insufficiency unless and until such amount becomes available for distribution to Seller pursuant to the terms hereof.

g.Obligations Not Assumed. The foregoing sale, assignment and transfer does not constitute, and is not intended to result in, the creation or an assumption by Administrative Agent, any Purchaser Agent, any Purchaser or any other Affected Party of any obligation or liability of the Seller, any Originator, the Servicer or any other Person under or in connection with all, or any portion of, the Asset Interest (including the Pool Assets and Related Assets), all of which shall remain the obligations and liabilities of the Seller, the Originators, the Servicer and such other Persons, as applicable.

h.Obligations. Each Committed Purchaser’s obligations hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligations hereunder to make payment for any Purchase.

SECTION 1.3 Reinvestments of Certain Collections; Payment of Remaining Collections; Asset Interest.

a.On the close of business on each Business Day during the period from the Effective Date to the Final Payout Date, Servicer shall, on behalf of Administrative Agent (for the benefit of the Affected Parties), out of all Collections from Pool Assets received since the end of the immediately preceding Business Day:

i.set aside and hold in trust for Administrative Agent on behalf of the Affected Parties, an amount (based on information provided by Administrative Agent pursuant to Article II) equal to the sum of (a) the estimated amount of Yield accrued in respect of each Rate Tranche, (b) all other amounts due to Administrative Agent, Purchaser Agents, Purchasers or any other Affected Party hereunder (including Deemed Collections, Repurchase Payments and costs and expenses described in Section 13.6),

(c) all Custodian fees and expenses due to the Custodian under the Custodian Agreement, (d) the Servicing Fee (in each case, accrued through such day and not so previously set aside or anticipated to accrue through the end of the then current Settlement Period, as determined by Servicer based upon, among other relevant information, the then outstanding Total Investment and the Yield Rates then in effect) and (e) any other obligations of Seller hereunder and under the other Transaction Documents accrued through such day and not previously set aside, or then due and owing or otherwise outstanding (other than any portion of the Total Investment that is not otherwise payable on the following Settlement Date); and

ii.subject to Sections 3.1(c)(iv) and 3.2(c), set aside such Collections as are not required to be set aside and held in trust pursuant to clause (i) above (including any such Collections not set aside but commingled), for Seller to pay to the Originators for additional Pool Assets and Related Assets with respect to such Pool Assets (each such purchase being a “Reinvestment”); provided, that, (A) if (I) the Total Investment would exceed the sum of the Receivables Investment Base and the Loan Investment Base, (II) any Purchaser Group’s Purchaser Group Committed Investment would exceed such Purchaser Group’s Purchaser Group Commitment, (III) any Purchaser Group’s Purchaser Group Uncommitted Investment would exceed such Purchaser Group’s Uncommitted Amount, (IV) the Total Committed Investment would exceed the Purchasers’ Total Commitment, or (V) the Total Uncommitted Investment would exceed the Purchasers’ Total Uncommitted Amount (in each case, at such time and after giving effect to such Reinvestment), then Servicer (for the benefit of the Purchasers) shall only make Reinvestments after first setting aside and holding in trust for the benefit of Administrative Agent on behalf of the Affected Parties in accordance with Section 3.4, a portion of such Collections which, together with other Collections previously set aside for such purpose and then so held, shall equal the amount necessary to reduce (i) the Total Committed Investment to an amount equal to or less than the Purchasers’ Total Commitment, (ii) the Total Uncommitted Investment to an amount equal to or less than the Purchasers’ Total Uncommitted Amount, (iii) each Purchaser Group’s Purchaser Group Committed Investment to an amount equal to or less than such Purchaser Group’s Purchaser Group Commitment, (iv) each Purchaser Group’s Purchaser Group Uncommitted Investment to an amount equal to or less than such Purchaser Group’s Uncommitted Amount and (v) the Total Investment to an amount equal to or less than the sum of the Receivables Investment Base and the Loan Investment Base, in each case, at such time (any remaining Collections after giving effect to this proviso shall then be applied as described above in this Section 1.3(a)(ii)); and (B) if the conditions precedent to Reinvestment in clause (a), (b) or (d) of Section 5.3 are not satisfied or no Reinvestments are to be made in accordance with Section 3.2(c), then Servicer shall not apply any of such remaining Collections to a Reinvestment.

b.Unreinvested Collections. Subject to Sections 1.3(a)(ii) and 3.1(c)(iv), Servicer shall set aside and hold in trust for the benefit of Administrative Agent on behalf of the applicable Affected Parties, all Collections which, pursuant to clause (ii) of Section 1.3(a), may not be reinvested in the Pool Assets and Related Assets. If, prior to the date when such Collections are required to be paid to the applicable Purchaser Agents for the benefit of the applicable Affected Parties, pursuant to Section 1.3(c), the amount of Collections so set aside exceeds the amount, if any, necessary to reduce (i) the Total Committed Investment to an amount equal to or less than the Purchasers’ Total Commitment, (ii) the Total Uncommitted Investment to an amount equal to or less than the Purchasers’ Total Uncommitted Amount, (iii) each Purchaser Group’s Purchaser Group Committed Investment to an amount equal to or less than the related Purchaser Group Commitment, (iv) each Purchaser Group’s Purchaser Group Uncommitted Investment to an amount equal to or less than the related Purchaser Group’s Uncommitted Amount and (v) Total Investment to an amount equal to or less than the sum of the Receivables Investment Base and the Loan Investment Base (in each case, at such time), and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.3 are satisfied and Reinvestments are permitted in accordance with Section 3.2(c), then Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) in accordance with Section 1.3(a)(ii) to the making of a Reinvestment.

c.Payment of Amounts Set Aside.

i.Servicer shall pay all amounts of Collections set aside and held in trust pursuant to clause (i) of Section 1.3(a) in respect of Yield on a Rate Tranche not funded by the issuance of Commercial Paper Notes (including under a Liquidity Agreement or an Enhancement Agreement) to the applicable Purchaser Agent on the last day of the then current Yield Period for such Rate Tranche based on information provided by such Purchaser Agent pursuant to Article II, or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, on such earlier date or dates as any such Purchaser Agent shall require on at least two (2) Business Days’ prior written notice to Servicer.

ii.Servicer shall pay all amounts of Collections set aside and held in trust pursuant to clause (i) of Section 1.3(a) above and not applied pursuant to clause (i) of this Section 1.3(c) to the applicable Purchaser Agent on the Settlement Date for each Settlement Period, as provided in Section 3.1, or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, on such earlier date or dates as any such Purchaser Agent shall require on at least two (2) Business Days’ prior written notice to Servicer.

iii.Servicer shall pay all amounts set aside and held in trust pursuant to Section 1.3(b) above (and not otherwise applied pursuant to the last sentence of such Section) to the applicable Purchaser Agent for the account of the Affected Parties (A) on the last day of the then current Yield Period for any Rate Tranche not funded by the issuance of Commercial Paper Notes in an amount not exceeding each Committed Purchaser’s Tranche Investment of such Rate Tranche (based on information provided by the applicable Purchaser Agent pursuant to Article II), and (B) on the Settlement Date for each Settlement Period, as provided in Section 3.1, in an amount not exceeding each Conduit Purchaser’s Tranche Investment of the Rate Tranche funded by Commercial Paper Notes (based on information provided by the applicable Purchaser Agent pursuant to Article II), or, in the case of clause (A) or clause (B) above, during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, on such earlier date or dates as any Purchaser Agent shall require on at least two (2) Business Days’ prior written notice to Servicer.

d.Reduction of Total Investment. The Total Investment, any Purchaser Group’s Purchaser Group Committed Investment and any Purchaser Group’s Purchaser Group Uncommitted Investment, shall not be reduced by the amount of Collections set aside pursuant to this Section unless and until such Collections are actually received by the applicable Purchaser Agent for application hereunder to reduce the Total Investment, the applicable Purchaser Group’s Purchaser Group Committed Investment and the applicable Purchaser Group’s Purchaser Group Uncommitted Investment in accordance with the terms hereof.

ARTICLE II

COMPUTATIONAL RULES

SECTION 2.1        Selection of Rate Tranches. Subject to the requirements set forth in this Article II, each Purchaser Agent shall from time to time, only for purposes of computing Yield with respect to each Purchaser in its Purchaser Group, account for the Asset Interest in terms of one or more Rate Tranches, and the applicable Yield Rate may be different for each Rate Tranche. Each Purchaser Group’s Purchaser Group Investment shall be allocated to each Rate Tranche by the related Purchaser Agent to reflect the funding sources for each portion of the Asset Interest, so that:

a.there will be one or more Rate Tranches, selected by each Purchaser Agent, reflecting the portion, if any, of the Asset Interest funded or maintained by its related Committed Purchaser other than through the issuance of Commercial Paper Notes (including by outstanding Liquidity Advances or by funding under an Enhancement Agreement); and

b.there will be a Rate Tranche, selected by each Purchaser Agent, equal to the excess of such Purchaser Group’s aggregate Purchaser Group Investment over the aggregate amounts allocated at such time pursuant to clause (a) above, which Rate Tranche shall reflect the portion of the Asset Interest funded or maintained by Commercial Paper Notes.

SECTION 2.2        Computation of each Purchaser Group Investment and each Purchaser’s Tranche Investment. In making any determination of any Total Investment, any Purchaser Group’s Purchaser Group Investment and any Purchaser’s Tranche Investment, the following rules shall apply:

a.each Purchaser Group’s Purchaser Group Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually received by the applicable Purchaser Agent in accordance with the terms hereof;

b.each Purchaser Group’s Purchaser Group Investment (or any other amounts payable under any Transaction Document) shall not be considered reduced (or paid) by any distribution of any portion of Collections or other payments, as applicable, if at any time such distribution or payment is rescinded or must otherwise be returned for any reason; and

c.if there is any reduction in any Purchaser Group’s Purchaser Group Investment, there shall be a corresponding reduction (in the aggregate) in such Purchaser’s Tranche Investment with respect to one or more Rate Tranches selected by the related Purchaser Agent in its sole discretion (subject to Section 1.3(c)(iii)).

SECTION 2.3        Computation of Account Debtor Concentration Limit, Account Debtor Concentration Overage Amount, Concentration Overage Amount (Loans) and Unpaid Balance. In the case of any Account Debtor which is an Affiliate of any other Account Debtor, the Account Debtor Concentration Limit, the Account Debtor Concentration Overage Amount and the aggregate Unpaid Balance of Pool Receivables of such Account Debtors shall be calculated as if such Account Debtors were one Account Debtor. In the case of any Obligor which is an Affiliate of any other Obligor, the Concentration Overage Amount (Loans) and the aggregate Unpaid Balance of Pool Loans of such Obligors shall be calculated as if such Obligors were one Obligor.

SECTION 2.4        Computation of Yield. In making any determination of Yield, the following rules shall apply:

a.each Purchaser Agent shall determine the Yield accruing with respect to each Rate Tranche for the Purchasers in its Purchaser Group, based on the Yield Period therefor determined in accordance with Section 2.1 and the other terms hereof (or, in the case of the Rate Tranche funded by Commercial Paper Notes, each Settlement Period), in accordance with the definition of Yield;

b.no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law; and

c.Yield for any Rate Tranche shall not be considered paid by any distribution or other payment if at any time such distribution or payment is rescinded or must otherwise be returned for any reason.

SECTION 2.5        Estimates of Yield Rate, Fees, Etc. It is understood and agreed that (a) the Yield Rate for any Rate Tranche may change from one applicable Yield Period or Settlement Period to the next, and the applicable Bank Rate, Base Rate or CP Rate used to calculate the applicable Yield Rate may, to the extent set forth in the definitions thereof contained in Appendix A, change from time to time and at any time during an applicable Yield Period or Settlement Period, (b) any rate information provided by any Purchaser Agent to Seller or Servicer shall be based upon such Purchaser Agent’s good faith estimate, (c) the amount of Yield actually accrued with respect to a Rate Tranche during any Yield Period (or, in the case of the Rate Tranche funded by Commercial Paper Notes, any Settlement Period) may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (d) the amount of fees and amounts provided for in Section 4.3 payable to any Affected Party accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the applicable Purchaser Agent or otherwise to any other Person with respect to such accrued amount, as and to the extent provided in Section 3.1.

ARTICLE III

SETTLEMENTS

SECTION 3.1        Settlement Procedures.

The parties hereto will take the following actions with respect to each Settlement Period:

a.Information Package. On the twentieth (20th) day of each calendar month (or if such day is not a Business Day, the next Business Day) following the Cut-Off Date for such Settlement Period (each a “Reporting Date” for and related to the Settlement Period ending immediately prior to such date), Servicer shall deliver to Administrative Agent and each Purchaser Agent an e-mail attaching an Excel file and a file in .pdf or similar format signed by Servicer containing the information described in Exhibit 3.1(a), including the information calculated by Servicer pursuant to this Section 3.1 (each, an “Information Package”) for the related Settlement Period; provided that Administrative Agent may modify, in any reasonable respect, the information required to be provided by Servicer in, or the form of, the Information Package upon reasonable prior notice to Servicer; provided further that during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, Administrative Agent or any Purchaser Agent may request, in its sole discretion, Servicer to, and Servicer agrees to, deliver any information related to the Asset Interest or the transactions contemplated hereby as Administrative Agent or any Purchaser Agent shall request (including a calculation of Required Reserves and each component thereof) on each Business Day.

b.Yield; Other Amounts Due. On or before the second (2nd) Business Day prior to the Reporting Date for each Settlement Period, each Purchaser Agent shall notify Servicer of (i) the amount of Yield accrued in respect of each related Rate Tranche for the Purchasers in its Purchaser Group during such Settlement Period and (ii) all fees and other amounts accrued and payable or to be paid by Seller under this Agreement and the other Transaction Documents on the related Settlement Date (other than amounts described in clause (c) below) to such Purchaser Agent or any Purchaser in, or Affected Party related to, its Purchaser Group. Seller (or Servicer on its behalf), on the Settlement Date for such Settlement Period, or when otherwise required hereunder prior to each such date, shall pay such Yield and all fees and other amounts due in respect of such Settlement Period to the applicable Purchaser Agent or Affected Party out of amounts set aside pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so set aside, Seller hereby agrees to pay such amounts (notwithstanding any limitation on recourse or other liability limitation contained herein to pay such amounts) to the applicable Purchaser Agent or Affected Party.

c.Settlement Computations.

i.Before each Reporting Date, Servicer shall compute, as of the most recent Cut-Off Date and based upon the assumption in the next sentence, (A) the Total Investment, the Purchaser Group Investment of each Purchaser Group, the Required Reserves, the Required Loan Reserves, the Required Receivable Reserves, the Loan Investment Base, the Receivables Investment Base, the Net Loan Pool Balance, the Net Receivables Pool Balance, the Net Pool Balance and each component of each of the foregoing, (B) the amount of the reduction or increase (if any) in each of the Required Reserves, the Required Receivable Reserves, the Required Loan Reserves, the Net Receivables Pool Balance, the Net Loan Pool Balance, the Net Pool Balance, the Purchaser Group Investment of each Purchaser Group, the Loan Investment Base, the Receivables Investment Base and the Total Investment since the immediately preceding Cut-Off Date, (C) the excess (if any) of the aggregate Total Investment over the sum of the Receivables Investment Base and the Loan Investment Base, (D) the excess (if any) of the Total Committed Investment, over the Purchasers’ Total Commitment, (E) the excess (if any) of the Total Uncommitted Investment, over the Purchasers’ Total Uncommitted Amount, (F) the excess (if any) of the Purchaser Group Committed Investment of each Purchaser Group, over the Purchaser Group Commitment of each such Purchaser Group, (G) the excess (if any) of the Purchaser Group Uncommitted Investment of each Purchaser Group, over each such Purchaser Group’s Uncommitted Amount and (H) each of the components of any of the foregoing. Such calculations shall be based upon the assumption that Collections set aside pursuant to Section 1.3(b)

(and not otherwise applied in accordance with such Section) will be paid to the applicable Purchaser Agent ratably (based on the related Purchaser Group Uncommitted Investment, Purchaser Group Committed Investment or Purchaser Group Investment, as applicable) for the benefit of the applicable Purchasers in its Purchaser Group on the Settlement Date for the Settlement Period related to such Reporting Date.

ii.If, according to the computations made pursuant to clause (i) of this Section 3.1(c), the Total Investment at such time shall exceed the sum of the Receivables Investment Base and the Loan Investment Base, the Total Committed Investment at such time shall exceed the Purchasers’ Total Commitment, the Total Uncommitted Investment at such time shall exceed the Purchasers’ Total Uncommitted Amount, the Purchaser Group Committed Investment of any Purchaser Group shall exceed the Purchaser Group Commitment of such Purchaser Group or the Purchaser Group Uncommitted Investment of any Purchaser Group shall exceed any Purchaser Group’s Uncommitted Amount, Servicer shall, on behalf of Seller, (i) promptly notify Administrative Agent and each Purchaser Agent thereof and (ii) immediately pay to the applicable Purchaser Agents for the benefit of the applicable Purchasers the amount necessary to reduce (A) the Total Committed Investment to no more than the Purchasers’ Total Commitment, (B) the Total Uncommitted Investment to no more than the Purchasers’ Total Uncommitted Amount, (C) the aggregate Total Investment to no more than the sum of the Receivables Investment Base and the Loan Investment Base at such time, (D) the Purchaser Group Committed Investment of each Purchaser Group to no more than the Purchaser Group Commitment of each such Purchaser Group, (E) the Purchaser Group Uncommitted Investment of each Purchaser Group to no more than such Purchaser Group’s Uncommitted Amount, as applicable.

iii.The payment described in clause (ii) of this Section 3.1(c) shall be made out of amounts set aside pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so set aside, Seller hereby agrees to pay such amounts (notwithstanding any limitation on recourse or other liability limitation contained herein to pay such amounts) to Servicer during the relevant Settlement Period. Notwithstanding anything to the contrary set forth above, on any date on or prior to the Final Payout Date, if the Total Investment exceeds the sum of the Loan Investment Base and the Receivables Investment Base at such time, Servicer shall immediately pay to each Purchaser Agent (ratably, based on the Purchaser Group Investment of such Purchaser Agent’s Purchaser Group at such time) an amount equal to such excess.

iv.In addition to the payments described in clause (ii) of this Section 3.1(c), during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, Servicer shall pay to each Purchaser Agent the Ratable Share of its Purchaser Group of all other Collections on all Pool Assets, whether or not required to be set aside pursuant to Section 1.3 on the dates specified pursuant to Section 1.3(c).

d.Order of Application. Servicer (for the benefit of the Affected Parties) shall distribute the funds required to be distributed pursuant to this Section 3.1 with respect to any Settlement Period, in the following order of priority:

i.to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Yield) Yield accrued and unpaid on all Rate Tranches for the Purchasers in its Purchaser Group howsoever funded or maintained during the related Settlement Period;

ii.to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Unused Fee) the accrued and unpaid Unused Fee for its Purchaser Group and to the accrued and unpaid Program Fee for its Purchase Group;

iii.to the Servicer all accrued and unpaid Servicing Fee (if Servicer is not CHS or an Affiliate thereof);

iv.to the Custodian, any fees then due and payable to the Custodian pursuant to that certain Schedule of Fees for Services as Custodian for Cofina Funding, LLC “Seller” MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), “Administrative Agent” Secured Facility, dated as of July 21, 2016;

v.to Administrative Agent and each Purchaser Agent ratably (based on the aggregate accrued and unpaid amounts owing to such Person) accrued and unpaid amounts owed to Administrative Agent and each Purchaser Agent hereunder (including all fees payable to Administrative Agent, Purchaser Agents and Purchasers pursuant to the Fee Letter other than fees paid pursuant to clause (ii) above);

vi.(A) prior to the Liquidation Period or the occurrence of an Event of Default, (I) first, to each Purchaser Agent ratably (based on the related Purchaser Group Uncommitted Investment), the reduction of Total Uncommitted Investment, with respect to each Purchaser Group, and (II) second, to each Purchaser Agent ratably (based on the related Purchaser Group Committed Investment), the reduction of Total Committed Investment, with respect to each Purchaser Group, in each case of clause (I) and (II) above to the extent such reduction is required under Section 3.1(c) or 3.2(c) and as set forth on a Notice of Payment to be delivered to the Administrative Agent and each Purchaser Agent on the applicable Settlement Date, first, to pay any outstanding Commercial Paper (as defined in the UCC) funding or maintaining the related Purchaser Group Uncommitted Investment or Purchaser Group Committed Investment, as applicable, and second, to ratably reduce the remainder of the related Purchaser Group Uncommitted Investment or Purchaser Group Committed Investment, as applicable, and (B) during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, to each Purchaser Agent ratably (based on the related Purchaser Group Investment), the reduction of Total Investment, to the extent such reduction is required under Section 3.1(c) or 3.2(c), with respect to each Purchaser Group, as set forth on a Notice of Payment to be delivered to the Administrative Agent and each Purchaser Agent on the applicable Settlement Date, first, to pay any outstanding Commercial Paper (as defined in the UCC) funding or maintaining the related Purchaser Group Investment and second, to ratably reduce the remainder of the related Purchaser Group Investment;

vii.prior to the Liquidation Period, and as long as no Event of Default has occurred and is continuing, to the Seller to be used as a Reinvestment to acquire additional Pool Assets and Related Assets sold by the Seller since the previous Settlement Date;

viii.to (A) the Custodian, any fees and expenses then due and payable to the Custodian pursuant to the Custodian Agreement and not paid pursuant to Section 3.1(d)(iv) above and (B) each Affected Party (or the related Purchaser Agent on their behalf) ratably (based on the aggregate accrued and unpaid Obligations) accrued and unpaid Obligations owed to such Affected Parties;

ix.to the Servicer all accrued and unpaid Servicing Fee (if Servicer is CHS or an Affiliate thereof); and

x.to the Seller, any remaining amounts.

e.Non-Distribution of Servicing Fee. If Administrative Agent and each Purchaser Agent consent (which consent is granted as of the Closing Date but which consent shall be deemed to have been revoked upon the occurrence of an Event of Default that has not been waived in accordance with this Agreement), the amounts (if any) set aside by Servicer pursuant to Section 1.3 in respect of the Servicing Fee may be retained by Servicer or any permitted subservicer for its own account. To the extent Servicer sets aside and retains such amounts, no distribution shall be made in respect of such amounts pursuant to clause (d)(iv) or clause (d)(ix) above.

SECTION 3.2        Deemed Collections; Event of Repurchase; Reduction of Total Investment, Etc.

a.Deemed Collections. If, on any day, the Unpaid Balance of a Pool Asset is reduced (but not cancelled) as a result of any Dilution, Seller shall be deemed to have received on such day a Collection of such Pool Asset in the amount of such reduction. If, on any day, a Pool Asset is canceled (or reduced to zero) as a result of any Dilution, Seller shall be deemed to have received on such day a Collection of such Pool Asset in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Pool Asset. If, on any day, the Unpaid Balance of a Pool Asset is less than the amount included in calculating the Net Pool Balance for purposes of any Information Package (for any reason other than such Pool Asset becoming a Defaulted Loan or Defaulted Receivable, as applicable, or due to the application of Collections received with respect to such Pool Asset), Seller shall be deemed to have received a Collection of such Pool Asset in the amount of such difference. Any amount deemed to have been received under this Section 3.2(a) shall constitute a “Deemed Collection”. In the event of any such Deemed Collection, Seller shall, if (i) the Liquidation Period has commenced, or (ii) the aggregate Total Investment at such time exceeds the sum of the Loan Investment Base and Receivables Investment Base at such time after giving effect to such Deemed Collection, deposit an amount equal to such Deemed Collection into the Concentration Account by no later than the fourth (4th) Business Day after Seller or Servicer obtains knowledge or notice thereof (or during the Liquidation Period, within two (2) Business Days from the event giving rise to such Deemed Collection) for application as provided in this Agreement.

b.Repurchase Event. If any of the following events (each, an “Event of Repurchase”) occurs and is continuing with respect to a Pool Asset:

i.any representation or warranty by Seller hereunder with respect to such Pool Asset is incorrect either (A) in any material respect or (B) in any manner that adversely affects the value or collectability of such Pool Asset, in each case, when made or deemed made;

ii.Seller or Servicer fails to perform or observe any other term, covenant or agreement with respect to such Pool Asset set forth in any Transaction Document or any related Receivable Documentation or Loan Documents, as applicable, on its part to be performed or observed and such failure shall or could reasonably be expected to have an adverse effect on the ability to collect the Unpaid Balance of such Pool Asset on the due date thereof; or

iii.either (A) Seller or Servicer instructs the related Account Debtor or Obligor to pay any amount with respect to such Pool Asset to an account other than a Lockbox, an Originator Specified Account, a Collection Account or the Concentration Account or (B) the related Account Debtor or Obligor refuses to make any payment to a Lockbox, an Originator Specified Account, a Collection Account or the Concentration Account (unless to the extent such refusal to pay is due to the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to such Account Debtor or Obligor)), then, Seller shall immediately deliver notice thereof to the Administrative Agent and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Pool Asset at the Administrative Agent’s option and demand; provided, however, that if a “Sale Agreement Event of Repurchase” (as defined in the Sale Agreement) shall have occurred under the Sale Agreement with respect to such Pool Asset, then such event shall also constitute an Event of Repurchase for purposes of this Agreement. The repurchase price for a Pool Asset shall be the amount equal to the Unpaid Balance of such Pool Asset at such time and shall be paid to the Concentration Account in immediately available funds by no later than the second (2nd) Business Day following demand therefor by the Administrative Agent. Upon the payment in full of the repurchase price with respect to a Pool Asset, such Pool Asset shall hereby be, and be deemed to be, repurchased by Seller from the applicable Purchasers without recourse to or warranty by the Administrative Agent or any Purchaser but free and clear of any lien, encumbrance or other Adverse Claim created by or through the Administrative Agent and each Purchaser. Except as specifically set forth in this clause (b), the Seller shall not have any right or obligation to repurchase Pool Assets.

c.Seller’s Optional Reduction of Total Investment. Subject to Sections 1.2(a) and 4.3, Seller may at any time and from time to time elect to reduce (in whole or in part) Total Investment as follows:

i.Seller shall give Administrative Agent and each Purchaser Agent a Notice of Payment with respect to such elected reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence) no later than 11:00 a.m. (New York City time) three (3) Business Days prior to the proposed reduction date;

ii.on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction; and

iii.Servicer shall hold such Collections in trust for Purchasers, pending payment to the applicable Purchaser Agents, as provided in Section 1.3; provided that

(A)    the amount of any such reduction shall be not less than $5,000,000 and shall be an integral multiple of $100,000; and

(B)    Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

d.No Further Reinvestments. Notwithstanding anything to the contrary set forth herein (including Section 3.1), after giving effect to any reduction of the Total Investment under Section 3.2(c), or otherwise, which reduces the Total Investment to zero, so long as there are no outstanding amounts constituting liabilities or other obligations of Seller, any Originator, Servicer or Performance Guarantor hereunder or under any other Transaction Document owing to any Purchaser, any Purchaser Agent, Administrative Agent, any Indemnified Party or any Affected Party, no further Reinvestments shall be made unless and until a new Purchase is made in accordance with Sections 1.1 and 1.2.

e.Seller’s Optional Reduction of Purchaser’s Total Commitment. Seller may at any time and from time to time elect to reduce the unused portion of the Purchaser’s Total Commitment by giving the Administrative Agent and each Purchaser Agent a Notice of Payment with respect to such elected reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence) no later than 11:00 a.m. (New York City time) 30 days prior to the proposed reduction date; provided that the amount of any such reduction shall be not less than $5,000,000 and shall be an integral multiple of $100,000. Any such reduction shall be applied pro rata to the Commitment of each Committed Purchaser.

SECTION 3.3        Payments and Computations, Etc.

a.Payments. All amounts to be paid to, or deposited by Seller, Servicer, CHS or Performance Guarantor with, Administrative Agent, any Purchaser Agent or any other Person hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in USD in same day funds to the applicable account set forth on Schedule I or to such other account as Administrative Agent or any Purchaser Agent, as applicable, shall designate in writing to Servicer from time to time.

b.Late Payments. Seller or Servicer, as applicable, shall, out of amounts set aside pursuant to Section 1.3 for such purpose and to the extent permitted by Applicable Law, pay to the applicable Purchaser Agent, for the benefit of the applicable Affected Party, interest on all amounts not paid or deposited by such party on the date when due hereunder at an annual rate equal to 2.0% above the Base Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.

c.Method of Computation. All computations of interest, Yield, any fees payable under Section 4.1 and any other fees payable by Seller to any Purchaser, any Purchaser Agent, Administrative Agent or any other Affected Party in connection with Purchases hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed (except that calculations with respect to the Prime Rate shall be on the basis of a year of 365 or 366 days, as the case may be).

d.Payment of Currency and Setoff. All payments by Seller or Servicer to any Affected Party or any other Person shall be made in USD and without set-off or counterclaim. Any of Seller’s or Servicer’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of USD.

e.Taxes. (i) Except to the extent required by Applicable Law, any and all payments and deposits required to be made hereunder, under any other Transaction Document or under any instrument delivered hereunder or thereunder to any Affected Party or otherwise hereunder or thereunder by Seller or Servicer shall be made free and clear of, and without withholding or deduction for, any and all present or future Taxes. If Seller or Servicer shall be required by Applicable Law to make any such withholding or deduction, (A) if such Tax is an Indemnified Tax, Seller (or Servicer, on its behalf) shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.3(e)), such Affected Party receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (B) Seller (or Servicer, on its behalf) shall make such deductions and (C) Seller (or Servicer, on its behalf) shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with Applicable Law.

ii.Seller will indemnify each Affected Party for the full amount of (A) Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section paid by such Affected Party, as the case may be, and any liability (including penalties, interest and expenses) paid or payable by such Affected Party arising therefrom or with respect thereto) and (B) Taxes that arise because a Purchase or the Asset Interest is not treated for U.S. federal, state or local income or franchise tax purposes as intended under Section 1.2(e) (such indemnification will include any U.S. federal, state or local income and franchise taxes necessary to make such Affected Party whole on an after-tax basis taking into account the taxability of receipt of payments under the this clause (B) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Any indemnification under this Section 3.3(e)(ii) shall be paid on the next Settlement Date (or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with the terms of this Agreement, within two (2) Business Days) after the date any Affected Party makes written demand therefor, together with a statement of reasons for such demand and the calculations of such amount. Such calculations, absent manifest error, shall be final and conclusive on all parties.

iii.Within 30 days after the date of any payment of Taxes withheld by any of Seller or Servicer, as applicable, in respect of any payment to any Affected Party, Seller or Servicer, as applicable, will furnish to Administrative Agent and each Purchaser Agent, the original or a certified copy of a receipt evidencing payment thereof (or other evidence reasonably satisfactory to Administrative Agent).

iv.Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of Obligations hereunder.

v.Any Affected Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to CHS and Administrative Agent, at the time or times reasonably requested by CHS or Administrative Agent, such properly completed and executed documentation reasonably requested by CHS or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Party, if reasonably requested by CHS or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by CHS or Administrative Agent as will enable CHS or Administrative Agent to determine whether or not such Affected Party is subject to backup withholding or information reporting requirements.

vi.Any Affected Party that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “U.S. Person”) shall deliver to CHS and the Administrative Agent on or prior to the date on which such Affected Party becomes a Affected Party under this Agreement (and from time to time thereafter upon the reasonable request of CHS or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Affected Party is exempt from U.S. federal backup withholding tax.

vii.Any Affected Party that is not a U.S. Person (a “Foreign Affected Party”) shall, to the extent it is legally entitled to do so, deliver to CHS and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Affected Party becomes an Affected Party under this Agreement (and from time to time thereafter upon the reasonable request of CHS or the Administrative Agent), whichever of the following is applicable:

1.in the case of a Foreign Affected Party claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2.executed copies of IRS Form W-8ECI;

3.in the case of a Foreign Affected Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Affected Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

4.to the extent a Foreign Affected Party is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Affected Party is a partnership and one or more direct or indirect partners of such Foreign Affected Party are claiming the portfolio interest exemption, such Foreign Affected Party may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

viii.If a payment made to a Purchaser under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to CHS and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by CHS or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by CHS or Administrative Agent as may be necessary for CHS and Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (viii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

ix.Each Purchaser Agent (on behalf of its related Purchasers) agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrative Agent in writing of its legal inability to do so.

SECTION 3.4        Treatment of Collections and Deemed Collections. Seller shall immediately deliver to Servicer all Deemed Collections and Repurchase Payments, and Servicer shall hold or distribute such Deemed Collections and Repurchase Payments as Yield, accrued Servicing Fee, repayment of Total Investment or as otherwise applicable hereunder to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. So long as Seller or Servicer shall hold any Collections (including Deemed Collections and Repurchase Payments) required to be paid to Servicer, any Purchaser, any Purchaser Agent or Administrative Agent, Seller or Servicer shall hold and apply such Collections in accordance with Section 1.3 and Section 3.2, as applicable, and shall clearly mark its records to reflect the same. Seller shall promptly enforce all obligations of Originators under the Sale Agreement, including, payment of Deemed Collections (as defined in the Sale Agreement).

SECTION 3.5        Erroneous Payments.

a.If the Administrative Agent notifies a Purchaser, or any Person who has received funds on behalf of a Purchaser (such Purchaser or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Purchaser shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to), promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

b.Without limiting the immediately preceding clause (a), each Purchaser or any Person who has received funds on behalf of a Purchaser, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, repayment or prepayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Purchaser or such other recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

i.(A) in the case of the immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

ii.such Purchaser shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 3.5.

c.Each Purchaser hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Purchaser under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Purchaser from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Agreement.

d.In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Purchaser that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who has received such Erroneous Payment (or portion thereof) on its behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Purchaser at any time, (i) such Purchaser shall be deemed to have assigned its portion of the related Purchaser Group Investment (but not its Commitments) (the “Subject Investment”) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Investment”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Subject Investment (but not the Commitments) of the Erroneous Payment Impacted Investment, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with Seller) deemed to execute and deliver an assignment agreement with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Purchaser shall become a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable

Commitments which shall survive as to such assigning Purchaser, and (iv) the Administrative Agent may cause to be reflected in the Register its ownership interest in the Subject Investment. The Administrative Agent may, in its discretion, sell any Subject Investment acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser shall be reduced by the net proceeds of the sale of such Subject Investment (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Purchaser (and/or against any recipient that receives funds on its behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Subject Investment (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Purchaser under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

e.The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Seller, CHS or CHS Capital, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from Seller, CHS or CHS Capital or Collections of any Receivable or Loan for the purpose of making such Erroneous Payment.

f.To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

g.Each party’s obligations, agreements and waivers under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Purchaser, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE IV

FEES AND YIELD PROTECTION

SECTION 4.1        Fees. From the Effective Date until the Final Payout Date, Seller and CHS, jointly and severally, shall pay to Administrative Agent, each Purchaser Agent and each Purchaser, as applicable, all fees specified in the Fee Letter or any other Transaction Document in accordance with the terms of the Fee Letter, such Transaction Document and this Agreement.

SECTION 4.2        Yield Protection.

a.If any Regulatory Change including any Specified Regulation:

i.shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned, maintained or funded by it (or its participation in any of the foregoing), or any obligations or right to make Purchases or Reinvestments or to provide funding or maintenance therefor (or its participation in any of the foregoing), or shall change the basis of taxation of payments to the Affected Party or other Indemnified Party of Total Investment or Yield owned by, owed to, funded or maintained in whole or in part by it (or its participation in any of the foregoing) or any other amounts due under this Agreement in respect of the Asset Interest owned, maintained or funded by it or its obligations or rights, if any, to make or participate in Purchases or Reinvestments or to provide funding therefor or the maintenance thereof;

ii.shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board or other Governmental Authority to be an affiliate) of any Affected Party, or credit extended by any Affected Party;

iii.shall impose any other condition affecting any Asset Interest owned, maintained or funded (or participated in) in whole or in part by any Affected Party, or its obligations or rights, if any, to make (or participate in) Purchases or Reinvestments or to provide (or to participate in) funding therefor or the maintenance thereof;

iv.shall increase the rate for, or changes the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) or similar Person assesses, deposit insurance premiums or similar charges which an Affected Party is obligated to pay; or

v.shall increase the amount of capital or liquidity maintained or required or requested or directed to be maintained by any Affected Party;

and the result of any of the foregoing is or would be, in each case, as determined by the applicable Purchaser Agent or the applicable Affected Party:

(A)    to increase the cost to (or impose a cost on) (1) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Liquidity Agreement, any Enhancement Agreement or any commitment (hereunder or under any Liquidity Agreement or any Enhancement Agreement) of such Affected Party with respect to any of the foregoing, or (2) any Purchaser Agent or Administrative Agent for continuing its relationship with any Purchaser;

(B)    to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement) with respect thereto; or

(C)    (i) to reduce the rate of return on the capital of such Affected Party as a consequence of its obligations hereunder, under any Liquidity Agreement or under any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement), including its funding or maintenance of any portion of the Asset Interest, or arising in connection herewith (or therewith) to a level below that which such Affected Party could otherwise have achieved hereunder or thereunder or (ii) to increase the liquidity required of such Affected Party as a consequence of its obligations hereunder or under any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement), including its funding or maintenance of any portion of the Asset Interest, or arising in connection herewith (or therewith) to a level greater than that which such Affected Party could otherwise have achieved hereunder or thereunder, then, subject to Section 4.2(d) below, on the Settlement Date (or during the Liquidation Period or after the occurrence of an Event of Default that has not been waived in accordance with the terms of this Agreement, within two (2) Business Days) following its receipt of notice from such Affected Party (or by the Administrative Agent or a Purchaser Agent on its behalf) in accordance with Section 4.2(c) below, Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction or liquidity increase; provided that such additional amount or amounts shall not be payable with respect to any Regulatory Change for any period in excess of 180 days prior to the date of demand by the Affected Party unless (1) the effect of such Regulatory Change was retroactive by its terms to a period prior to the date of such Regulatory Change, in which case any additional amount or amounts shall be payable for the retroactive period but only if the Affected Party provides its written demand not later than 180 days after such Regulatory Change; or (2) the Affected Party reasonably and in good faith did not believe such Regulatory Change resulted in such an additional or increased cost or charge or such a reduction during such prior period.

b.Each Affected Party (or the Administrative Agent or a Purchaser Agent on its behalf), shall use commercially reasonable efforts to notify Seller and Administrative Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided that no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

c.In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods that it, in its reasonable discretion, shall deem applicable. Any Affected Party (or the Administrative Agent or a Purchaser Agent on its behalf) when making a claim under this Section 4.2 shall submit to Seller and Administrative Agent a written statement of such increased cost or reduced return, which statement, in the absence of manifest error, shall be conclusive and binding upon Seller.

d.Except as set forth in clause (a) above, failure or delay on the part of any Affected Party (or Administrative Agent or a Purchaser Agent) to demand compensation pursuant to this Section 4.2 shall not constitute a waiver of such Affected Party’s (or the Administrative Agent’s or a Purchaser Agent’s on its behalf) right to demand such compensation.

SECTION 4.3        Funding Losses. If any Affected Party incurs any cost, loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party), at any time, as a result of (a) any optional or required settlement or repayment with respect to such Purchaser’s Tranche Investment of any Rate Tranche, howsoever funded, being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto, (b) any Purchase not being completed by Seller in accordance with its request therefor under Section 1.2, (c) the failure to exercise or complete (in accordance with Section 3.2(c)) any reduction in Total Investment elected to be made under Section 3.2(c), (d) any reduction in Total Investment elected under Section 3.2(c) exceeding the total amount of Rate Tranches, howsoever funded, with respect to which the last day of the related Yield Period is the date of such reduction or (e) any other mandatory or voluntary reduction in Total Investment, then, upon written notice from such Affected Party (or the Administrative Agent or a Purchaser Agent on its behalf) to Seller and Servicer, Seller shall pay to the applicable Purchaser Agent for the account of the applicable Affected Parties, on the next Settlement Date (or during the Liquidation Period, after the occurrence of an Event of Default that has not been waived in accordance with this Agreement, within two (2) Business Days from the receipt of such notice) the amount of such cost, loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding upon Seller. If an Affected Party incurs any cost, loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party), at any time, and is not entitled to reimbursement for such loss or expense in the manner set forth above, such Affected Party shall individually bear such loss or expense without recourse to, or payment from, any other Affected Party.

SECTION 4.4        Benchmark Replacement Setting.

a.Benchmark Replacement.

i.Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Required Purchasers.

ii.Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Purchasers and Seller a Term SOFR Notice. For the avoidance of doubt, the

Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

b.Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

c.Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Seller and the Purchasers of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 4.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.4.

d.Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementtation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR the LIBO Rate or LMIR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Yield Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Yield Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

e.Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, none of the Purchasers or Purchaser Agents shall allocate any Rate Tranches with respect to Purchases made during such period or reallocate any Rate Tranches allocated to any then existing Yield Period ending during such period, to an Yield Period with respect to which Yield is calculated by reference to the LIBO Rate or LMIR. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

f.London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (c) of this Section 4.4 shall be deemed satisfied.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.1        Closing Date. The parties hereto acknowledge that the Original Agreement became effective on the Closing Date.

SECTION 5.2        Effective Date. This Agreement shall become effective on the Effective Date, or such later date as all of the conditions in this Section 5.2 have been satisfied. The occurrence of the Effective Date is subject to the condition precedent that the Administrative Agent shall have received, on or before such date, the following, each (unless otherwise indicated) dated such date or another recent date reasonably acceptable to the Required Purchasers and in form and substance reasonably satisfactory to the Required Purchasers:

a.A copy of the resolutions or unanimous written consent, as applicable, of the board of directors or board of managers, as the case may be, of each of Seller, Originators, Servicer and Performance Guarantor required to authorize the execution, delivery and performance by it of each Transaction Document to be delivered by it hereunder and the transactions contemplated thereby, certified by its secretary or any other authorized person.

b.A certificate issued by the Secretary of State of the applicable state or organization as to the legal existence and good standing of Seller, Servicer, Originators and Performance Guarantor.

c.A certificate of the Secretary or Assistant Secretary of each of Seller, Servicer, Originators and Performance Guarantor certifying attached copies of the organizational documents of such Person and all documents evidencing necessary limited liability company or corporate action (as the case may be) to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Agreement and each of the other Transaction Documents and the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement or any of the other Transaction Documents, as applicable, and any other documents to be delivered by it hereunder or thereunder or in connection herewith or therewith.

d.A counterpart of each of this Agreement, the Fee Letter and the Effective Date Amendments, fully executed by the parties thereto.

e.Completed requests for information (UCC search results) dated within 30 days prior to the Effective Date, and a schedule thereof listing all effective financing statements filed in the appropriate states of formation or incorporation, as applicable, of each of CHS, CHS Capital and Seller that name CHS, CHS Capital and Seller as debtor, together with copies of all such financing statements filed against CHS, CHS Capital and Seller and acknowledgment copies of proper termination statements (Form UCC-3) necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by CHS, CHS Capital and Seller in the Pool Assets and the Related Assets.

f.Favorable opinions of legal counsel to Seller, each Originator, Servicer and Performance Guarantor, including legal opinions as to general organizational matters, enforceability, no conflicts with laws and agreements, security interest creation, attachment and perfection, the Volcker Rule and true sale and non-consolidation matters.

g.A copy of the Information Package as of the Effective Date.

h.A certificate of a Responsible Officer of each of Originators and Seller certifying that (i) no effective financing statement or other instrument similar in effect covering any Pool Asset or any other Seller Assets is on file in any recording office and (ii) none of the financing statements included in the UCC search results referenced in clause (e) above describe any Pool Asset or any other Seller Assets.

i.Such other agreements, instruments, certificates and documents as the Administrative Agent may reasonably request.

SECTION 5.3        Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment, the following statements shall be true (and Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, shall be deemed to have certified that):

a.each of the representations and warranties contained in Article VI, in the Sale Agreement and in each other Transaction Document that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of such day as though made on and as of such day (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period);

b.no event has occurred and is continuing or would result from such Purchase or Reinvestment, that constitutes an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event;

c.after giving effect to each proposed Purchase or Reinvestment, (i) with respect to any Purchaser Group, (x) such Purchaser Group’s Purchaser Group Committed Investment will not exceed such Purchaser Group’s Purchaser Group Commitment and (y) such Purchaser Group’s Purchaser Group Uncommitted Investment will not exceed such Purchaser Group’s Uncommitted Amount, (ii) the Total Committed Investment will not exceed the Purchasers’ Total Commitment, (iii) the Total Uncommitted Investment will not exceed the Purchasers’

Total Uncommitted Amount, and (iv) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base;

d.solely with respect to an Uncommitted Purchase, each Purchaser Group’s Purchaser Group Committed Investment is greater than or equal to each such Purchaser Group’s Purchaser Group Commitment; and

e.the Purchase Termination Date has not occurred.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1        Representations and Warranties of Seller. Seller represents and warrants, as of the Effective Date and as of each date on which a Purchase or Reinvestment is made, as follows:

a.Seller is a limited liability company duly formed and existing in good standing under the laws of the State of Delaware; has all necessary limited liability company power to carry on its present business; and has made all necessary filings in order to be licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Change with respect to Seller.

b.The execution, delivery and performance by Seller of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene, violate or breach (1) its organizational documents, (2) any Applicable Law, (3) any Contractual Obligation of or affecting Seller or any of its properties, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the other Transaction Documents.

c.Each Transaction Document to which Seller is a party has been duly executed and delivered by Seller.

d.No authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by Seller of each Transaction Document to which it is party or any other document to be delivered by it thereunder.

e.Each Transaction Document to which Seller is a party constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

f.There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting Seller or its properties before any

Governmental Authority which could reasonably be expected to result in a Material Adverse Change with respect to Seller.

g.Seller is Solvent and no Insolvency Event has occurred with respect to Seller.

h.Since the date of the Seller’s most recent audited financial statements, no Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to Seller.

i.No Change of Control has occurred.

j.All assets of Seller are free and clear of any Adverse Claim in favor of the Internal Revenue Service, any employee benefit plan, the PBGC or similar entity.

k.All information furnished by or on behalf of Seller to the Administrative Agent or any other Affected Party for purposes of or in connection with any Information Package, the Transaction Documents or any transaction contemplated thereby is, at the time the same is furnished, taken as a whole, true and accurate in all material respects and such information does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

l.Seller has not changed its name or the location of its jurisdiction of formation since the Formation Date.

m.Seller (i) is not required to register as an investment company under the Investment Company Act, without reliance of Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, and (ii) is not a “covered fund” under the Volcker Rule. In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Rule 3c-5(A) of the Investment Company Act.

n.No transaction contemplated by this Agreement or any other Transaction Document requires compliance by it with any bulk sales act or similar law.

o.Each Asset included in the Net Pool Balance as an Eligible Receivable or Eligible Loan, as applicable, on the date of any Purchase or Reinvestment or on the date of any Information Package was an Eligible Receivable or Eligible Loan, as applicable, on such date. Upon and after giving effect to any Purchase or Reinvestment to be made on such date, sufficient Eligible Receivables exist in the Receivables Pool and sufficient Eligible Loans exist in the Loan Pool such that (i) the Total Committed Investment will not exceed the Purchasers’ Total Commitment, (ii) the Total Uncommitted Investment will not exceed the Purchasers’ Total Uncommitted Amount, and (iii) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base.

p.Each sale of an Asset and the Related Assets to Seller under the Sale Agreement constitutes the absolute and irrevocable sale and transfer of all right, title and interest of such Originator in such Asset and Related Security to Seller and no further action, including any filing or recording of any document or any notice to, license from or approval from any Governmental Authority is necessary in order to establish the ownership interest of Seller effected by such sale or to permit Seller to service, enforce or otherwise collect such Asset from the related Account Debtor or Obligor.

q.The Administrative Agent has a first priority perfected security interest in the Seller Assets, free and clear of any Adverse Claim.

r.No event has occurred and is continuing and no condition exists, or would result from any Purchase or Reinvestment hereunder, that constitutes, individually or in the aggregate, an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event.

s.Seller is in compliance in all material respects with the Receivable Documentation relating to the Pool Receivables and the Loan Documents relating to the Pool Loans, and none of (i) the Pool Receivables or the Receivable Documentation related thereto or (ii) the Pool Loans or the Loan Documents related thereto are subject to any defense, dispute, Dilution or any offset, counterclaim or other defense, whether arising out of the transactions contemplated by this Agreement or any other Transaction Document or independently thereof.

t.No effective financing statement or other instrument similar in effect covering any Pool Asset or any other Seller Assets is on file in any recording office (except any financing statements or other instruments filed pursuant to this Agreement or any other Transaction Document), and, to the knowledge of Seller, no competing notice or notice inconsistent with the transactions contemplated in this Agreement or any other Transaction Document is in effect with respect to any Account Debtor or Obligor.

u.Seller has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges thereby shown to be owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.

v.Seller is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

w.The facts regarding Seller, each Originator, Servicer, Performance Guarantor, the Pool Assets, the Related Assets and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

x.No sale, contribution or assignment of Assets under the Sale Agreement constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

y.All Pool Assets (i) were originated by CHS or CHS Capital in the ordinary course of its business, (ii) were sold by CHS or CHS Capital to Seller for fair consideration and reasonably equivalent value and (iii) solely with respect to Pool Receivables, represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

z.Policies and procedures have been implemented and maintained by or on behalf of Seller that are designed to achieve compliance by Seller, Originators and each of their respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, giving due regard to the nature of such Person’s business and activities, and Seller, Originators, their respective Subsidiaries, Affiliates, officers, employees, and directors, and, to the knowledge of Seller, agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions in all material respects (other than as disclosed in Servicer’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). (i) None of Seller, Originators or any of their Subsidiaries, Affiliates, directors, officers, or employees, or, to the knowledge of Seller, agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, (ii) neither Seller, Originators nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country and (iii) neither Seller nor any Originator has violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions (other than as disclosed in CHS’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). No Purchase or Reinvestment or use of proceeds thereof by Seller or any of its Subsidiaries or Affiliates will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

aa.Seller does not have outstanding any security of any kind except membership interests issued to CHS in connection with its organization, and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to Seller, in each case, other than as will occur in accordance with the Transaction Documents.

bb.     The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System.

cc.     None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has contracted has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

dd.     Each of the Concentration Account and each Seller Collection Account constitutes a “deposit account” within the meaning of the applicable UCC. The Concentration Account and each Seller Collection Account are in the name of the Seller, and the Seller owns and has good and marketable title to the Concentration Account and each Seller Collection Account free and clear of any Adverse Claim. The Seller has delivered to the Administrative Agent a fully executed Seller Account Agreement relating to the Concentration Account and each Seller Collection Account, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Concentration Account or the Seller Collection Accounts, as applicable, without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Concentration Account and each Seller Collection Account.

ee.     Each of the Originator Collection Accounts and Originator Specified Accounts constitutes a “deposit account” within the meaning of the applicable UCC. Each of the Originator Collection Accounts and Originator Specified Accounts is in the name of an Originator, and such Originator owns and has good and marketable title to the such accounts free and clear of any Adverse Claim. The Originator has delivered to the Administrative Agent a fully executed Originator Account Agreement relating to the Originator Collection Accounts, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts.

ff.     Seller has complied in all material respects with the Credit and Collection Policy and has not, since the Effective Date, made any changes in the Credit and Collection Policy that would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Seller without the consent of the Required Purchasers.

gg.     Each remittance of Collections by or on behalf of Seller to Administrative Agent under this Agreement will have been (i) in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and (ii) made in the ordinary course of business or financial affairs of Seller.

hh.     Immediately prior to and as of the Effective Date, no event has occurred and is continuing and no condition exists, that constitutes, individually or in the aggregate, (i) an Event of Default, (ii) an Unmatured Event of Default, (iii) a Servicer Termination Event or (iv) an Unmatured Servicer Termination Event, in each case, as such capitalized terms in clauses (i) through (iv) are defined in the Original Agreement.

ii.     Immediately prior to and as of the Effective Date, each of the representations and warranties of the Seller contained in the Original Agreement that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period).

jj.     As of the Omnibus Amendment Effective Date, Seller has delivered to the Administrative Agent a Beneficial Ownership Certification and the information included in such Beneficial Ownership Certification is true and correct in all respects.

SECTION 6.2        Representations and Warranties of CHS. CHS, individually and as Servicer, represents and warrants, as of the Effective Date and as of each date on which a Purchase or Reinvestment is made, as follows:

a.CHS is a corporation duly formed and existing in good standing and whose by-laws provide that it shall be governed by the laws of the State of Minnesota; has all necessary corporate power to carry on its present business; and has made all necessary filings in order to be licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Change with respect to CHS.

b.The execution, delivery and performance by Servicer of each Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene, violate or breach (1) its by-laws or its other organizational documents, (2) any Applicable Law, (3) any Contractual Obligation of or affecting Servicer or any of its properties, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the other Transaction Documents.

c.Each Transaction Document to which Servicer is party has been duly executed and delivered by Servicer.

d.No authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by Servicer of each Transaction Document to which it is party or any other document to be delivered by it thereunder.

e.Each Transaction Document to which Servicer is a party constitutes a legal, valid and binding obligation of Servicer, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

f.There is no pending or, to its knowledge, threatened action, proceeding, investigation or injunction, writ or restraining order affecting Servicer or any of its Affiliates before any Governmental Authority which could reasonably be expected to result in a Material Adverse Change with respect to Servicer.

g.Servicer is Solvent and no Insolvency Event has occurred with respect to Servicer.

h.Since the date of the Servicer’s most recent audited financial statements, no Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to Servicer.

i.No Change of Control has occurred.

j.All information furnished by or on behalf of Servicer to the Administrative Agent or any other Affected Party for purposes of or in connection with any Information Package, the Transaction Documents or any transaction contemplated thereby is, at the time the same is furnished, taken as a whole, true and accurate in all material respects and such information does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

k.Servicer is not required to register as an investment company under the Investment Company Act.

l.No transaction contemplated by the Sale Agreement requires compliance by it with any bulk sales act or similar law.

m.Each Asset included in the Net Pool Balance as an Eligible Receivable or Eligible Loan, as applicable, on the date of any Purchase or Reinvestment or on the date of any Information Package was an Eligible Receivable or Eligible Loan, as applicable, on such date.

Upon and after giving effect to any Purchase or Reinvestment to be made on such date, sufficient Eligible Receivables exist in the Receivables Pool and sufficient Eligible Loans exist in the Loan Pool such that (i) the Total Committed Investment will not exceed the Purchasers’ Total Commitment, (ii) the Total Uncommitted Investment will not exceed the Purchasers’ Total Uncommitted Amount, and (ii) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base.

n.Since the Effective Date, there has been no material adverse change in the ability of Servicer to service, enforce or otherwise collect the Pool Assets and the Related Security.

o.No event has occurred and is continuing and no condition exists, or would result from any Purchase or Reinvestment hereunder, that constitutes, individually or in the aggregate, an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event.

p.Servicer is in compliance in all material respects with the Receivable Documentation relating to the Pool Receivables and the Loan Documents relating to the Pool Loans, and none of the (i) Pool Receivables or the Receivable Documentation related thereto and (ii) Pool Loans or the Loan Documents related thereto are subject to any defense, dispute, Dilution or any offset, counterclaim or other defense, whether arising out of the transactions contemplated by this Agreement or any other Transaction Document or independently thereof.

q.No effective financing statement or other instrument similar in effect covering any Pool Asset or any other Seller Assets is on file in any recording office (except any financing statements or other instruments filed pursuant to this Agreement or any other Transaction Document), and, to the knowledge of Servicer, no competing notice or notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to any Account Debtor or Obligor.

r.Servicer has filed all material tax returns and reports required by Applicable Law to have been filed by it and has paid all material taxes, assessments and governmental charges, to its knowledge, owing by it, other than any such taxes, assessments or charges that are not yet delinquent or are being contested in good faith by appropriate proceedings.

s.The facts regarding Seller, each Originator, Servicer, Performance Guarantor, the Pool Assets, the Related Assets and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

t.Policies and procedures have been implemented and maintained by or on behalf of CHS that are designed to achieve compliance by CHS and each of its respective Subsidiaries, Affiliates, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions, giving due regard to the nature of such Person’s business and activities, and CHS, its respective Subsidiaries, Affiliates, officers, employees and directors, and, to the knowledge of CHS, agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions in all material respects (other than as disclosed in CHS’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). (i) None of CHS or any of its Subsidiaries, Affiliates, directors, officers or employees, or, to the knowledge of CHS, agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, (ii) neither CHS nor any of its Subsidiaries is organized or resident in a Sanctioned Country and (iii) CHS has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws, or of any Sanctions (other than as disclosed in CHS’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, none of which could reasonably be expected to have a material impact on CHS and its Subsidiaries taken as a whole or any Purchaser). No Purchase or Reinvestment or use of proceeds thereof by CHS or any of its Subsidiaries or Affiliates will be used in any manner that will violate Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.

u.None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

v.Each of the Concentration Account and each Seller Collection Account constitutes a “deposit account” within the meaning of the applicable UCC. The Concentration Account and each Seller Collection Account are in the name of the Seller, and the Seller owns and has good and marketable title to the Concentration Account and each Seller Collection Account free and clear of any Adverse Claim. The Seller has delivered to the Administrative Agent a fully executed Seller Account Agreement relating to the Concentration Account and each Seller Collection Account, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Concentration Account or the Seller Collection Accounts, as applicable, without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Concentration Account and each Seller Collection Account.

w.Each of the Originator Collection Accounts and Originator Specified Accounts constitutes a “deposit account” within the meaning of the applicable UCC. Each of the Originator Collection Accounts and Originator Specified Accounts is in the name of an Originator, and such Originator owns and has good and marketable title to such accounts free and clear of any Adverse Claim. The Originator has delivered to the Administrative Agent a fully executed Originator Account Agreement relating to the Originator Collection Accounts, pursuant to which the applicable Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by the Seller, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over the Originator Collection Accounts.

x.Servicer has complied in all material respects with the Credit and Collection Policy and has not, since the Effective Date, made any changes in the Credit and Collection Policy that would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Servicer without the consent of the Required Purchasers.

y.Immediately prior to and as of the Effective Date, no event has occurred and is continuing and no condition exists, that constitutes, individually or in the aggregate, (i) an

Event of Default, (ii) an Unmatured Event of Default, (iii) a Servicer Termination Event or (iv) an Unmatured Servicer Termination Event, in each case, as such capitalized terms in clauses (i) through (iv) are defined in the Original Agreement.

z.Immediately prior to and as of the Effective Date, each of the representations and warranties of CHS contained in the Original Agreement that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period).

ARTICLE VII

GENERAL COVENANTS OF SELLER AND SERVICER

SECTION 7.1        Covenants of Seller. From the Effective Date until the Final Payout Date:

a.Existence. Seller will preserve, renew and maintain in full force and effect its limited liability company existence and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, privileges, permits and licenses necessary in the normal conduct of its business. Seller will at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization. Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Assets (unless then held by the Custodian) at the address set forth in Schedule 13.2 or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent or any Purchaser Agent or otherwise necessary to protect, perfect and maintain the Administrative Agent’s ownership and security interest in the Pool Assets and the other Seller Assets have been taken and completed.

b.Compliance with Laws. Seller will comply in all material respects with all Applicable Laws with respect to it, the Pool Receivables and the Receivable Documentation and the Pool Loans and the Loan Documents.

c.Books and Records. Seller will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Assets have been pledged to the Administrative Agent. Seller will maintain such books and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it. Other than Custodian File held by Custodian in accordance with the Custodian Agreement, Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing (i) Receivables and related Receivable Documentation and (ii) Loans and related Loan Documents in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for collecting all Pool Assets (including records adequate to permit the daily identification of each Asset and all collections of and adjustments to each existing Asset).

d.Sales, Liens and Debt. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Pool Assets or any other Seller Assets or upon or with respect to any account or lockbox to which Collections are required to be sent, or assign any right to receive income in respect thereof, in each case, except the dispositions to the Administrative Agent contemplated hereunder and the Adverse Claims in favor of the Administrative Agent created hereunder.

e.Extension or Amendment of Assets. Seller will not (i) extend, or otherwise amend or modify the payment terms under any Pool Asset or (ii) otherwise waive or permit or agree to any deviation from the terms or conditions of any Pool Asset. Seller will not take, or cause to be taken, any action that reduces the amount payable of any Pool Asset or materially impairs the full and timely collection thereof.

f.Audits and Visits. Seller will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with this Agreement), during regular business hours, permit the Administrative Agent and each Purchaser Agent and representatives thereof at Seller’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Pool Assets and the other Seller Assets, including the Receivable Documentation and Loan Documents, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to Pool Assets or its performance hereunder or under the related Receivable Documentation and Loan Documents with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by the Administrative Agent or any such Purchaser Agent; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with this Agreement, Seller shall be required to reimburse the Administrative Agent and the Purchaser Agents for the costs and expenses related to (x) only one such audit or visitation during any calendar year, (y) any audit following a material change in the systems of Seller or Servicer that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).

g.Reporting Requirements. Seller will provide to the Administrative Agent the following:

i.as soon as available and in any event within ninety (90) days after the end of each annual accounting period of CHS, a copy of the balance sheet of Seller as of the last day of the period then ended and the statements of income and cash flows of Seller for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by a statement of Seller (with, if necessary, qualifications related to changes in GAAP), to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the financial condition of Seller as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended; provided that each annual financial statement required pursuant to this clause (i) shall be accompanied by the related Compliance Certificate (as defined in the CHS Credit Agreement) delivered pursuant to Subsection 11.2.1 of the CHS Credit Agreement;

ii.at least 30 days prior to any change in Seller’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction, as applicable, and the proposed effective date thereof;

iii.such data, reports and information relating to the Pool Assets and the other Seller Assets reasonably requested by the Administrative Agent or any Purchaser Agent from time to time;

iv.promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of any Adverse Claim or dispute asserted or claim made against a Pool Asset or any other Seller Assets;

v.promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the failure of any representation or warranty made or deemed to be made by Seller under this Agreement or any other Transaction Document to be true and correct in any material respect when made;

vi.promptly (and in no event later than three (3) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the occurrence of any Event of Default, Unmatured Event of Default, Servicer Termination Event or Unmatured Servicer Termination Event and the action that Seller proposes to take with respect thereto;

vii.at least fifteen (15) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy after giving effect to such change or amendment and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to adversely affect the value, validity, enforceability or collectability of, or increase the days to pay or Dilution with respect to, any Pool Asset or decrease the credit quality of any newly created Asset, requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) Seller making any change or changes in the character of its business, written notice indicating such change and requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed);

viii.promptly (and in no event later than five (5) Business Days) following receipt thereof, a copy of all periodic statements regarding the Seller Collection Accounts from the applicable Account Banks; and

ix.as soon as possible and in any event within three (3) Business Days after knowledge or notice of the occurrence thereof, written notice of any matter that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to Seller.

h.Further Assurances. Seller will, at its expense, promptly execute, deliver and file all further instruments and documents (including UCC-3 financing statement amendments and continuation statements) necessary or desirable, and take all further action that the Administrative Agent or any Purchaser Agent may reasonably request, from time to time, in order to perfect, protect or more fully evidence the Administrative Agent’s first priority perfected security interest in the Pool Assets and the other Seller Assets, or to enable the Administrative Agent to exercise or enforce the rights of the Administrative Agent or any other Affected Party hereunder or under or in connection with the Pool Assets and the other Seller Assets. In connection with any change in its name or jurisdiction of organization, Seller will, at its expense, cause to be delivered to the Administrative Agent (i) one or more opinions of counsel to Seller, in form and substance reasonably acceptable to the Administrative Agent, as to such corporate and UCC perfection matters as the Administrative Agent may request at such time and (ii) one or more certificates of a Responsible Officer of Seller, in form and substance reasonably acceptable to the Administrative Agent, with respect to the review of UCC search results.

i.Taxes. Seller will pay any and all taxes relating to the transactions contemplated under this Agreement, including the sale, transfer and assignment of each Pool Asset and the other Seller Assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Seller.

j.Perform Terms. Seller will duly perform and comply in all material respects with all terms under the Receivable Documentation and Loan Documents and promptly inform the Administrative Agent and each Purchaser Agent of any breach or default by Seller or any Account Debtor or Obligor of any of the terms thereof.

k.Not Adversely Affect the Administrative Agent’s Rights. Seller will refrain from any act or omission which, individually or in the aggregate, could reasonably be expected to prejudice, diminish or limit, in each case in any material respect, the Administrative Agent’s or any other Affected Party’s rights under or with respect to any of the Pool Assets, any other Seller Assets or this Agreement, except to the extent such act or omission is expressly permitted under this Agreement, any other Transaction Document.

l.Compliance with Credit and Collection Policy. Seller will comply with the Credit and Collection Policy in all material respects in connection with the enforcement and collection of Pool Assets and the other Seller Assets.

m.Anti-Corruption Laws and Sanctions. Seller shall ensure that policies and procedures are maintained and enforced by or on behalf of Seller to promote and achieve compliance by the Seller, Originators and each of their Subsidiaries, Affiliates, and their respective directors, officers, employees and agents, with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Seller shall not use or permit its Subsidiaries, Affiliates, or its or their respective directors, officers, employees or agents to use, the proceeds of any Purchase or Reinvestment (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. Neither the Seller nor any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of the Seller or any of its Subsidiaries in any capacity in connection with or directly benefitting from this Agreement will engage in, or will conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

n.No Change in Business, Credit and Collection Policy or Organizational Documents. Seller shall not (i) make any change in (A) the character of its business without the prior written consent of the Required Purchasers or (B) the Credit and Collection Policy, which change would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Seller without the prior written consent of the Required Purchasers, or (ii) amend or otherwise modify its limited liability company agreement or certificate of formation, in either case, without the prior written consent of the Required Purchasers.

o.Mergers, Acquisitions, Sales, etc. Seller shall not (i) change its jurisdiction of organization, or make any other change such that any financing statement filed in connection with the Transaction Documents would become seriously misleading or would otherwise be rendered ineffective, (ii) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, (iii) sell, transfer, convey, contribute or lease all or any substantial part of its assets, or sell or assign with or without recourse any Assets or any interest therein to any Person (other than pursuant hereto and to any Transaction Document) or (iv) have any Subsidiaries or make any investments in any other Person.

p.Debt and Business Activity. Except for Seller’s obligation to pay the “Payoff Amount” as defined in the Payoff Letter and any contingent indemnification obligations arising under the Payoff Letter that are not then due and payable, Seller shall not incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation, purchase any asset (or make any investment by share purchase, loan or otherwise) or engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur pursuant to the Transaction Documents.

q.Payment of Obligations. The Seller shall duly and punctually pay Deemed Collections, Repurchase Payments, Yield, fees and all other amounts payable by the Seller hereunder in accordance with the terms of this Agreement.

r.Collection Accounts; Lockbox; Originator Specified Accounts. The Seller shall (i) direct (x) each Account Debtor to pay all amounts owing under the Pool Receivables only to a Lockbox, a Collection Account, an Originator Specified Account or the Concentration Account and (y) each Obligor to pay all amounts owing under the Pool Loans only to a Seller Collection Account or the Concentration Account, (ii) not to change such payment instructions while any Pool Assets remain outstanding, (iii) take any and all other reasonable actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets will be deposited in accordance with clause (i), (iv) hold in trust and cause the Servicer to hold in trust as the Affected Parties’ exclusive property and safeguard for the benefit of the Affected Parties all Collections and other amounts remitted or paid to the Seller or the Servicer (or any of their respective Affiliates) in respect of Pool Assets for prompt deposit into the Concentration Account in the manner set forth below, (v) cause the Servicer to deposit in a Collection Account all Collections remitted to an Originator Specified Account within two (2) days following receipt thereof and (vi) cause the Servicer to endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. The Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Seller Collection Account any amounts other than Collections or proceeds thereof. The Seller shall not terminate or permit the termination of any Collection Account, Originator Specified Account or Lockbox or any Account Agreement without the prior written consent of the Required Purchasers.

s.Concentration Account. The Seller shall deposit or cause to be deposited in the Concentration Account all Available Collections and other amounts received by Seller, Servicer or an Originator (or any of their respective Affiliates) or deposited in a Lockbox, an Originator Specified Account or a Collection Account, in each case, with respect to Pool

Assets or any other Seller Assets (whether such amounts were received by Seller directly or otherwise) without adjustment, setoff or deduction of any kind or nature no later than the Business Day preceding the Settlement Date immediately succeeding receipt thereof; provided that, so long as no Unmatured Event of Default or Event of Default exists, the Seller shall not be required to deposit Collections on the Business Day preceding the next Settlement Date in excess of the aggregate amount the Seller is required to pay on such Settlement Date in accordance with Section 3.1(d). The Seller shall take any and all other actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets and the other Seller Assets will be deposited in the Concentration Account in a timely manner pursuant to the terms of this Agreement. The Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Concentration Account any amounts other than Collections or proceeds thereof. The Seller shall not terminate or permit the termination of the Concentration Account without the prior written consent of the Required Purchasers.

t.Misdirected Payments. If the Seller receives a misdirected payment of a Pool Asset from any Account Debtor or Obligor, the Seller shall remit such funds to a Collection Account no later than two (2) Business Days following receipt thereof. Until remitted to a Collection Account, the Seller shall hold such funds in trust as the Affected Parties’ exclusive property and safeguard such funds for the benefit of the Affected Parties.

u.Restricted Payments. Seller shall not declare or pay any dividend or distributions or, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, its membership interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in its obligations; provided, however, that so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, Seller may make, or cause to be made, distributions only out of the funds released to the Seller in accordance with Section 3.1.

v.Tax Status. Seller shall not take or cause any action to be taken that could result in it being treated as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

w.Right and Title. Seller shall hold all right, title and interest in each Pool Asset, except to the extent that any such right, title or interest has been transferred or granted to Administrative Agent (on behalf of Purchasers).

x.Transaction Documents. Without limiting any of Seller’s covenants or agreements set forth herein or in any other Transaction Document, Seller shall comply with each and every of its covenants and agreements under each Transaction Document to which it is a party in any capacity and its certificate of formation and limited liability company agreement.

y.Enforcement of Sale Agreement. On its own behalf and on behalf of Purchasers, Purchaser Agents and Administrative Agent, Seller shall (x) promptly enforce all covenants and obligations of each Originator contained in the Sale Agreement and (y) deliver to Administrative Agent and each Purchaser Agent all consents, approvals, directions, notices and waivers and take other actions under the Sale Agreement as may be reasonably directed by the Required Purchasers.

z.Use of Funds. Seller shall not use any funds obtained under this Agreement in any manner that conflicts with or contravenes any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System.

aa.Delivery of Custodian File and Obligor Notes.

i.not later than thirty (30) days following the date on which the Seller acquires an interest in any Pool Loan pursuant to the Sale Agreement, the Seller shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to such Pool Loan, and shall cause the related Obligor Note to be (i) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (ii) delivered to the Custodian.

ii.not later than thirty (30) days following any amendment or modification to any Loan Document, the Seller shall deliver or cause to be delivered such Loan Document to the Custodian.

bb. Beneficial Ownership Certification. Promptly following any change in the information included in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners or control party identified in such Beneficial Ownership Certification, or a change in the address of any beneficial owners or control party, Seller shall execute and deliver to the Administrative Agent an updated Beneficial Ownership Certification.

SECTION 7.2        Covenants of CHS. From the Effective Date until the Final Payout Date:

a.Existence. Servicer will preserve, renew and maintain in full force and effect its corporate existence and good standing under the laws of the jurisdiction of its organization and take all reasonable action to maintain all rights, privileges, permits and licenses necessary in the normal conduct of its business. Servicer will keep the office where it keeps its records concerning the Pool Assets (unless then held by the Custodian) at the address set forth in Schedule 13.2 or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent or any Purchaser Agent or otherwise necessary to protect, perfect and maintain the Administrative Agent’s security interest in the Pool Assets and the other Seller Assets have been taken and completed.

b.Compliance with Laws. Servicer will comply in all material respects with all Applicable Laws with respect to it, the Pool Receivables and the Receivable Documentation and the Pool Loans and the Loan Documents and the servicing and collection thereof.

c.Books and Records. Servicer will keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Assets have been pledged to the Administrative Agent. Servicer will maintain such books and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it. Other than Records held by Custodian in accordance with the Custodian Agreement, Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Receivable Documentation and Loans and related Loan Documents in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for collecting all Pool Assets

(including records adequate to permit the daily identification of each Asset and all collections of and adjustments to each existing Asset).

d.Extension or Amendment of Assets. Servicer will not (i) extend, or otherwise amend or modify, the principal payment terms under any Pool Asset, unless approved in writing in advance by the Required Purchasers, or (ii) otherwise waive or permit or agree to any deviation from the terms or conditions of any Pool Asset, except in the case of clause (ii), in accordance with the Credit and Collection Policy. Servicer will not take, or cause to be taken, any action that reduces the amount payable of any Pool Asset or materially impairs the full and timely collection thereof unless (i) approved in writing in advance by the Required Purchasers or (ii) such reduction in the amount of such Pool Asset is paid to the Administrative Agent by the Servicer as a Deemed Collection in accordance with Section 3.2(a).

e.Audits and Visits. Servicer will, upon reasonable advance notice of not less than five (5) Business Days (or at any time following the occurrence of an Event of Default that has not been waived in accordance with this Agreement), during regular business hours, permit the Administrative Agent and each Purchaser Agent and representatives thereof, at Servicer’s expense, (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Pool Assets and the other Seller Assets, including the Receivable Documentation and Loan Documents, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and, subject to the foregoing, to discuss matters relating to Pool Assets or its performance hereunder or under the related Receivable Documentation and Loan Documents with any of its officers having knowledge of such matters, in each case, at such reasonable times and as often as may reasonably be desired by the Administrative Agent or any such Purchaser Agent; provided, however, that unless an Event of Default has occurred that has not been waived in accordance with this Agreement, Servicer shall be required to reimburse the Administrative Agent and the Purchaser Agent for the costs and expenses related to (x) only one such audit or visitation during any calendar year, (y) any audit following a material change in the systems of Seller or Servicer that occurs after any audit specified in clause (x) or (z) any follow-up audit that is required as a result of any audit specified in clauses (x) or (y).

f.Reporting Requirements. Servicer will provide to the Administrative Agent the following:

i.as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly accounting periods of CHS, a copy of the consolidated balance sheet of CHS and its Subsidiaries as of the last day of such period and the consolidated statement of income of CHS and its Subsidiaries for the fiscal quarter and for the fiscal year‑to‑date period then ended, prepared by CHS in accordance with GAAP and certified to by a Responsible Officer; provided that delivery within the time period specified above of copies of CHS’s quarterly reports on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.2(f)(i); provided, further, that, each quarterly financial statement or Form 10-Q required pursuant to this clause (i) shall be accompanied by the related Compliance Certificate (as defined in the CHS Credit Agreement) delivered pursuant to Subsection 11.2.2 of the CHS Credit Agreement;

ii.as soon as available and in any event within ninety (90) days after the end of each annual accounting period of CHS, a copy of the consolidated balance sheet of CHS and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income and cash flows of CHS and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by a statement of CHS (with, if necessary, qualifications related to changes in GAAP), to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of CHS and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended; provided that delivery within the time period specified above of copies of CHS’s annual report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.2(f)(ii); provided, further, that, each annual financial statement or Form 10-K required pursuant to this clause (ii) shall be accompanied by the related Compliance Certificate (as defined in the CHS Credit Agreement) delivered pursuant to Subsection 11.2.1 of the CHS Credit Agreement;

iii.at least 30 days prior to any change in Servicer’s name or jurisdiction of organization, a notice setting forth the new name or jurisdiction, as applicable, and the proposed effective date thereof;

iv.such data, reports and information relating to the Pool Assets and the other Seller Assets reasonably requested by the Administrative Agent or any Purchaser Agent from time to time;

v.promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of any Adverse Claim or dispute asserted or claim made against a Pool Asset or any other Seller Assets;

vi.promptly (and in no event later than five (5) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the failure of any representation or warranty made or deemed to be made by Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made;

vii.promptly (and in no event later than three (3) Business Days) following knowledge or notice thereof, written notice in reasonable detail of the occurrence of any Event of Default, Unmatured Event of Default, Servicer Termination Event or Unmatured Servicer Termination Event and the action that the Servicer proposes to take with respect thereto;

viii.at least fifteen (15) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy after giving effect to such change or amendment and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to adversely affect the value, validity, enforceability or collectability of, or increase the days to pay or Dilution with respect to, any Pool Asset or decrease the credit quality of any newly created Asset, requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) Servicer making any material change or changes in the character of its business, written notice indicating such change and requesting the consent of the Required Purchasers thereto (which consent shall not be unreasonably withheld conditioned or delayed);

ix.promptly (and in no event later than five (5) Business Days) following receipt thereof, a copy of all periodic statements regarding the Originator Collection Accounts from the applicable Account Banks; and

x.as soon as possible and in any event within three (3) Business Days after knowledge or notice of the occurrence thereof, written notice of any matter that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to Servicer.

g.Perform Terms. Servicer will duly perform and comply in all material respects with all terms under the Receivable Documentation and Loan Documents and promptly inform the Administrative Agent and each Purchaser Agent of any breach or default by Servicer or any Account Debtor or Obligor of any of the terms thereof.

h.Not Adversely Affect the Administrative Agent’s Rights. Servicer will refrain from any act or omission which, individually or in the aggregate, could reasonably be expected to prejudice, diminish or limit, in each case in any material respect, the Administrative Agent’s or any other Affected Party’s rights under or with respect to any of the Pool Assets, any other Seller Assets or this Agreement, except to the extent such act or omission is expressly permitted under this Agreement or any other Transaction Document.

i.Compliance with Credit and Collection Policy. Servicer will comply with the Credit and Collection Policy in all material respects in connection with the enforcement and collection of Pool Assets and Related Security.

j.Anti-Corruption Laws and Sanctions. Servicer shall ensure that policies and procedures are maintained and enforced by or on behalf of Servicer to promote and achieve compliance by Servicer and each of its Subsidiaries, Affiliates, and their respective directors, officers, employees and agents, with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Servicer shall not use or permit its Subsidiaries, Affiliates, or its or their respective directors, officers, employees or agents to use, the proceeds of any Purchase or Reinvestment (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions. Neither Servicer nor any of its Subsidiaries, Affiliates or any director, officer, employee, agent or other Person acting on behalf of Servicer or any of its Subsidiaries in any capacity in connection with or directly benefitting from this Agreement will engage in, or will conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions.

k.No Change in Business or Credit and Collection Policy or Organizational Documents. Servicer shall not make any change in (A) the character of its business without the prior written consent of the Required Purchasers or (B) the Credit and Collection Policy, which change would impair in any material respect the collectability, value, validity or enforceability of, or increase the days to pay or Dilution with respect to, any Pool Asset or otherwise have a Material Adverse Change with respect to Seller without the prior written consent of the Required Purchasers.

l.Collection Accounts; Lockbox; Originator Specified Accounts. The Servicer shall (i) direct (x) each Account Debtor to pay all amounts owing under the Pool Receivables only to a Lockbox, a Collection Account, an Originator Specified Account or the Concentration Account and (y) each Obligor to pay all amounts owing under the Pool Loans only to a Seller Collection Account or the Concentration Account, (ii) not to change such payment instructions while any Pool Assets remain outstanding, (iii) take any and all other reasonable actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets will be deposited in accordance with clause (i), (iv) hold in trust as the Affected Parties’ exclusive property and safeguard for the benefit of the Affected Parties all Collections and other amounts remitted or paid to the Seller or the Servicer (or any of their respective Affiliates) in respect of Pool Assets for prompt deposit into the Concentration Account in the manner set forth below, (v) deposit in a Collection Account all Collections remitted to an Originator Specified Account within two (2) days following receipt thereof and (vi) endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in a Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to a Lockbox, a Collection Account or an Originator Specified Account any amounts other than Collections or proceeds thereof; provided that the Servicer may permit collections and proceeds of accounts receivable described in clauses (a) – (d) of the definition of Receivable that arise under the Originators’ energy and crop nutrient business and do not constitute Collections to be deposited into an Originator Collection Account or an Originator Specified Account so long as such amounts are (x) not subject to any Adverse Claim and (y) such amounts are removed from such Originator Collection Account or Originator Specified Account within two (2) Business Days of receipt; provided, further, that, at any time an Event of Termination exists, the Servicer shall, upon its receipt of a written instruction from the Administrative Agent, direct each obligor of an accounts receivable described in the immediately preceding proviso to make all payments related to such accounts receivables to an account other than an Originator Collection Account or an Originator Specified Account. The Servicer shall not terminate or permit the termination of any Collection Account, Originator Specified Account or Lockbox or any Account Agreement without the prior written consent of the Required Purchasers.

m.Concentration Account. The Servicer shall deposit or cause to be deposited in the Concentration Account all Available Collections and other amounts received by Seller, Servicer or Originator (or any of their respective Affiliates) or deposited in a Lockbox, an Originator Specified Account or a Collection Account, in each case, with respect to Pool Assets or any other Seller Assets (whether such amounts were received by Seller directly or otherwise) without adjustment, setoff or deduction of any kind or nature no later than the Business Day preceding the Settlement Date immediately succeeding receipt thereof; provided that, so long as no Unmatured Event of Default or Event of Default exists, the Seller shall not be required to deposit Collections on the Business Day preceding the next Settlement Date in excess of the aggregate amount the Seller is required to pay on such Settlement Date in accordance with Section 3.1(d). The Servicer shall take any and all other actions, including actions reasonably requested by the Administrative Agent, to ensure that all amounts owing under the Pool Assets and the other Seller Assets will be deposited in the Concentration Account in a timely manner pursuant to the terms of this Agreement. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Concentration Account any amounts other than Collections or proceeds thereof. The Servicer shall not terminate or permit the termination of the Concentration Account without the prior written consent of the Required Purchasers.

n.Misdirected Payments. If the Servicer receives a misdirected payment of a Pool Asset from any Account Debtor or Obligor, the Servicer shall remit such funds to a Collection Account no later than two (2) Business Days following receipt thereof. Until remitted to a Collection Account, the Servicer shall hold such funds in trust as the Affected Parties’ exclusive property and safeguard such funds for the benefit of the Affected Parties.

o.Tax Status. Servicer shall not take or cause any action to be taken that could result in Seller being treated as other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3.

p.Transaction Documents. Without limiting any of Servicer’s covenants or agreements set forth herein or in any other Transaction Document, so long as Servicer is an Originator or Performance Guarantor, Servicer shall comply with each and every of its covenants and agreements as an Originator or Performance Guarantor, as applicable, under each Transaction Document to which it is a party in any capacity.

q.Delivery of Custodian File and Obligor Notes.

i.not later than thirty (30) days following the date on which the Seller acquires an interest in any Pool Loan pursuant to the Sale Agreement, the Servicer shall deliver or cause to be delivered directly to the Custodian for the benefit of the Affected Parties the Custodian File relating to such Pool Loan, and shall cause the related Obligor Note to be (i) duly indorsed in blank with note transfer powers in the form set forth in the Custodian Agreement and (ii) delivered to the Custodian.

ii.not later than thirty (30) days following any amendment or modification to any Loan Document, the Servicer shall deliver or cause to be delivered such Loan Document to the Custodian.

SECTION 7.3        Full Recourse. Notwithstanding any limitation on recourse contained herein or in any other Transaction Document: (i) Seller has the obligation to pay all Yield and other amounts due under Sections 3.1(c) and 3.4 or under Articles IV or XII (which obligation shall be full recourse general obligations of Seller), and (ii) all obligations of CHS so specified hereunder shall be full recourse general obligations of CHS.

SECTION 7.4        Corporate Separateness; Related Matters and Covenants. Each of Seller and Servicer covenant, until the Final Payout Date, as follows:

a.Seller and Servicer shall assure that Seller, Servicer, CHS, Performance Guarantor and Originators (and each of their respective Affiliates) shall observe the applicable legal requirements for the recognition of Seller as a legal entity separate and apart from each of Originators, CHS, Servicer, Performance Guarantor and any of their respective Affiliates other than Seller, and comply with its organizational documents and assuring that each of the following is complied with:

i.Seller shall maintain (or cause to be maintained) separate company records and books of account (each of which shall be sufficiently full and complete to permit a determination of Seller’s assets and liabilities and, in the case of such records and books of account, to permit a determination of the obligees thereon and the time for performance of each of Seller’s obligations) from those of Originators, CHS, Servicer, Performance Guarantor and their respective Affiliates (other than Seller);

ii.except as otherwise permitted by this Agreement, Seller shall not commingle any of its assets or funds with those of Originators, CHS, Servicer, Performance Guarantor or any of their respective Affiliates (other than Seller);

iii.at least one member of Seller’s Board of Managers shall be an Independent Manager and the limited liability company agreement of Seller shall provide: (i) for the same definition of “Independent Manager” as used herein, (ii) that Seller’s Board of Managers shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Seller unless the Independent Manager shall approve the taking of such action in writing before the taking of such action and (iii) that the provisions required by clauses (i) and (ii) of this sentence cannot be amended except in accordance with this Agreement and without the prior written consent of the Independent Manager and the Required Purchasers;

iv.the members and Board of Managers of Seller shall hold all regular and special meetings appropriate to authorize Seller’s actions. The members and managers of Seller may act from time to time by unanimous written consent or through one or more committees in accordance with Seller’s certificate of formation and its limited liability company agreement. Seller shall not take any Material Actions (as defined in its limited liability company agreement) without the consent of all its managers, including its Independent Manager. Appropriate minutes of all meetings of Seller’s members and managers (and committees thereof) shall be kept by Seller;

v.Seller shall compensate its Independent Manager in accordance with Seller’s limited liability company agreement;

vi.decisions with respect to Seller’s business and daily operations shall be independently made by Seller and shall not be dictated by Originators, CHS, Servicer or any of their respective Affiliates (except by CHS Capital as a member and/or manager of Seller in accordance with Seller’s limited liability company agreement); provided that Servicer shall administer, service and collect the Pool Assets as contemplated by the Transaction Documents;

vii.no transactions shall be entered between Seller, on the one hand and any Originator, Servicer, CHS, Performance Guarantor or any Affiliate of any of them (other than Seller), on the other hand (other than as contemplated hereby and in the other Transaction Documents);

viii.Seller shall act solely in its own name and through its own authorized managers, members, directors, officers and agents, except that, as a general matter, the Account Debtors and Obligors will not be informed in the first instance that Servicer is acting on behalf of Seller, that such Originator sold Assets to Seller or that Seller sold Assets to the Administrative Agent;

ix.None of Originators, Servicer or any Affiliates of CHS shall be appointed as an agent of Seller, except in the capacity of servicer or subservicer hereunder;

x.none of Servicer, Originators, CHS, Performance Guarantor or any of their respective Affiliates shall advance funds or credit to Seller; and none of Servicer, Originators, CHS or any Affiliate of Servicer, Originators, Performance Guarantor or

CHS will otherwise supply funds or credit to, or guarantee any obligation of, Seller except as expressly contemplated by the Transaction Documents;

xi.Seller shall maintain a separate space which shall be physically separate from space occupied by Originators, Servicer, Performance Guarantor or any Affiliate of any Originator, Performance Guarantor or Servicer (but may be in a separate space occupied solely by Seller at the offices of CHS or any Affiliate of CHS) and shall be clearly identified as Seller’s space so it can be identified by outsiders;

xii.other than as permitted by the Transaction Documents, Seller shall not guarantee, or otherwise become liable with respect to, any obligation of CHS, Originators, Servicer, Performance Guarantor or any Affiliate thereof (other than Seller);

xiii.Seller shall at all times hold itself out to the public under Seller’s own name as a legal entity separate and distinct from its equity holders, members, managers, CHS, Originators, Servicer, Performance Guarantor and each of their respective Affiliates (other than Seller) (the foregoing to include Seller not using the letterhead or telephone number of any such Person);

xiv.CHS shall prepare its financial statements in compliance with GAAP consistently applied;

xv.if any of Seller, CHS, Servicer, Performance Guarantor or Originators shall provide any information with respect to the Pool Assets to any creditor of Seller, CHS, Servicer, Performance Guarantor or such Originator, Seller or Servicer, as the case may be, shall also provide (or cause such Originator to provide) to such creditor a notice indicating that the Collections relating to such Pool Assets are held in trust for the Affected Parties;

xvi.to the extent required by GAAP, CHS’s financial statements shall disclose the separateness of Seller and that the Pool Assets that are owned by Seller are not available to creditors of CHS or its Affiliates other than Seller;

xvii.any allocations of direct, indirect or overhead expenses for items shared between Seller and Originators, Servicer, CHS, Performance Guarantor or any of their respective Affiliates shall be made among Seller and Originators, Servicer, CHS, Performance Guarantor or any of their respective Affiliates to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered;

xviii.Seller shall not be named, directly or indirectly, as a contingent beneficiary or loss payee on any insurance policy covering the Servicer, Originators, CHS, Performance Guarantor or any Affiliate of any of them (other than Seller) other than insurance policies entered into in the ordinary course of business covering other Affiliates of any of the foregoing;

xix.Seller shall maintain adequate capital in light of its contemplated business operations;

xx.Seller shall generally maintain an arm’s-length relationship with Originators, Servicer, CHS, Performance Guarantor and their respective Affiliates and each transaction entered into with Seller shall be undertaken in good faith for a bona fide business purpose; and

xxi.the Independent Manager shall not at any time serve as a trustee in bankruptcy for Seller, CHS, Originators, Performance Guarantor, Servicer or any of their respective Affiliates.

b.Seller and Servicer agree that:

i.Seller shall not (A) issue any security of any kind except certificates evidencing membership interests issued to CHS Capital in connection with its formation, or (B) incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or obligation other than as expressly permitted by the Transaction Documents.

ii.Seller shall not sell, pledge or dispose of any of its assets, except as permitted by, or as provided in, the Transaction Documents.

iii.Seller shall not purchase any asset (or make any investment, by share purchase, loan or otherwise) except as permitted by, or as provided in, the Transaction Documents.

iv.Seller shall not engage in any activity (whether or not pursued for gain or other pecuniary advantage) other than as permitted by the Transaction Documents.

v.Seller shall not create, assume or suffer to exist any Adverse Claim on any of its assets other than any Adverse Claim created pursuant to the Transaction Documents.

vi.Seller shall not make any payment, directly or indirectly, to, or for the account or benefit of, any owner of any security interest or equity interest in Seller or any Affiliate of any such owner (except, in each case, as expressly permitted by the Transaction Documents).

vii.Seller shall not acquiesce in, or direct Servicer or any other agent to take, any action that is prohibited to be taken by Seller in clauses (i) through (vi) above.

viii.Seller shall not have any employees.

ix.Seller will provide not less than ten (10) Business Days’ prior written notice to the Administrative Agent of any removal or replacement of any person that is currently serving or is proposed to be appointed as an Independent Manager, such notice to include the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement and the limited liability company agreement of Seller.

c.Neither Seller nor Servicer shall take any action or permit any of their respective Affiliates to take any action inconsistent with subsection (a) or (b) above.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

SECTION 8.1        Designation of Servicer.

a.CHS as Initial Servicer. The servicing, administering and collection of the Pool Assets on behalf of Seller, Administrative Agent, Purchaser Agents and Purchasers shall be conducted by the Person designated as Servicer hereunder (“Servicer”) from time to time in accordance with this Section 8.1. Until Administrative Agent (with the consent, or acting at the direction of, the Required Purchasers) gives to CHS a Successor Notice (as defined in Section 8.1(b)), CHS is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof. Servicer shall receive the Servicing Fee, payable as described in Article III, for the performance of its duties hereunder.

b.Successor Notice. In the event that a Servicer Termination Event has occurred and has not been waived in accordance with this Agreement, Administrative Agent (with the consent of, or at the direction of, the Required Purchasers) shall have the right, upon not less than five (5) Business Days’ notice to CHS and Seller, to designate a successor Servicer pursuant to the terms hereof (a “Successor Notice”). Upon effectiveness of a Successor Notice, CHS agrees that it shall terminate its activities as Servicer hereunder in a manner that Administrative Agent reasonably believes will facilitate the transition of the performance of such activities to the successor Servicer, and such successor Servicer shall assume each and all of CHS’s obligations to service and administer the Pool Assets, on the terms and subject to the conditions herein set forth, and CHS shall use commercially reasonable efforts to assist such successor Servicer in assuming such obligations.

c.Subservicers; Subcontracts. Servicer may not subcontract with any Person that is not an Affiliate of Servicer (excluding Seller) or otherwise delegate any of its duties or obligations hereunder except with the prior written consent of Administrative Agent and each Purchaser Agent; provided that, notwithstanding any such designation, delegation or subcontract, Servicer shall remain primarily and directly liable for the performance of all the duties and obligations of Servicer pursuant to the terms hereof. For the avoidance of doubt, the parties agree that Servicer may so subcontract with CHS Capital subject to the proviso in the previous sentence.

SECTION 8.2        Duties of Servicer. Seller, each Purchaser, each Purchaser Agent and Administrative Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Assets and the other Seller Assets. Servicer shall take or cause to be taken all necessary and appropriate commercial servicing and collection activities in arranging the timely payment of amounts due and owing by any Account Debtor or Obligor (including the identification of the proceeds of the Pool Assets and related record keeping) all in accordance with Applicable Laws, with reasonable care and diligence, including diligently and faithfully performing all servicing and collection actions. In connection with its administration, collection and servicing obligations, Servicer will perform its duties under the Receivable Documentation related to the Pool Receivables and the Loan Documents related to the Pool Loans with the same care and applying the same policies as it applies to its own assets generally and would exercise and apply if it owned the Pool Assets and shall act in the best interest of the Affected Parties to maximize Collections.

a.Allocation of Collections; Segregation. Servicer shall set aside and hold in trust Collections of Pool Assets in accordance with Section 1.3. Servicer acknowledges and agrees that the Pool Assets have been sold and assigned to the Seller pursuant to the Sale Agreement and no portion of the Collections with respect thereto held by the Servicer prior to depositing into a Collection Account, an Originator Specified Account or the Concentration Account shall constitute property of the Servicer.

b.Documents and Records. Other than the Custodian File held by the Custodian in accordance with the Custodian Agreement, Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller, Administrative Agent, each Purchaser Agent, each Purchaser and each other Affected Party in accordance with their respective interests, all Records (and all original documents relating thereto) (and after the occurrence of any Event of Default, shall deliver the same to Administrative Agent promptly upon Administrative Agent’s written request). Upon written request of Administrative Agent or any Purchaser Agent, Servicer shall promptly provide (or cause Custodian to provide) Administrative Agent and the Purchaser Agents with the location(s) of all Records (and all original documents relating thereto).

c.Certain Duties of Servicer and Seller. Servicer shall, promptly following receipt of the collections of any Asset that is not a Pool Asset, a Related Asset or any other property included in the grant set forth in Section 9.1, turn over such collection to the Person entitled to such collection.

d.Termination. Servicer’s obligations as such under this Agreement shall terminate upon the Final Payout Date.

e.Power of Attorney. Seller hereby appoints Servicer as the true and lawful attorney-in-fact of Seller, with full power of substitution, coupled with an interest, and hereby authorizes and empowers Servicer to take in Seller’s name and on behalf of Seller any and all steps necessary or desirable, in the reasonable determination of Servicer, to collect all amounts due under any and all Pool Assets, including to make demands for any portion of Pool Assets remaining outstanding past its applicable due date, commence enforcement proceedings, exercise other powers under the Receivable Documentation and Loan Documents, endorse Seller’s name on checks and other instruments representing Collections, enforce Pool Receivables and the related Receivable Documentation, enforce Pool Loans and the related Loan Documents and take such other action and execute such other agreements, instruments and other documents in the name of Seller, to the extent necessary or desirable to accomplish the purposes hereof. Seller hereby appoints the Administrative Agent as the true and lawful attorney-in-fact of Seller, with full power of substitution, coupled with an interest, and hereby authorizes and empowers the Administrative Agent in the name and on behalf of Seller at any time following removal of CHS as Servicer pursuant to this Agreement or at any time following the occurrence of a Servicer Termination Event that has not been waived in accordance with this Agreement, to take such actions, and execute and deliver such documents, as the Administrative Agent deems necessary or advisable in connection with any Pool Assets (i) to obtain the full benefits of the Transaction Documents and the Pool Assets, (ii) to perfect each of the ownership and/or security interests in the Pool Assets and the other Seller Assets under the Transaction Documents, including to send a notice of each purchase, sale and pledge of the Pool Assets under the Transaction Documents to the applicable Account Debtor or Obligor, (iii) to communicate directly with the applicable Account Debtor or Obligor to collect any portion of a Pool Asset that remains outstanding past its applicable due date, (iv) to notify and require (x) Account Debtors to remit the proceeds of Pool Receivables directly to a Lockbox, an Originator Specified Account, a Collection Account or the Concentration Account and (y) Obligors to remit the proceeds of Pool Loans directly to a Seller Collection Account or the Concentration Account or (v) to make collection of and otherwise realize the benefits of any Pool Asset. At any time that CHS is no longer serving as Servicer hereunder or at any time following the occurrence of a Servicer Termination Event that has not been waived in accordance with this Agreement, the Administrative Agent shall have the right to bring suit, in the Administrative Agent’s or Seller’s name, and generally have all other rights of an owner and holder respecting any Pool Assets, including the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Pool Assets and issue credits in its own name or the name of Seller. At any time following removal of CHS as Servicer or at any time following the occurrence of a Servicer Termination Event that has not been waived in accordance with this Agreement, the Administrative Agent may endorse or sign the Administrative Agent’s or Seller’s name on any checks or other instruments with respect to any Pool Assets or the goods covered thereby. This power of attorney, being coupled with an interest, is irrevocable and shall not expire until the Final Payout Date.

f.Resignation of CHS as Servicer. CHS shall not resign in its capacity as Servicer hereunder without the prior written consent of Administrative Agent and each Purchaser Agent, which consent shall be given or withheld in the sole and absolute discretion of Administrative Agent and each Purchaser Agent.

SECTION 8.3        Rights of Administrative Agent. In addition to all of its other rights herein including under Articles IX and X, under the other Transaction Documents or at law or in equity, Administrative Agent shall have the other following rights set forth in this Section 8.3:

a.Notice to Account Debtors and Obligors. At any time after the occurrence of any Event of Default, Servicer shall (on behalf of Seller), at Administrative Agent’s or any Purchaser Agent’s request and at Seller’s expense, give notice of Administrative Agent’s ownership and security interest in the Pool Assets to each applicable Account Debtor or Obligor and instruct them that payments on the Pool Assets will only be effective if made to, or as otherwise instructed in writing by, Administrative Agent.

b.[Reserved].

c.Other Rights. At any time after (i) the occurrence of an Event of Default that has not been waived in accordance with this Agreement or (ii) the commencement of the Liquidation Period, Servicer shall (on behalf of Seller), (A) at Administrative Agent’s request and at Seller’s expense, assemble all of the Records (other than the Custodian File held by the Custodian pursuant to the Custodian Agreement) and deliver such Records to or at the direction of Administrative Agent and (B) at the request of Administrative Agent or its designee, exercise or enforce any of their respective rights hereunder, under any other Transaction Document, under any Pool Asset or under any other Seller Assets (to the extent permitted hereunder or thereunder). Without limiting the generality of the foregoing, each of Servicer and Seller shall upon the request of Administrative Agent or its designee and at Seller’s expense:

(I) authorize, execute (if required) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate;

(II) make a notation in its books and records to indicate that the Pool Assets have been transferred and pledged in accordance with this Agreement; and

(III) following the occurrence of an Event of Default that has not been waived in accordance with this Agreement, mark conspicuously all Receivable Documentation evidencing Pool Receivables and all Loan Documents evidencing Pool Loans with a legend reasonably acceptable to Administrative Agent evidencing that the Pool Assets have been sold or otherwise pledged pursuant to this Agreement.

d.Additional Financing Statements; Performance by Administrative Agent. Seller hereby authorizes Administrative Agent or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, or any similar instruments in any relevant jurisdiction relative to all or any of the Pool Assets and the other Seller Assets now existing or hereafter arising in the name of Seller. Seller agrees that an “all assets” or similar filing against it may be filed for the purposes hereof and to perfect the security interest and transfers created hereby. If Seller fails to perform any of its agreements or obligations under this Agreement or any other Transaction Document, Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Administrative Agent or its designee incurred in connection therewith shall be payable by Seller as provided in Section 13.6.

SECTION 8.4        Responsibilities of Servicer. Anything herein to the contrary notwithstanding:

a.Contracts. Servicer shall, in accordance with the Credit and Collection Policy, Applicable Law and the terms of this Agreement, perform all of its obligations under the Records, so long as it is an Affiliate of Seller, to the same extent as if the Asset Interest had not been sold hereunder and the exercise by Administrative Agent or its designee of its rights hereunder shall not relieve Servicer from such obligations.

b.Limitation of Liability. None of Administrative Agent, any Purchaser or any Purchaser Agent shall have any obligation or liability with respect to any Pool Asset or Related Assets related thereto, nor shall any of them be obligated to perform any of the obligations of Servicer or Seller thereunder.

SECTION 8.5        Further Action Evidencing Purchases and Reinvestments. Seller agrees that from time to time, at its expense, it shall (or cause Servicer to) promptly execute and deliver all further instruments and documents, and take all further actions, that Administrative Agent or its designee may reasonably request or that are necessary in order to perfect, protect or more fully evidence the transactions contemplated by the other Transaction Documents, the Purchases hereunder and the resulting Asset Interest.

SECTION 8.6        Application of Collections. The Servicer shall be responsible for promptly identifying, matching, applying and reconciling any payments received in the Collection Accounts or Originator Specified Accounts with the Asset associated with such payment.

SECTION 8.7        Funds and Documents to be held in Trust. Whenever this Agreement or any other Transaction Document requires the Seller or the Servicer to hold funds or documents in trust for the Administrative Agent, it is understood and agreed that CHS, Seller or Servicer is not required to establish trust accounts or arrangements with independent trustees, custodians or third parties, but may hold such funds for the Administrative Agent in Originator Collection Accounts which may be commingled with other deposit accounts maintained by CHS, Seller or Servicer, and may hold such documents for safekeeping for the Administrative Agent in such manner as CHS, Seller of Servicer holds its own documents in safekeeping; provided that, for the avoidance of doubt, (x) Seller, CHS and the Servicer shall not be permitted to deposit any funds in a Seller Collection Account or the Concentration Account other than Collections and proceeds thereof and (y) neither the Seller Collection Accounts nor the Concentration Account may be commingled with any other deposit accounts.

ARTICLE IX

SECURITY INTEREST

SECTION 9.1        Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees and expenses, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and pledges to Administrative Agent, as collateral trustee, for the benefit of the Affected Parties, and hereby grants to Administrative Agent, as collateral trustee, for the benefit of the Affected Parties, a security interest in, and general lien on all of the following: all of Seller’s right, title and interest now or hereafter existing in, to and under all of Seller’s assets, whether now owned or hereafter acquired, and wherever located (whether or not in the possession or control of Seller), including all of its right, title and interest in, to and under each of the following, in each case, whether now owned or existing hereafter arising, acquired, or originated, or in which Seller now or hereafter has any rights, and wherever located (whether or not in the possession or control of Seller) and all proceeds of any of the foregoing (collectively, the “Seller Assets”): (I) all Pool Assets; (II) the Related Assets; (III) the Collections; (IV) all Accounts; (V) all Chattel Paper; (VI) all Contracts; (VII) all Deposit Accounts; (VIII) all Documents; (IX) all Payment Intangibles; (X) all General Intangibles; (XI) all Instruments; (XII) all Inventory; (XIII) all Investment Property; (XIV) all letter of credit rights and supporting obligations; (XV) the Sale Agreement and all rights and remedies of Seller thereunder; (XVI) the Custodian Agreement and all rights and remedies of the Administrative Agent thereunder; (XVII) all other assets in the Asset Interest; (XVIII) all rights, interests, remedies and privileges of Seller relating to any of the foregoing (including the right to sue for past, present or future infringement of any or all of the foregoing); (XIX) each Lockbox; and (XX) to the extent not otherwise included, all products and Proceeds (each capitalized term in clauses IV through XX, as defined in the UCC) of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (including insurance proceeds), and all distributions (whether in money, securities or other property) and collections from or with respect to any of the foregoing.

Seller hereby authorizes the filing of financing statements, including those filed under Section 8.3(d), describing the collateral covered thereby as “all of debtor’s personal property and assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Section 9.1. This Agreement shall constitute a security agreement under Applicable Law.

SECTION 9.2        Further Assurances. The provisions of Section 8.5 shall apply to the security interest granted, and to the assignment effected, under Section 9.1 as well as to the Purchases, Reinvestments and the Asset Interest hereunder.

SECTION 9.3        Remedies; Waiver. After the occurrence and during the continuance of an Event of Default, Administrative Agent, on behalf of the Affected Parties, shall have, with respect to the Seller Assets granted pursuant to Section 9.1, and in addition to all other rights and remedies available to any Affected Party under this Agreement and the other Transaction Documents or other Applicable Law, all the rights and remedies of a secured party under the UCC. To the fullest extent it may lawfully so agree, Seller agrees that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisal, valuation, stay, extension, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay, or hinder the enforcement hereof or the absolute sale of any part of the Seller Assets; Seller for itself and all who claim through it, so far as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws and all right to have the Seller Assets marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Seller Assets in its entirety. Without limiting the generality of the foregoing, Seller hereby waives and releases any and all right to require Administrative Agent to collect any of such obligations from any specific item or items of the Seller Assets or from any other party liable as guarantor or in any other manner in respect of any of such obligations or from any collateral (including the Seller Assets) for any of such obligations.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.1    Events of Default. The following events shall be “Events of Default” hereunder:

a.(i) Seller or Servicer shall fail to be in compliance with any of its covenants or obligations set forth in Section 3.1(a), 7.1(d), 7.1(f), 7.1(g), 7.1(o), 7.1(u), 7.1(w), 7.2(e), 7.2(f), 7.4(a)(iii) or 7.4(b)(ix) of this Agreement or (ii) Seller, any Originator, CHS or Servicer shall otherwise fail to be in compliance with any of its other covenants and obligations under this Agreement or any other Transaction Document (other than described in clause (i) hereof or clause (b) below), and such failure in this clause (ii), solely to the extent capable of cure, shall continue unremedied for a period of at least ten (10) Business Days after the earlier of a Responsible Officer having actual knowledge of such failure or notice thereof given to Seller or the Servicer by the Administrative Agent or any other Affected Party;

b.Seller, Servicer, Performance Guarantor or any Originator shall fail to make any payment or deposit or transfer of monies to be made by it hereunder or under any other Transaction Document as and when due and such failure is not remedied within one (1) Business Day;

c.CHS shall fail to perform its duties and obligations as Servicer hereunder or under any other Transaction Document and such failure is not remedied within one (1) Business Day;

d.CHS shall resign as Servicer other than in accordance with this Agreement;

e.(i) an Insolvency Event shall have occurred with respect to Seller, any Originator, Performance Guarantor or (ii) Servicer, any Originator or Seller shall not be Solvent;

f.any representation or warranty made or deemed to be made by Seller, Servicer, Performance Guarantor or any Originator in this Agreement, any Information Package or any other Transaction Document shall fail to be true and correct in any material respect, as of the date made or, in the case of any representation or warranty which speaks as to a particular date or period, as of that particular date or period;

g.Administrative Agent shall fail to have a valid first priority perfected security interest in the Concentration Account and the Collection Accounts (and all amounts and instruments from time to time on deposit therein);

h.Seller shall be required to register as an “investment company” within the meaning of the Investment Company Act;

i.a Servicer Termination Event shall have occurred;

j.a Change of Control shall have occurred;

k.Seller shall fail to pay in full all of its obligations to Administrative Agent, the Purchaser Agents and Purchasers hereunder and under the other Transaction Documents on or prior to the Legal Final Settlement Date.

l.there shall have occurred any event which materially adversely impairs the collectability, value, validity or enforceability of, or increases the days to pay or Dilution with respect to, the Pool Assets generally or any material portion thereof;

m.this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Pool Assets and Related Assets and, in either case, free and clear of any Adverse Claim;

n.any Transaction Document shall, in whole or in part, except pursuant to the terms thereof, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of any party thereto (other than any Affected Party) or any such party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of such Transaction Document;

o.in the reasonable opinion of the Required Purchasers, there shall have occurred any Material Adverse Change with respect to Servicer, Seller, any Originator or Performance Guarantor;

p.For the Receivables Pool, (i) the average of the Default Ratio (Receivables) for the three preceding Settlement Periods shall at any time exceed 2.50%, (ii) the average of the Dilution Ratios for the three preceding Settlement Periods shall at any time exceed (x) during the months of June to, and including, September, 7.00%, and (y) during the months of October to, and including May, 5.00%, or (iii) the average of the Days Sales Outstanding for the three preceding Settlement Periods shall at any time exceed thirty (30) days;

q.For the Loan Pool, the average of the Default Ratio (Loans) for the three preceding Settlement Periods shall at any time exceed 3.0%; or the Monthly Loss Ratio (Loans) for the three preceding Settlement Periods shall at any time exceed 1.0%; or the Portfolio Weighted Average Loan Rating Factor for the three preceding Settlement Periods shall at any time be less than 3.25%;

r.on any day, (i) the Total Committed Investment exceeds the Purchasers’ Total Commitment, (ii) the Total Uncommitted Investment exceeds the Purchasers’ Total Uncommitted Amount, or (iii) the Total Investment exceeds the sum of the Receivables Investment Base and the Loan Investment Base, in each case, unless cured within two (2) Business Days;

s.any Originator, Performance Guarantor or Servicer, or any of their respective Subsidiaries (i) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any indebtedness for borrowed money (other than indebtedness arising under any Transaction Document or Subordinated Note Financing Document) aggregating in excess of $100,000,000 which was incurred, assumed or guaranteed by such Person, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any indenture, agreement or other instrument under which any indebtedness for borrowed money (other than indebtedness arising under any Transaction Document or Subordinated Note Financing Document) aggregating in excess of $100,000,000 was incurred, assumed or guaranteed by such Person, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such indebtedness to be declared to be due and payable prior to its stated maturity, or such guaranty to become payable, without regard to whether such holder or holders, beneficiary or beneficiaries or such other Person shall have exercised or waived their right to do so;

t.one or more judgments, orders, decrees or arbitration award is entered against any Originator, Performance Guarantor or Servicer, involving in the aggregate a liability (to the extent not covered by insurance from a Solvent insurer and as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of sixty (60) consecutive days after the entry thereof (or such longer period as may be permitted by Applicable Law or court order to obtain relief from payment of or to pay such judgments, orders, decrees or awards);

u.one or more judgments, orders, decrees or arbitration awards is entered against Seller involving in the aggregate a liability of $15,775 or more, other than any judgment against Seller with respect to any taxes that are owing by Seller to any Governmental Authority that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, that remain undischarged, unvacated and unstayed pending appeal for a period of sixty (60) consecutive days after the entry thereof (or such longer period as may be permitted by Applicable Law or court order to obtain relief from payment thereof);

v.(i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which would materially adversely affect the financial condition or results of operations of Seller, Servicer, any Originator, Performance Guarantor and their Subsidiaries, taken as a whole, or (ii) Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate shall fail to pay when due under Section 412 of the Code any contribution to a Pension Plan in excess of $25,000,000 and such failure shall continue for 30 days;

w.the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of Seller, Servicer or Originators and such lien shall not have been released within five (5) Business Days, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller, Servicer or Originators and such lien shall not have been released within five Business Days; or

x.any payment default shall occur under any Subordinated Note Financing Document (after giving effect to any applicable grace period).

SECTION 10.2        Remedies.

a.Optional Liquidation. Upon, or any time after, the occurrence of an Event of Default (other than an Event of Default described in Section 10.1(e)), Administrative Agent shall, at the request, or may with the consent, of the Required Purchasers, by notice to Seller and Servicer declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced and shall have all of the remedies set forth in Section 9.3 or otherwise herein or in equity or at law.

b.Automatic Liquidation. Upon the occurrence of an Event of Default described in Section 10.1(e), the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

c.Remedies. Upon, or at any time after, the declaration or automatic occurrence of the Purchase Termination Date pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made. Upon the declaration or automatic occurrence of the Purchase Termination Date pursuant to this Section 10.2, Administrative Agent, on behalf of the Affected Parties, shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document or otherwise, (i) all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws (including all the rights and remedies of a secured party under the UCC (including the right to sell any or all of the Seller Assets subject hereto)) and (ii) all rights and remedies with respect to the Seller Assets granted pursuant to Section 9.1, all of which rights shall be cumulative.

d.Specific Remedies. (i) Without limiting Section 10.2(c) or any other provision herein or in any other Transaction Document, the parties hereto agree that the terms of this Section 10.2(d) are agreed upon in accordance with Section 9-603 of the New York UCC, that they do not believe the terms of this Section 10.2(d) to be “manifestly unreasonable” for purposes of Section 9-603 of the New York UCC, and that compliance therewith shall constitute a “commercially reasonable” disposition under Section 9-610 of the New York UCC, and further agree as follows:

ii.After the occurrence of the Purchase Termination Date pursuant to Section 10.2(a) or Section 10.2(b), Administrative Agent, on behalf of the Affected Parties, shall have all rights, remedies and recourse granted in any Transaction Document and any other instrument executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including specifically those granted by the New York UCC and the UCC of any other state which governs the creation or perfection (and the effect thereof) of any security interest in the Seller Assets), and such rights and remedies: (A) shall be cumulative and concurrent; (B) may be pursued separately, successively or concurrently against Seller, any Originator and Performance Guarantor and any other party obligated under the Transaction Documents, or any of such Seller Assets, or any other security for the Obligations, or any of them, at the sole discretion of Administrative Agent, on behalf of the Affected Parties; (C) may be exercised as often as occasion therefor shall arise, it being agreed by Seller, Servicer, each Originator,

Performance Guarantor and any other party obligated under the Transaction Documents, or any of such Seller Assets, or any other security for the Obligations, or any of them, that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (D) are intended to be and shall be, non exclusive. For the avoidance of doubt, with respect to any disposition of the Seller Assets or any part thereof (including any purchase by Administrative Agent, any Affected Party, or any Affiliate of any of them) in accordance with the terms of this Section 10.2 for consideration which is insufficient, after payment of all related costs and expenses of every kind, to satisfy the Obligations, (1) such disposition shall not act as, and shall not be deemed to be, a waiver of any rights by Administrative Agent or the Affected Parties and Administrative Agent on behalf of the Affected Parties shall have a claim for such deficiency and (2) Administrative Agent shall not be liable or responsible for any such deficiency.

iii.Upon the declaration or automatic occurrence of the Purchase Termination Date pursuant to Section 10.2(a) or Section 10.2(b), Administrative Agent, on behalf of the Affected Parties, shall (at the direction of the Required Purchasers) have the right, in accordance with this Section 10.2(d), to dispose of the Seller Assets or any part thereof upon giving at least ten (10) Business Days’ prior notice to Seller and Servicer of the time and place of disposition, for cash or upon credit or for future delivery, with Seller and Servicer hereby waiving all rights, if any, to require Administrative Agent or any other Person to marshal the Seller Assets and at the option and in the complete discretion of Administrative Agent, Administrative Agent may:

(I) dispose of the Seller Assets or any part thereof at a public disposition;

(II) dispose of the Seller Assets or any part thereof at a private disposition, in which event such notice shall also contain a summary of the material terms of the proposed disposition, and Seller shall have until the time of such proposed disposition during which to redeem the Seller Assets or to procure a Person willing, ready and able to acquire the Seller Assets on terms at least as favorable to Seller and the Affected Parties, and if such an acquirer is so procured, then Administrative Agent shall dispose of the Seller Assets to the acquirer so procured;

(III) dispose of the Seller Assets or any part thereof in bulk or parcels;

(IV) dispose of the Seller Assets or any part thereof to any Affected Party or any Affiliate thereof at a public disposition;

(V) bid for and acquire, unless prohibited by Applicable Law, free from any redemption right, the Seller Assets or any part thereof, and, if the Affected Parties are then the holders of any Obligations or any participation or other interest therein, in lieu of paying cash therefor, Administrative Agent on behalf of the Affected Parties may make settlement for the selling price by crediting the net selling price, if any, after deducting all costs and expenses of every kind, upon the outstanding principal amount of the Obligations, in such order and manner as Administrative Agent on behalf of the Affected Parties, in its discretion, may deem advisable and as permissible and required under the Transaction Documents. Administrative Agent for the benefit of Affected Parties, upon so acquiring the Seller Assets or any part thereof shall be entitled to hold or otherwise deal with or dispose of the same in any manner not prohibited by Applicable Law; or

(VI) enforce any other remedy available to Administrative Agent on behalf of the Affected Parties at law or in equity.

From time to time Administrative Agent may, but shall not be obligated to, postpone the time and change the place of any proposed disposition of any of the Seller Assets for which notice has been given as provided above and may retain the Seller Assets until such time as the proposed disposition occurs if, in the sole discretion of Administrative Agent, such postponement or change is necessary or appropriate in order that the provisions of this Agreement applicable to such disposition may be fulfilled or in order to obtain more favorable conditions under which such disposition may take place. Seller and CHS each acknowledges and agrees that private dispositions may be made at prices and upon other terms less favorable than might have been attained if the Seller Assets were disposed of at public disposition. For the avoidance of doubt, to the extent permitted by Applicable Law, Administrative Agent shall not be obligated to make any disposition of the Seller Assets or any part thereof notwithstanding any prior notice of a proposed disposition. No demand, advertisement or notice, all of which are hereby expressly waived by Seller and CHS to the extent permitted by Applicable Law, shall be required in connection with any disposition of the Seller Assets or any part thereof, except for the notice described in this clause (iii).

In case of any disposition by Administrative Agent of any of the Seller Assets on credit, which may be elected at the option and in the complete discretion of Administrative Agent, on behalf of the Affected Parties, the Seller Assets so disposed may be retained by Administrative Agent for the benefit of the Affected Parties until the disposition price is paid by the purchaser, but neither Administrative Agent nor the Affected Parties shall incur any liability in case of failure of the purchaser to take up and pay for the Seller Assets so disposed. In case of any such failure, such Seller Assets so disposed may be again disposed.

After deducting all costs or expenses of every kind (including the attorneys’ fees and legal expenses incurred by Administrative Agent or the Affected Parties, or both), Administrative Agent shall apply the residue of the proceeds of any disposition or dispositions, if any, to pay the principal of and interest upon the Obligations in such order and manner as Administrative Agent in its discretion may deem advisable and as permissible and required under the Transaction Documents. The excess, if any, shall be paid to Seller in accordance with the Transaction Documents. Neither Administrative Agent nor the Affected Parties shall incur any liability as a result of the dispositions of the Seller Assets at any private or public disposition that complies with the provisions of this Section 10.2(d).

Notwithstanding a foreclosure upon any of the Seller Assets or exercise of any other remedy by Administrative Agent on behalf of the Affected Parties in connection with the Purchase Termination Date pursuant to Section 10.2, neither Seller nor CHS shall be subrogated thereby to any rights of Administrative Agent for the benefit of the Affected Parties against the Seller Assets or any other security for the Obligations, nor shall Seller or CHS be deemed to be the owner of any interest in any Obligations, or exercise any rights or remedies with respect to itself or any other party until the Obligations have been paid to Administrative Agent for the benefit of the Affected Parties and are fully and indefeasibly performed and discharged.

Administrative Agent shall have no duty to prepare or process the Seller Assets for disposition.

ARTICLE XI

PURCHASER AGENTS; ADMINISTRATIVE AGENT; CERTAIN RELATED MATTERS

SECTION 11.1        Authorization and Action of Program Administrator. Pursuant to its related Program Administration Agreement, each of Nieuw Amsterdam and Victory has appointed and authorized its related Program Administrator (or its respective designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to its related Program Administrator by the terms hereof, together with such powers as are reasonably incidental thereto.

SECTION 11.2        Limited Liability of Purchasers, Purchaser Agents and Administrative Agent. The obligations of Administrative Agent, each Program Administrator, each Purchaser, each Purchaser Agent, each Enhancement Provider, each Liquidity Provider and each agent for any Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of such Person (including with respect to the servicing, administering or collecting Pool Assets by such Person as successor Servicer pursuant to Section 8.1), no claim may be made by CHS, Seller, Servicer, Performance Guarantor or any Originator against any Program Administrator, Administrative Agent, any Purchaser, any Purchaser Agent, any Enhancement Provider, any Liquidity Provider or any agent for any Purchaser or their respective Affiliates, directors, members, managers, officers, employees, attorneys or agents, including Global Securitization Services, LLC, any Program Administrator, MUFG and Rabobank, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and CHS hereby waives, releases, and agrees not to sue upon any claim for any such damages not expressly permitted by this Section 11.2, whether or not accrued and whether or not known or suspected to exist in its favor. The parties agree that (a) MUFG shall have no obligation, in its capacity as a Program Administrator for Victory or otherwise to take any actions under this Agreement or any other Transaction Document if MUFG is relieved of its obligations as a Program Administrator and (b) Rabobank shall have no obligation, in its capacity as a Program Administrator for Nieuw Amsterdam or otherwise to take any actions under this Agreement or any other Transaction Document if Rabobank is relieved of its obligations as a Program Administrator. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary (i) in no event shall Administrative Agent or any Purchaser Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or Applicable Law and (ii) neither Administrative Agent nor any Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any party hereto or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Administrative Agent or any Purchaser Agent shall be read into this Agreement or the other Transaction Documents or otherwise exist against Administrative Agent or any Purchaser Agent. In performing its functions and duties hereunder, Administrative Agent shall act solely as the agent of the Purchasers, the Purchaser Agents and the other Affected Parties, as applicable, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for Seller, any Originator, Performance Guarantor, CHS or any other Person.

SECTION 11.3        Authorization and Action of each Purchaser Agent. By its execution hereof, in the case of each Conduit Purchaser and Committed Purchaser, and by accepting the benefits hereof, each Enhancement Provider and Liquidity Provider, each such party hereby designates and appoints its related Purchaser Agent to take such action as agent on its behalf and to exercise such powers as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Purchaser Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies, in each case, authorized or provided for under this Agreement or any other Transaction Document and any related agreements and documents.

SECTION 11.4        Authorization and Action of Administrative Agent. By its execution hereof, in the case of each Conduit Purchaser, Committed Purchaser and Purchaser Agent, each such party hereby designates and appoints MUFG as the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies, in each case, authorized or provided for under this Agreement or any other Transaction Document and any related agreements and documents.

SECTION 11.5        Delegation of Duties of each Purchaser Agent. Each Purchaser Agent may execute any of its duties through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Purchaser Agent shall be responsible to any Purchaser in its Purchaser Group for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 11.6        Delegation of Duties of Administrative Agent. Administrative Agent may execute any of its duties through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible to any Purchaser, any Purchaser Agent or any other Person for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 11.7        Successor Agent. The Administrative Agent may, upon at least 30 days’ notice to the Seller and each Purchaser Agent, resign as Administrative Agent. Such resignation shall not become effective until a successor agent (i) is appointed by the Required Purchasers and, so long as no Event of Default has occurred and is continuing, the Seller and (ii) has accepted such appointment. Upon such acceptance of its appointment as Administrative Agent hereunder by a successor agent, such successor agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents.

SECTION 11.8        Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or the Servicer and without limiting the obligation of the Seller or the Servicer to do so), ratably in accordance with its Commitment from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrative Agent or such Person is designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent for such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

SECTION 11.9        Reliance, etc. Without limiting the generality of Section 11.2, each of any Program Administrator, Administrative Agent, any Purchaser Agent, any Enhancement Provider and any Liquidity Provider (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser or any other holder of any interest in Pool Assets and shall not be responsible to any Purchaser or any such other holder for any statements, warranties or representations made by other Persons in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or to inspect the property (including the books and records) of Seller; (d) shall not be responsible to any Purchaser or any other holder of any interest in the Asset Interest for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 11.10        Purchasers and Affiliates. Any Purchaser, any Purchaser Agent, any Program Administrator, Administrative Agent and any of their respective Affiliates may generally engage in any kind of business with Seller, each Originator, Servicer, CHS, Performance Guarantor or any Account Debtor or Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, each Originator, Servicer, CHS, Performance Guarantor or any Account Debtor or Obligor or any of their respective Affiliates, all as if it was not a Purchaser, a Purchaser Agent, a Program Administrator or Administrative Agent hereunder, and without any duty to account therefor to any Purchaser or any other holder of an interest in Pool Assets.

SECTION 11.11        Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of such Purchaser Group’s Purchaser Group Investment or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any lien created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 11.12        Non-Reliance on Administrative Agent, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrative Agent, the Purchaser Agents nor any of their respective officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Servicer, Performance Guarantor or each Originator, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrative Agent and the Purchaser Agents that, independently and without reliance upon the Administrative Agent, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Servicer, Performance Guarantor or each Originator, and the Assets and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, Servicer, Performance Guarantor or each Originator or any of their Affiliates that comes into the possession of the Administrative Agent or any of its officers, directors, members, partners, certificateholders, employees, agents, attorneys-in-fact or Affiliates.

ARTICLE XII

INDEMNIFICATION

SECTION 12.1        Indemnities by Seller.

a.General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, but subject to Sections 12.1(b) and 13.5, Seller agrees to indemnify and hold harmless Administrative Agent, each Program Administrator, each Purchaser, each Purchaser Agent, each Enhancement Provider, each Liquidity Provider, each other Affected Party, any sub-agent of Administrative Agent, any Purchaser Agent, any assignee or successor of any of the foregoing and each of their respective Affiliates, and all directors, members, managers, directors, shareholders, officers, employees and attorneys or agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements but excluding all Excluded Taxes other than any amounts reimbursable pursuant to Section 4.3 (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, relating to or in connection with the Transaction Documents, any of the transactions contemplated thereby, or the ownership, maintenance or funding, directly or indirectly, of the Asset Interest (or any part thereof) or in respect of or related to any Seller Assets, including Pool Assets or any Related Assets or otherwise arising out of or relating to or resulting from the actions or inactions of Seller, any Originator, Servicer, CHS, Performance Guarantor or any other party to a Transaction Document; provided, however, notwithstanding anything to the contrary in this Article XII, in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses, liabilities or other Indemnified Amounts to the extent resulting from (x) the gross negligence or willful misconduct of an Indemnified Party as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor or Obligor to pay any sum due under its Pool Assets by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor). Without limiting the foregoing, Seller shall indemnify, subject to the express limitations set forth in this Section 12.1, and hold harmless each Indemnified Party for any and all Indemnified Amounts arising out of, relating to or resulting from:

i.Any Pool Asset treated as or represented by Seller or Servicer to be an Eligible Receivable or Eligible Loan, as applicable, which is not at the applicable time an Eligible Receivable or Eligible Loan, as applicable;

ii.the transfer by Seller or any Originator of any interest in any Pool Asset other than the transfer of any Pool Asset and Related Assets to Administrative Agent and any Purchaser pursuant to this Agreement, to Administrative Agent and to Seller pursuant to the Sale Agreement and the grant of a security interest to Administrative Agent pursuant to this Agreement and to Seller pursuant to the Sale Agreement;

iii.any representation or warranty made by Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) (or any of their respective officers or Affiliates) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

iv.the failure of Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) to comply with the terms of any Transaction Document or any Applicable Law (including with respect to any Pool Asset or Related Assets), or the nonconformity of any Pool Asset or Related Assets with any such Applicable Law;

v.the lack of an enforceable ownership interest, or a first priority perfected security interest, in the Pool Assets (and all Related Assets) against all Persons (including any bankruptcy trustee or similar Person);

vi.the failure to file, or any delay in filing of, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or under any other Applicable Laws with respect to any Pool Asset whether at the time of any Purchase or Reinvestment or at any time thereafter;

vii.any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Account Debtor or Obligor, as applicable, to the payment of any Pool Asset in, or purporting to be in, the Asset Pool (including a defense based on such (x) Pool Receivable’s or the related Receivable Documentation’s or (y) Pool Loan’s or the related Loan Documents’ not being a legal, valid and binding obligation of such Account Debtor or Obligor, as applicable, enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise or services related to such Pool Asset or the furnishing or failure to furnish such merchandise or services;

viii.any suit or claim related to the Pool Assets or any Transaction Document (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Asset to the extent not covered pursuant to Section 13.5), other than any such suit or claim that arises as a result of the failure of any Account Debtor or Obligor, as applicable, to pay any sum due under its Pool Asset by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor);

ix.the ownership, delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Related Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied);

x.the failure by Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) to notify any Account Debtor or Obligor of the assignment pursuant to the terms hereof of any Pool Asset to Administrative Agent for the benefit of Purchasers or the failure to require that payments (including any under the related insurance policies) be made directly to Administrative Agent for the benefit of Purchasers;

xi.failure by Seller, CHS or any other party to a Transaction Document (other than such Indemnified Party) to comply with the “bulk sales” or analogous laws of any jurisdiction;

xii.any Taxes (other than Excluded Taxes) imposed upon any Indemnified Party or upon or with respect to the Pool Assets, all interest and penalties thereon or with respect thereto, and all costs and expenses related thereto or arising therefrom, including the fees and expenses of counsel in defending against the same;

xiii.any loss arising, directly or indirectly, as a result of the imposition of sales or similar transfer type taxes or the failure by Seller, any Originator, Performance Guarantor or Servicer to timely collect and remit to the appropriate authority any such taxes;

xiv.any commingling of any Collections by Seller, any Originator, Performance Guarantor or Servicer relating to the Pool Assets with any of their funds or the funds of any other Person;

xv.any failure by Seller, CHS, any Originator, Performance Guarantor or any other party to a Transaction Document (other than such Indemnified Party) to perform its duties or obligations in accordance with the provisions of the Transaction Documents;

xvi.the failure or delay to provide any Account Debtor or Obligor with an invoice or other evidence of indebtedness;

xvii.any inability of any Originator or Seller to assign any Pool Asset or Related Asset as contemplated under the Transaction Documents; or the violation or breach by any Originator, Seller, Servicer, Performance Guarantor or any of their respective Affiliates of any confidentiality provision, or of any similar covenant of non-disclosure, or any other Indemnified Amount with respect to or resulting from any such violation or breach; or

xviii.any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Transaction Documents as a result of any action of Seller, CHS, any Originator, Performance Guarantor or any of their respective Affiliates.

b.Contest of Tax Claim; After-Tax Basis. Subject to the provisions of Section 3.3, if any Indemnified Party shall have notice of any attempt to impose or collect any Indemnified Tax or governmental fee or charge for which indemnification will be sought from Seller under Sections 12.1(a)(xii) or (xiii), such Indemnified Party shall give prompt and timely notice of such attempt to Seller and Seller shall, provided that Seller shall first deposit with the applicable Purchaser Agent amounts which are sufficient to pay both the aforesaid tax, fee or charge and the costs and expenses of the Indemnified Parties, have the right, at its sole expense, to control any proceedings resisting or objecting to the imposition or collection of any such Tax, governmental fee or charge and no such contest shall be settled or otherwise compromised without such Indemnified Party’s prior written consent. Indemnification in respect of such tax, governmental fee or charge shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid Taxes and the receipt of the indemnity provided hereunder or of any refund of any such Tax previously indemnified hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits which is or was payable by the Indemnified Party.

c.Contribution. If for any reason the indemnification provided above in this Section 12.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

SECTION 12.2    Indemnity by Servicer. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, Servicer agrees to indemnify and hold harmless each Indemnified Party from any and all Indemnified Amounts incurred by any of them and arising out of, relating to or resulting from: (i) any failure by Servicer to perform its duties or obligations as Servicer hereunder or under any other Transaction Document in accordance with this Agreement and the other Transaction Documents or to comply with any Applicable Law, (ii) any breach of any of Servicer’s representations, warranties or covenants under any Transaction Document, (iii) any claim brought by any Person other than an Indemnified Party arising from Servicer’s servicing or collection activities with respect to the Pool Assets, (iv) any commingling of any funds by it (in any capacity) relating to the Asset Interest with any of its funds or the funds of any other Person, or (v) any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Terrorism Law, Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any Indemnified Party in connection with the Transaction Documents as a result of any action of Servicer or any of its respective Affiliates; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent resulting from (x) the gross negligence or willful misconduct of an Indemnified Party as determined in a final non-appealable judgment by a court of competent jurisdiction or (y) the failure of an Account Debtor or Obligor to pay any sum due under its Pool Asset by reason of the financial or credit condition of such Account Debtor or Obligor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor or Obligor).

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1    Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by Seller or Servicer therefrom shall in any event be effective unless the same shall be in writing and signed by Seller, Administrative Agent, Servicer and the Required Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or modification shall (i) decrease the outstanding amount of, or extend the repayment of or any scheduled payment date for the payment of, any Yield in respect of the Total Investment or any fees owed to any Purchaser, any Purchaser Agent or Administrative Agent without the prior written consent of such Person; (ii) forgive or waive or otherwise excuse any repayment of the Total Investment without the prior written consent of each Purchaser and the related Purchaser Agent affected thereby; (iii) increase the Commitment or Uncommitted Amount of any Purchaser without its prior written consent; (iv) amend or modify the ratable share of any Committed Purchaser’s Commitment or its percentage of the Purchasers’ Total Commitment without such Committed Purchaser’s prior written consent; (v) amend or modify the provisions of this Section 13.1, Section 10.1 or the definition of “Account Debtor Concentration Overage Amount”, “Adjusted Loan Yield and Servicing Fee Reserve Percentage (Receivables)”, “Concentration Overage Amount (Loans)”, “Delinquent Loan”, “Delinquent Receivable”, “Defaulted Loan”, “Defaulted Receivable”, “Eligible Loan”, “Eligible Receivable”, “Event of Default”, “Legal Final Settlement Date”, “Loan Investment Base”, “Loan Pool Excess Spread Percentage”, “Loan Yield and Servicing Fee Reserve Percentage”, “Net Loan Pool Balance”, “Net Pool Balance”, “Net Receivables Pool Balance”, “Purchase Termination Date”, “Purchaser Group Investment”, “Receivables Investment Base”, “Related Asset”, “Related Security”, “Required Purchasers”, “Required Loan Reserves”, “Required Receivable Reserves”, “Required Reserves”, “RESAP Exclusion Event”, “Servicer Termination Event”, “Specified Regulation”, “Total Investment”, ”Unmatured Event of Default”, “Unmatured Servicer Termination Event” or “Yield Period” or any of the definitions used in any such preceding definition, in each case without the prior written consent of each Committed Purchaser and each Purchaser Agent or (vi) release all or any material part of the Asset Interest from the security interest granted by the Seller to the Administrative Agent hereunder without the prior written consent of each Committed Purchaser and each Purchaser Agent; provided, further, that the consent of Seller and Servicer shall not be required for the effectiveness of any amendment which modifies on a prospective basis, the representations, warranties, covenants or responsibilities of Servicer at any time when Servicer is not CHS or an Affiliate of CHS or a successor Servicer is designated by Administrative Agent through a Successor Notice; provided, further, that (x) any amendment, waiver or modification to Section 3.1(d) that adversely affects the rights, duties or obligations of the Custodian or any other amendment, waiver or modification that adversely affects the fees, expenses or indemnities due to the Custodian or (y) any other amendment, modification or waiver that adversely affects the rights, duties or obligations of the Custodian in any material respect, in each case, shall require the prior written consent of the Custodian. Notwithstanding anything in any Transaction Document to the contrary, none of Seller or Servicer shall amend, waive or otherwise modify any other Transaction Document, or consent to any such amendment or modification, without the prior written consent of Administrative Agent and the Required Purchasers.

SECTION 13.2    Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first class postage prepaid, or by facsimile or email, to the intended party at the address, facsimile number or email address of such party set forth in Schedule 13.2 or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile or email, when receipt is confirmed by telephonic or electronic means.

SECTION 13.3    Successors and Assigns; Participations; Assignments.

a.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, neither Seller nor Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of Administrative Agent and each Purchaser Agent.

b.Participations. Any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and Seller, Servicer, each Purchaser Agent and Administrative Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers. Such Purchaser shall notify the Seller of any such Participant and the amount of such Participant’s participating interest.

c.Assignment by Conduit Purchasers. This Agreement and each Conduit Purchaser’s rights and obligations under this Agreement (including its interest in the Asset Interest) or any other Transaction Document shall be freely assignable in whole or in part by such Conduit Purchaser and its successors and permitted assigns to any Eligible Assignee without the consent of Seller unless Seller’s consent is required pursuant to the definition of “Eligible Assignee”. Each assignor of all or a portion of its interest in the Asset Interest shall notify Administrative Agent, the related Purchaser Agent and Seller of any such assignment. Each assignor of all or a portion of its interest in the Asset Interest may, in connection with such assignment and subject to Section 13.8, disclose to the assignee any information relating to the Asset Interest, furnished to such assignor by or on behalf of Seller, Servicer or Administrative Agent.

d.Assignment by Committed Purchasers. (i) Each Committed Purchaser may freely assign to any Eligible Assignee without the consent of Seller unless Seller’s consent is required pursuant to the definition of “Eligible Assignee” all or a portion of any of its other rights and obligations under this Agreement or in any other Transaction Document (including all or a portion of its Commitment and its interest in the Asset Interest), in each case, with prior written notice to Administrative Agent, the related Purchaser Agent and Seller; provided, however, that the parties to each such assignment shall execute and deliver to Administrative Agent and to Seller, for its recording in the Register, a duly executed and enforceable joinder to this Agreement (“Joinder”).

i.From and after the effective date specified in such Joinder, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Joinder, have the rights and obligations of a Committed Purchaser thereunder and (y) the assigning Committed Purchaser shall, to the extent that rights and obligations have been assigned by it pursuant to such Joinder, relinquish such rights and be released from such obligations under this Agreement. In addition, any Committed Purchaser may assign all or any portion of its rights (including its interest in the Asset Interest) under this Agreement to any Federal Reserve Bank without notice to or consent of Seller, Servicer, any other Committed Purchaser, Conduit Purchaser or Administrative Agent.

e.Register.

i.Seller or CHS on Seller’s behalf shall maintain a register for the recordation of the names and addresses of the Purchasers, and the Purchases (and Yield, fees and other similar amounts under this Agreement) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller, CHS and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender solely for U.S. federal income tax and accounting purposes. The Register shall be available for inspection by any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

ii.Seller or CHS on Seller’s behalf shall also maintain in the Register each Participant’s and/or assignee’s interest or obligations under the Transaction Documents with respect to each participation or assignment pursuant to Section 13.3(b) or 13.3(c) and shall record such participation or assignment upon notice from the Administrative Agent or the applicable Purchaser; provided that no Person shall have any obligation to disclose all or any portion of the Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, purchases or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such interest or obligation that is treated as indebtedness for U.S. federal income tax purposes is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Register shall be conclusive absent manifest error.

f.Opinions of Counsel. If requested by Administrative Agent or an assigning Purchaser or related Purchaser Agent or necessary to maintain the ratings of any Conduit Purchaser’s Commercial Paper Notes, each assignment agreement or transfer supplement, as the case may be, must be accompanied by an opinion of counsel of the assignee as to such matters as Administrative Agent or such Purchaser or related Purchaser Agent may reasonably request.

SECTION 13.4    No Waiver; Remedies. No failure on the part of Administrative Agent, any Liquidity Provider, any Enhancement Provider, any Affected Party, any Purchaser, any Purchaser Agent or any Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the foregoing, each Purchaser, each Purchaser Agent, MUFG, individually and as Administrative Agent, each Enhancement Provider, each Liquidity Provider, each Affected Party, and any of their Affiliates (the “Set-off Parties”) are each hereby authorized by Servicer and Seller at any time and from time to time following the occurrence of any Event of Default that has not been waived in accordance with this Agreement (without notice to Servicer, Seller or any other Person (any such notice being expressly waived by Servicer and Seller)), to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, any such Set-off Party to or for the credit to the account of Servicer or Seller, as applicable, against any and all obligations of Servicer or Seller, as applicable, now or hereafter existing under this Agreement or any other Transaction Document, to any Set-off Party.

SECTION 13.5    Binding Effect; Survival.

a.This Agreement shall be binding upon and inure to the benefit of Seller, CHS, Administrative Agent, each Purchaser and each Purchaser Agent, and the provisions of Section 4.2 and Article XII shall inure to the benefit of the Affected Parties and Indemnified Parties, respectively, and their respective successors and assigns.

b.Each Liquidity Provider, each Enhancement Provider and each other Affected Party are express third party beneficiaries hereof. Subject to clause (i) of Section B of Appendix A, this Agreement shall not confer any rights or remedies upon any other Person, other than the third party beneficiaries specified in this Section 13.5(b).

c.This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article VI and the indemnification and payment provisions of Article XII and Sections 1.2(f), 3.2, 3.3, 4.1, 4.2, 4.3, 11.8, 11.11, 13.4, 13.5, 13.6, 13.7, 13.8, 13.11, 13.12, 13.13, 13.15, 13.16 and 13.17 shall be continuing and shall survive any termination of this Agreement.

SECTION 13.6    Costs, Expenses and Taxes. In addition to its obligations under Article XII, Seller agrees to pay on demand:

a.All reasonable costs and expenses incurred by or on behalf of Administrative Agent, each Liquidity Provider, each Enhancement Provider, each Purchaser, each Purchaser Agent and each other Affected Party in connection with:

i.the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and any amendment of or consent or waiver under any of the Transaction Documents (whether or not consummated), or the enforcement of, or any actual or reasonably claimed breach of, this Agreement or any of the other Transaction Documents, including reasonable accountants’, auditors’, Rating Agencies’, consultants’ and attorneys’ fees and expenses to any of such Persons and the fees and charges of any independent accountants, auditors, Rating Agencies, consultants or other agents incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing; and

ii.the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including all reasonable expenses and accountants’, consultants’ and attorneys’ fees incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby; and

b.all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents.

SECTION 13.7    No Proceedings.

a.Seller, Servicer, Administrative Agent, each Purchaser and each Purchaser Agent each hereby agrees that it will not institute against any Conduit Purchaser, or join any other Person in instituting against any Conduit Purchaser, any proceeding of the type referred to in the definition of Insolvency Event from the Closing Date until one year (or, if longer, any applicable preference period then in effect) plus one day following the last day on which all Commercial Paper Notes and other publicly or privately placed indebtedness for borrowed money of such Conduit Purchaser shall have been indefeasibly paid in full. The foregoing shall not limit any such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such parties.

b.Servicer, each Purchaser and each Purchaser Agent each hereby agrees that it will not institute against Seller, or join any other Person in instituting against Seller, any proceeding of the type referred to in the definition of Insolvency Event; provided, however, that Administrative Agent, with the prior consent of the Required Purchasers, may, or shall at the direction of the Required Purchasers institute or join any other Person in instituting any such proceeding against Seller. The foregoing shall not limit any such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such parties.

SECTION 13.8    Confidentiality.

a.Each of Seller and Servicer agrees to maintain the confidentiality of the Program Information (as defined below), except that Program Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Program Information and instructed to keep such Program Information confidential); (ii) to the extent requested by any Governmental Authority; (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vi) with the consent of the Purchaser Agent (such consent not to be unreasonably withheld, conditioned or delayed); or (vii) to the extent such Program Information (A) becomes publicly available other than as a result of a breach of this Section 13.8(a) or (B) becomes available to Seller or Servicer on a nonconfidential basis from a source other than Administrative Agent (or any Affiliate thereof). For the purposes of this Section, “Program Information” means (i) any information regarding the pricing terms contained in this Agreement or any other Transaction Document, (ii) any information regarding the organization, business or operations of any Purchaser generally or the services performed by Administrative Agent or any Purchaser under the Transaction Documents or (iii) any information which is furnished by Administrative Agent or any Purchaser Agent to Seller or Servicer and is designated by Administrative Agent or any Purchaser Agent to such party in writing as confidential. Any Person required to maintain the confidentiality of Program Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Program Information as such Person would accord to its own confidential information.

b.Availability of Confidential Information. This Section 13.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Administrative Agent or were known to such party on a nonconfidential basis prior to its disclosure by Administrative Agent.

c.Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party shall, to the extent permitted by applicable law, provide Administrative Agent, each Purchaser Agent and CHS with prompt written notice so that Administrative Agent may at the expense of CHS seek a protective order or other appropriate remedy and/or if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion. In the event that such protective order or other remedy is not obtained, or Administrative Agent waives compliance with the provisions of this Section 13.8(c), such party will furnish only that portion of the Program Information which (in such party’s good faith judgment) is legally required to be furnished and will exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

d.Confidentiality of Administrative Agent and Purchasers. Each Affected Party and its successors and assigns agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be instructed and agree or be otherwise bound to keep such Information confidential), (ii) to the extent requested by any Governmental Authority, (iii) to the extent required by Applicable Laws or by any subpoena or similar legal process, provided, however, to the extent permitted by Applicable Law and if practical to do so under the circumstances, that the Person relying on this clause (iii) shall provide Seller with prompt notice of any such required disclosure so that Seller may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Person will furnish only that portion of the Information which is legally required, (iv) to any other Affected Party, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, (vii) to any prospective participant or assignee provided such person agrees to be bound by this Section 13.8(d), (viii) with the consent of Seller, (ix) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or any Transaction Document or (2) becomes available to such Person on a nonconfidential basis from a source other than Servicer or its Subsidiaries (and not in breach of this Section or any agreement contemplated by this Section) or (x) to any nationally recognized statistical rating organization as contemplated by Section 17g-5 of the Exchange Act or in connection with obtaining or monitoring a rating on any Commercial Paper Notes. For the purposes of this Section, “Information” means all information received from Seller or Servicer or any Affiliate relating to Seller or Servicer or any Affiliate or their business, other than any such information that is available to such Person on a nonconfidential basis prior to disclosure by Servicer or any Affiliate. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.9    Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 13.10    Integration. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 13.11    Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE POOL ASSETS OR RELATED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 13.12    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

SECTION 13.13    Consent to Jurisdiction; Waiver of Immunities. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

a.IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE

DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

b.TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 13.14    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile, by electronic mail attachment in portable document format (.pdf) or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an originally executed counterpart. The words “execution”, “signed”, “signature”, and words of like import in this Agreement shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 13.15    No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Seller, Servicer or any of the other parties hereto contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager, incorporator or organizer of such party or any Affiliate thereof other than CHS in its capacities as a stockholder or member.

SECTION 13.16    Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein (including in Section 13.3), (i) each Committed Purchaser or any assignee or participant thereof or (ii) in the event that any Conduit Purchaser assigns any of its interest in, to and under the Asset Interest to any Liquidity Provider or Enhancement Provider, any such Person, may at any time pledge, grant a security interest in or otherwise transfer all or any portion of its interest in the Asset Interest or under this Agreement to secure the obligations of such Person to a Federal Reserve Bank or otherwise to any other federal Governmental Authority or special purpose entity formed or sponsored by any such federal Governmental Authority, in each case without notice to or the consent of Seller or Servicer, but such pledge, grant or transfer shall not relieve any Person from its obligations hereunder.

SECTION 13.17    Pledge to a Collateral Trustee. Notwithstanding anything to the contrary set forth herein (including in Section 13.3), each Conduit Purchaser may at any time pledge, grant a security interest in or otherwise transfer all or any portion of its interest in the Asset Interest or under this Agreement to its collateral agent or trustee under such Conduit Purchaser’s commercial paper note program, in each case without notice to or the consent of Seller or Servicer, but such pledge, grant or transfer shall not relieve any Person from its obligations (if any) hereunder.

SECTION 13.18    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13.19    No Party Deemed Drafter. CHS, Servicer, Seller, each Purchaser, each Purchaser Agent and Administrative Agent agree that no party hereto shall be deemed to be the drafter of this Agreement.

SECTION 13.20    PATRIOT Act. Each Purchaser Agent hereby notifies Seller and Servicer that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), one or more of the Affected Parties are required to obtain, verify and record information that identifies Seller and Servicer, which information includes the name and address of Seller and Servicer and other information that will allow the Affected Parties to identify Seller and Servicer in accordance with the Patriot Act. Seller and Servicer shall, promptly following a request by any Affected Party, provide all documentation and other information that any Affected Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 13.21    Acknowledgement and Consent to Bail-In if Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

a.the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

b.the effects of any Bail-in Action on any such liability, including, if applicable:

i.a reduction in full or in part or cancellation of any such liability;

ii.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

iii.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 13.22    Amendment and Restatement. This Agreement amends and restates in its entirety the Original Agreement among the parties hereto. Upon the occurrence of the Effective Date, (a) the terms and provisions of the Original Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of this

Agreement and, unless expressly stated to the contrary, each reference to the Original Agreement in any of the Transaction Documents or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement, (b) this Agreement is not intended to and shall not constitute a novation of the Original Agreement or the obligations and liabilities existing thereunder, (c) the commitment of each “Committed Purchaser” (as defined in the Original Agreement) that is a party to the Original Agreement shall, on the Effective Date, automatically be deemed restated and the only Commitments shall be those hereunder, (d) with respect to any date or time period occurring and ending prior to the Effective Date, the rights and obligations of the parties to the Original Agreement shall be governed by the Original Agreement and the other Transaction Documents (as defined therein), and (e) with respect to any date or time period occurring and ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Transaction Documents (as defined herein). The liens, security interests and other interests in the Seller Assets granted under the Original Agreement are and shall remain legal, valid, binding and enforceable to the extent also constituting Seller Assets hereunder. Each of the parties hereto hereby acknowledge and confirm the continuing existence and effectiveness of such liens, security interests and other interests in such Seller Assets granted under the Original Agreement, and further agree that the execution and delivery of this Agreement shall not in any way release, diminish, impair, reduce or otherwise affect such liens, security interests and other interests in such Seller Assets granted under the Original Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHS INC.,
individually and as initial Servicer
By:
Name:
Title:

COFINA FUNDING, LLC, as Seller
By:
Name:
Title:

MUFG Bank, Ltd. (f/k/a THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD.),
as Administrative Agent
By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser
By:
Name:
Title:

MUFG Bank, Ltd. (f/k/a THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD.),
as a Committed Purchaser
By:
Name:
Title:

MUFG Bank, Ltd. (f/k/a THE BANK OF
TOKYO-MITSUBISHI UFJ, LTD.),
as Purchaser Agent for the MUFG Purchaser Group
By:
Name:
Title:

NIEUW AMSTERDAM RECEIVABLES
CORPORATION B.V.,
as a Conduit Purchaser
By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A.,
as a Committed Purchaser
By:
Name:
Title:

Coöperatieve Rabobank U.A., NEW
YORK BRANCH,
as Purchaser Agent for the Rabobank Purchaser
Group
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for the PNC Purchaser Group
By:
Name:
Title:

SANTANDER BANK, NATIONAL
ASSOCIATION,
as a Committed Purchaser
By:
Name:
Title:

SANTANDER BANK, NATIONAL
ASSOCIATION,
as Purchaser Agent for the Santander Purchaser
Group
By:
Name:
Title:

APPENDIX A

DEFINITIONS

This is Appendix A to the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017, as amended, among CHS INC., a Minnesota corporation, individually and as initial Servicer, COFINA FUNDING, LLC, a Delaware limited liability company, as Seller, the various CONDUIT PURCHASERS, COMMITTED PURCHASERS and PURCHASER AGENTS from time to time party thereto, and MUFG Bank, Ltd. (f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Administrative Agent.

A. Defined Terms.

As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

“Accepting Purchaser Group” is defined in Section 1.2(a)(ii)(A).

“Accepting Purchaser Group Percentage” means, with respect to any Accepting Purchaser Group, the percentage, expressed as a fraction, the numerator of which is the Uncommitted Amount of such Accepting Purchaser Group and the denominator of which is the aggregate Uncommitted Amount of each Accepting Purchaser Group.

“Account Agreements” means each Seller Account Agreement and each Originator Account Agreement.

“Account Banks” means BMO Harris Bank, N.A., Merchants Bank, National Association, U.S. Bank National Association, Wells Fargo Bank, N.A and Bremer Bank, National Association.

“Account Debtor” means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

“Account Debtor Concentration Limit” means, at any time for any Account Debtor, the product of (i) 2.5% and (ii) the aggregate Unpaid Balance of the Eligible Receivables and Eligible Loans at the time of determination.

“Account Debtor Concentration Overage Amount” means, at any time, the aggregate dollar amount (without duplication) by which each limitation set forth below is exceeded:

i.     the aggregate Unpaid Balance of all Eligible Receivables of any Account Debtor cannot exceed the Account Debtor Concentration Limit for such Account Debtor;

ii.     the aggregate Unpaid Balance of all Eligible Receivables the Account Debtors of which are Governmental Authorities cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Receivables;

Appendix 1

iii.     the aggregate Unpaid Balance of all Eligible Receivables the Account Debtors of which are principally located in each of the following states (individually) cannot exceed:

(a) 35% (in the case of the largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for such state, after giving effect to this clause (iii)(a) plus the unpaid balance of all Eligible Loans for such state after giving effect to clause (ii)(a) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 35% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance,

(b) 30% (in the case of the second (2nd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for such state, after giving effect to this clause (iii)(b) plus the unpaid balance of all Eligible Loans for such state after giving effect to clause (ii)(b) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 30% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance, and

(c) 15% (in the case of the third (3rd) largest state in terms of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for such state, after giving effect to this clause (iii)(c) plus the unpaid balance of all Eligible Loans for such state after giving effect to clause (ii)(c) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 15% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance; and

iv.the aggregate Unpaid Balance of all Eligible Receivables the Account Debtors of which are principally located in any state, other than the three largest states in terms of Unpaid Balances referenced in clause (iii) above, cannot exceed 10% of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans; provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Receivables for any such state, after giving effect to this clause (iv) plus the unpaid balance of all Eligible Loans for such state after giving effect to clause (iii) of the definition of Concentration Overage Amount (Loans) shall not exceed the product of 10% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance.

“Adjusted Loan Yield and Servicing Fee Reserve Percentage” means, at any time, an amount equal to (a) if the Loan Pool APR Percentage is equal to or higher than the Loan Yield and Servicing Fee Reserve Percentage, zero and (b) at all other times, the Loan Yield and Servicing Fee Reserve Percentage minus the Loan Pool APR Percentage.

“Administrative Agent” is defined in the preamble.
Appendix 2

“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any of the foregoing in favor of, or assigned to, Administrative Agent shall not constitute an Adverse Claim.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Party” means Administrative Agent, each Purchaser, each Purchaser Agent, each Liquidity Provider, each Enhancement Provider and each Program Administrator.

“Affiliate” when used with respect to a Person means any other Person Controlling, Controlled by, or under common Control with, such Person.

“Agreement” is defined in the preamble.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any CHS Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Terrorism Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act;(c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada);(e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.

“Applicable Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.

“Asset” means any of, and “Assets” means all of, the Loans and the Receivables.

“Asset Interest” is defined in Section 1.2(c).

“Asset Pool” means, collectively, the Loan Pool and the Receivables Pool.

“Available Collections” means all Collections other than those Collections used by the Seller to purchase Assets under the Sale Agreement.
Appendix 3

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Yield Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to clause (d) of this Section 4.4.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Rate” (a) for any day falling in a particular Yield Period with respect to any Rate Tranche and any Purchaser Group (other than the PNC Purchaser Group) means an interest rate per annum equal to the applicable LIBO Rate for such Yield Period and (b) for any day falling in a particular Yield Period with respect to any Rate Tranche and the PNC Purchaser Group means an interest rate per annum equal to the applicable LMIR for such day.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Rate” means, with respect to any Purchaser, on any date, a fluctuating rate of interest per annum equal to the highest of:

(a) the applicable Prime Rate for such date;

(b) the Federal Funds Rate for such date, plus 0.50%;

(c) the applicable LIBO Rate, plus 1.00%; and

(d) zero.

“Basel II” has the meaning set forth in the definition of Specified Regulation.

“Basel III” has the meaning set forth in the definition of Specified Regulation.

“Basel Accord” has the meaning set forth in the definition of Specified Regulation.

“Basel Committee” has the meaning set forth in the definition of Specified Regulation.
Appendix 4

“Benchmark” means, initially, the LIBO Rate or LMIR, as applicable; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate, LMIR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 4.4.

“Benchmark Replacement” means, for any Available Tenor, (a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; (2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment; (3) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for USD-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; (b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; or (c) with respect to any Other Benchmark Rate Election, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for USD-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided that, in the case of clause (a)(1) or clause (b), the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3), clause (b) or clause (c) (which in each case, for the avoidance of doubt, includes the related Benchmark Replacement Adjustment) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Yield Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Yield Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Yield Period that would apply to the fallback rate for a derivative transaction
Appendix 5

referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark; (2) for purposes of clause (a)(3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for USD-denominated syndicated credit facilities; (3) for purposes of clause (b) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Yield Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of the LIBOR Rate or LMIR, as applicable, with a SOFR-based rate; and (4) for purposes of clause (c) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Seller giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for USD-denominated syndicated credit facilities; provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 4.4 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Bank Rate”, the definition of “Yield Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative
Appendix 6

Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein; (3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided a Term SOFR Notice to the Purchasers and Seller pursuant to Section 4.4(a)(ii); or (4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Purchasers, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Purchasers, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Purchasers comprising the Required Purchasers. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the
Appendix 7

calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.4 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.4.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close and (b) if this definition of “Business Day” is utilized in connection with the LIBO Rate or LMIR, dealings are carried out in the London interbank market.

“Change of Control” means any of the following: (a) the failure of CHS to own, directly or indirectly (through one or more wholly owned subsidiaries), at least 100% of the membership interests in Seller and CHS Capital, free and clear of any Adverse Claim and (b) with respect to CHS, (i) any merger or consolidation of such entity into another Person, (ii) any merger or consolidation to which such entity shall be a party resulting in the creation of another Person, (iii) any Person succeeding to the properties and assets of such entity substantially as a whole or (iv) the acquisition by any Person, or two or more Persons acting in concert, together with Affiliates thereof, who is not a voting member of CHS as of the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), of beneficial ownership (within the meaning of Rule 13d‑3 of the SEC under the Exchange Act) of in the aggregate more than 50% of the aggregate voting power of the Voting Interests of CHS.

“CHS” is defined in the preamble.

“CHS Capital” means CHS Capital, LLC, a Minnesota limited liability company.

“CHS Credit Agreement” means that certain 2019 Second Amended and Restated Credit Agreement (5-Year Revolving Loan), dated as of July 16, 2019, by and between CHS, CoBank, ACB, as administrative agent, the syndication parties party thereto from time to time and the other financial instructions party thereto as syndication agents, joint lead arrangers and co-bookrunners, without giving effect to any amendment, restatement, replacement, waiver,
Appendix 8

supplement or other modification that may occur from time to time thereto that has not been consented to by the Administrative Agent and the Required Purchasers.

“Closing Date” means July 22, 2016.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute and the regulations promulgated and rulings issued thereunder.

“Collection Accounts” means the Seller Collection Accounts and the Originator Collection Accounts.

“Collections” means, with respect to any Pool Asset, all funds which either (a) are received by Seller, any Originator, CHS, Servicer or any other Person from or on behalf of the related Account Debtors or Obligors in payment of any amounts owed (including purchase prices, finance charges, principal, interest and all other charges, recoveries and proceeds of Related Security) in respect of such Pool Asset, or applied to such other charges in respect of such Pool Asset, or applied to such amounts owed by such Account Debtors or Obligors, (b) are deemed to have been received by Seller or any other Person as a Collection pursuant to Section 3.2(a) (it being understood that Collections shall not refer to the purchase price paid by any Purchaser to Seller for Purchases of the Pool Assets and Related Assets pursuant to Section 1.1), (c) are paid or deemed paid by Seller as Repurchase Payments pursuant to Section 3.2(b), or (d) constitute proceeds from the sale of such Pool Asset or any participation interest therein to the extent permitted by the Transaction Documents.

“Commercial Loan” means a loan facility characterized as a “Commercial Loan” under the Credit and Collection Policy.

“Commercial Paper Notes” means short-term promissory notes issued or to be issued by a Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Commitment” means, with respect to any Committed Purchaser, the maximum amount which such Committed Purchaser is obligated to pay hereunder on account of any Purchase, which amount is the amount set forth as its “Commitment” on Exhibit C.

“Committed Purchase” is defined in Section 1.1(a).

“Committed Purchaser” means each Person listed as such as set forth on the signature pages of this Agreement.

“Concentration Account” means the account 2051415 maintained at the Account Bank in the name of the Seller.

“Concentration Overage Amount (Loans)” means, at any time, the aggregate dollar amount (without duplication) by which each limitation set forth below is exceeded:

i.the aggregate Unpaid Balance of all Eligible Loans of any Obligor cannot exceed the product of 2.5% and the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans;
Appendix 9

ii.the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are principally located in each of the following states (individually) cannot exceed:

A. 35% (in the case of the largest state in terms of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(a) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(a) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 35% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance,

B. 30% (in the case of the second (2nd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(b) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(b) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 30% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance, and

C. 15% (in the case of the third (3rd) largest state in terms of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans); provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (ii)(c) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iii)(c) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 15% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance;

D. the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are principally located in any state, other than the three largest states in terms of Unpaid Balances referenced in clause (ii) above, cannot exceed 10% of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans; provided that, for the avoidance of doubt, the sum of the aggregate Unpaid Balance of all Eligible Loans for such state, after giving effect to this clause (iii) plus the unpaid balance of all Eligible Receivables for such state after giving effect to clause (iv) of the definition of Account Debtor Concentration Overage Amount shall not exceed the product of 10% of the sum of the Net Receivables Pool Balance and the Net Loan Pool Balance;

iii.the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “7”, “8” or “9” Risk Rating and a remaining tenor greater than 24 months cannot exceed 2.5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

iv.the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “6” or “7” Risk Rating and a remaining tenor greater than 24 months cannot exceed 15% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;

Appendix 10

v.the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “8” or “9” Risk Rating and a remaining tenor greater than 24 months cannot exceed 5.0% of the aggregate Unpaid Balance of all Commercial Loans that are Eligible Loans;

vi.the aggregate Unpaid Balance of all Eligible Loans that are unsecured Producer Loans with a “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

vii.the aggregate Unpaid Balance of all Eligible Loans that are unsecured Producer Loans with a fixed rate of interest, a “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 0% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

viii.the aggregate Unpaid Balance of all Eligible Loans that are Junior Lien Producer Loans with a “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 30% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

ix.the aggregate Unpaid Balance of all Eligible Loans that are Junior Lien Producer Loans with a “10” Risk Rating and a remaining tenor less than or equal to 24 months cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

x.the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a fixed interest rate cannot exceed 10% of the aggregate Unpaid Balance of all Producer Loans;

xi.the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a fixed interest rate cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;

xii.the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “10” Risk Rating cannot exceed 30% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;

xiii.the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “6” or “7” Risk Rating cannot exceed 35% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;

xiv.the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans with a “8” or “9” Risk Rating cannot exceed 7.5% of the aggregate Unpaid Balance of all Eligible Loans that are Commercial Loans;

xv.the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans with a “11” Risk Rating cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans;
Appendix 11

xvi.the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are Joint Ventures cannot exceed 10% of the aggregate Unpaid Balance of all Loans;

xvii.the aggregate Unpaid Balance of all Eligible Loans that are Producer Loans cannot exceed 50% of the aggregate Unpaid Balance of all Eligible Loans and Eligible Receivables;

xviii.the aggregate Unpaid Balance of all Eligible Loans the Obligors of which are Governmental Authorities cannot exceed 5% of the aggregate Unpaid Balance of all Eligible Loans; and

xix.the aggregate Unpaid Balance of all Eligible Loans that are Retailer Adjusted Loans cannot exceed 20% of the aggregate Unpaid Balance of all Loans and Receivables;

provided that a Joint Venture shall be treated for purposes of this definition as a single, separate Obligor.

“Conduit Purchaser” means each commercial paper conduit listed as such as set forth on the signature pages of this Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of such Person, whether through the ownership of voting securities or membership interests, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CP Rate” means, for any period and with respect to any Rate Tranche funded by Commercial Paper Notes of any Conduit Purchaser, the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent for such Conduit Purchaser and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part, by such Conduit Purchaser or the applicable Purchaser Agent to fund or maintain such Rate Tranche (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser) (determined in the case of Commercial Paper Notes issued on a discount by converting the
Appendix 12

discount to an interest equivalent rate per annum); provided that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, Seller agrees that any amounts payable to the applicable Conduit Purchaser in respect of Yield for any Yield Period with respect to any Rate Tranche funded by such Conduit Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Commercial Paper Notes issued by such Conduit Purchaser to fund or maintain such Rate Tranche that corresponds to the portion of the proceeds of such Commercial Paper Notes that was used to pay the interest component of maturing Commercial Paper Notes issued by such Conduit Purchaser to fund or maintain such Rate Tranche, to the extent that such Conduit Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper Notes (for purposes of the foregoing, the “interest component” of Commercial Paper Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Commercial Paper Notes, except that if such Commercial Paper Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Commercial Paper Notes through maturity).

“Credit and Collection Policy” means, as the context may require, those credit and collection policies and practices of Seller and Servicer in effect on the Omnibus Amendment No. 10 Effective Date and described in Exhibit A, as modified in compliance with this Agreement.

“Cumulative Loss Ratio” means, as of any date of determination, the sum of the Monthly Loss Ratios for the twelve calendar months preceding such date of determination.

“Cumulative Loss Ratio Factor” means, as of any date of determination, a percentage equal to the product of (a) the highest Cumulative Loss Ratio during the most recent twelve calendar months multiplied by (b) 5.0.

“Custodian” means the Person acting as custodian under the Custodian Agreement, which shall be U.S. Bank National Association as of the Closing Date.

“Custodian Agreement” means the Custodian Agreement, dated as of the Closing Date, among Seller, Administrative Agent and Custodian.

“Custodian File” means, with respect to any Loan, (i) the original executed Obligor Note and electronic copies of each loan agreement, security agreement, guaranty and letter of credit executed in connection therewith or related thereto and (ii) acknowledgment copies of applicable UCC filings against the related Obligor with respect to such Loan.

“Cut-Off Date” means the last day of each Settlement Period.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

Appendix 13

“Days Sales Outstanding” means, on any date, the number of days equal to the product of (a) 30 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of the Eligible Receivables as of the Cut-Off Date of the most recently ended Settlement Period by (ii) the aggregate Unpaid Balance of Eligible Receivables which were originated by any Originator during the most recently ended Settlement Period.

“Debt” means, at any time, with respect to any Person, (a) all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all capital lease obligations or other obligations which, in each case, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person and (b) all guarantees (whether contingent or otherwise) of such Person guaranteeing the Debt of any other Person, whether directly or indirectly (other than endorsements for collection or deposit in the ordinary course of business).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America or other applicable jurisdiction from time to time affecting the rights of creditors generally.

“Deemed Collections” is defined in Section 3.2(a).

“Default Ratio (Loans)” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Defaulted Loans as of the last day of such Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Loans as of the last day of such Settlement Period.

“Default Ratio (Receivables)” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Defaulted Receivables as of the last day of such Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Receivables as of the last day of such Settlement Period.

“Defaulted Loan” means a Pool Loan (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date thereof, (b) as to which any Obligor thereof is subject to an Insolvency Event or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.

“Defaulted Receivable” means a Pool Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original invoice due date thereof, (b) as to which any Account Debtor thereof is subject to an Insolvency Event or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.

“Delinquent Loan” means a Pool Loan (that is not a Defaulted Loan) as to which any payment, or part thereof, remains unpaid for more than 45 days from the original due date thereof.

Appendix 14

“Delinquent Receivable” means a Pool Receivable (that is not a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 31 days from the original invoice due date with respect thereto.

“Deposit Receivable” means any monetary obligation, whether or not earned by performance, owed to any Originator, Seller (as assignee of any Originator) or any other Person (as assignee of Seller) by an account debtor arising in connection with any of the Originators’ businesses subject to an arrangement where (x) the related account debtor, prior to acquiring such goods, has elected to deposit with the applicable Originator all or a portion of the outstanding balance of such monetary obligation, (y) such monetary obligation is discounted as a result of such account debtor making the deposit specified in clause (x) above and (z) the applicable Originator is permitted to apply all or a portion of such deposit towards the satisfaction or partial satisfaction of such monetary obligation.

“Dilution” means, as of any date of determination with respect to any Pool Receivable, an amount equal to the sum, without duplication, of the aggregate reduction effected in the Unpaid Balance of such Pool Receivable due to credits, rebates, RESAPs, refunds, disputes, setoff, netting, billing errors, sales or similar taxes, cash discounts, volume discounts, allowances, chargebacks, returned or repossessed goods, defective goods or services, sales and marketing discounts, warranties, any unapplied credit memos and other adjustments or reductions that are made in respect of the applicable Account Debtor; provided, however, that writeoffs to the extent related to the financial or credit condition of an Account Debtor (including the occurrence of an Insolvency Event with respect to the applicable Account Debtor) shall not constitute Dilution.

“Dilution Horizon Ratio” means 1.25.

“Dilution Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all Dilutions in respect of Pool Receivables which occurred during such Settlement Period and (b) the denominator of which is the aggregate initial Unpaid Balance of all Receivables originated by any Originator during the Settlement Period immediately prior to such Settlement Period.

“Dilution Reserve Floor Percentage” means, as of any date of determination, a percentage determined as follows:

DR x DHR
where:

DR = the average of the Dilution Ratios for the preceding twelve Settlement Periods; and

DHR = the Dilution Horizon Ratio on such day.

“Dilution Volatility Ratio” means, on any day, a percentage determined as follows:

(DS-DR) x (DS/DR)

where:
Appendix 15

DS = the highest average Dilution Ratio for any three (3) consecutive Settlement Periods observed over the preceding twelve Settlement Periods; and

DR = the average of the Dilution Ratios for the preceding twelve Settlement Periods.

“Dodd-Frank Act” has the meaning set forth in the definition of Specified Regulation.

“Doubtful” means, with respect to any Loan, that such Loan has a Risk Rating of “Doubtful” in accordance with the Credit and Collection Policy.

“Dynamic Dilution Reserve Percentage (Receivables)” means, as of any date of determination, a percentage determined as follows:

{(SF x DR) + DVR} x DHR

where:

SF = 2.25;

DR = the average of the Dilution Ratios for the preceding twelve Settlement Period;

DVR = the Dilution Volatility Ratio on such day; and

DHR = the Dilution Horizon Ratio on such day.

“Dynamic Loss Reserve Percentage (Receivables)” means, as of any date of determination, a percentage determined as follows:

SF x LR x LHR

where:

SF = 2.25;

LR = the highest average of the Loss Ratio (Receivables) for any three (3) consecutive Settlement Periods observed over the preceding twelve Settlement Periods; and

LHR = Loss Horizon Ratio on such day.

“Dynamic Reserve Percentage (Loans)” means, at any time, an amount equal to the sum of (i) 12%, (ii) the Cumulative Loss Ratio Factor and (iii) the Portfolio Weighted Average Loan Rating Factor.

Appendix 16

“Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate or LMIR, the occurrence of: (1) a notification by the Administrative Agent to (or the request by Seller to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding USD-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, Daily Simple SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and Seller to trigger a fallback from the LIBO Rate or LMIR, as applicable, and the provision by the Administrative Agent of written notice of such election to the Purchasers.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means July 18, 2017.

“Effective Date Amendments” means each of (i) that certain Omnibus Amendment No. 2, dated as of the Effective Date, by and among the Originators, the Administrative Agent and Seller, and (ii) that certain Reaffirmation of Performance Guaranty, dated as of the Effective Date, by the Performance Guarantor.

“Effective Date Loans” means each of the Pool Loans sold or purported to be sold by the applicable Originator to the Seller pursuant to the Sale Agreement on or prior to the Effective Date; provided that no Loan shall be deemed an Effective Date Loan to the extent such Loan has been amended or modified following the Effective Date, and as a result of such amendment or modification, a new Obligor Note has been executed and delivered by the applicable Obligor.

“Eligible Assignee” means (i) Administrative Agent, any Purchaser Agent, any Purchaser or any of their respective Affiliates that are financial institutions, insurance company entities or manage a commercial paper conduit or similar entity, (ii) any Liquidity Provider, any Program Administrator or any Enhancement Provider, (iii) any commercial paper conduit or similar entity that is managed by Administrative Agent, any Purchaser or any Purchaser Agent or any of their respective Affiliates and (iv) any financial or other institution that is acceptable to Administrative Agent and, solely with respect to this clause (iv) so long as no Event of Default has occurred and is continuing, the Seller (such consent not to be unreasonably withheld, conditioned or delayed).

“Eligible Loan” means, as of any date of determination, a Loan:
Appendix 17

a.which is denominated and payable only in USD in the United States;

b.which is not a Syndicated CHS Loan;

c.which is not a Producer Loan with a “10” or “11” Risk Rating and a remaining tenor greater than 24 months;

d.which is not an unsecured Producer Loan with a “10” or “11” Risk Rating and a remaining tenor less than or equal to 24 months;

e.which is not a Junior Lien Producer Loan with a “11” Risk Rating and a remaining tenor less than or equal to 24 months;

f.which is not a Junior Lien Commercial Loan with a “6”, “7”, “8” or “9” Risk Rating and a remaining tenor less than or equal to 24 months;

g.which is not an unsecured Commercial Loan with a “6”, “7”, “8” or “9” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

h.which is not a Junior Lien Producer Loan with a “7”, “8”, “9” or “10” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

i.which is not a First Lien Producer Loan with a “10” or “11” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

j.which is not a First Lien Commercial Loan with a “8” or “9” Risk Rating, a fixed interest rate and a remaining tenor less than or equal to 24 months;

k.which is not a Producer Loan with a “12”, “13” or “14” Risk Rating;

l.which is not a Commercial Loan with a “10”, “11”, “12”, “13” or “14” Risk Rating;

m.the Obligor of which (A) is a resident of, or organized under the laws of, the United States of America and (B) is not a Sanctioned Person;

n.which is not a (A) Defaulted Loan or (B) Delinquent Loan, in each case, on the date of acquisition by the Seller;

o.(A) the Obligor of which is Solvent and (B) no Insolvency Event has occurred with respect to such Obligor;

p.which was originated in the ordinary course of business of the applicable Originator under Loan Documents substantially in the form as set forth as Exhibit D;

q.which is currently owing under an Obligor Note, which Obligor Note and the related Loan Documents have been duly authorized and are in full force and effect
Appendix 18

and constitute the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with their respective terms;

r.which is not subject to any litigation, right of rescission, setoff, counterclaim, dispute or other defense of any Obligor;

s.which, together with the Loan Documents related thereto, constitutes an “account,” a “payment intangible,” “chattel paper” or an “instrument” within the meaning of the UCC of all jurisdictions which govern the perfection of the applicable Originator’s, Seller’s and Administrative Agent’s respective interest therein;

t.in respect of which no material default exists and there is not then in effect any waiver by the applicable Originator, Servicer or Seller of any (A) material default with respect thereto or (B) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;

u.the Obligor of which has incurred the obligations relating to such Loan strictly for business purposes and not for personal, family or household purposes;

v.the Obligor of which is not an Affiliate of any Originator, Seller, Servicer or Performance Guarantor; provided that Joint Ventures shall be permitted so long as (A) such Obligor does not beneficially own or hold more than 50% of any class of voting securities or the equity interests in CHS and (B) more than 50% of any class of voting securities or the equity interests in such Obligor is not beneficially owned or held by CHS (provided that all Obligors which have Joint Ventures shall be treated as a single Obligor for purposes of the definition of “Concentration Overage Amount (Loans)”);

w.which, with respect to any Operating Loan (other than any Operating Loan that is also a Producer Loan), requires interest payments to be made not less frequently than monthly and the outstanding principal balance to be paid in full not later than the applicable due date or commitment termination date for such Operating Loan, but in no event later than fourteen (14) months from the closing date of such Operating Loan;

x.which, with respect to any Term Loan (other than any Term Loan that is also a Producer Loan), requires principal payments (A) to be made not less frequently than in equal monthly installments sufficient to fully amortize the outstanding principal balance over the term of the Term Loan and (B) to be paid in full not later than the applicable due date for such Term Loan, but in no event longer than ten (10) years from the closing date of such Term Loan, and interest payments to be made not less frequently than monthly;

y.which, when added to the Pool Assets, does not result in the aggregate Weighted Average Life of the Eligible Receivables and Eligible Loans to exceed one and a half (1.5) years;

z.the Obligor of which was not classified as Substandard, Doubtful or Loss in accordance with the Credit and Collection Policy at the time of acquisition by the Seller;
Appendix 19

aa.which is secured by a perfected, assignable, first priority security interest in the Related Security in favor of the applicable Originator (or, in the case of a Participation Loan, the agent for the related lender group on behalf of the lenders in such lender group), free and clear of all Adverse Claims prior to the acquisition by the Seller and the applicable Originator (or, in the case of a Participation Loan, the agent for the related lender group on behalf of the lenders in such lender group) has filed an “all assets” UCC-1 filing against each related Obligor;

bb.     which has not been compromised, adjusted or similarly modified other than in accordance with the Credit and Collection Policy and as permitted by the Transaction Documents;

cc.     which, together with the related Loan Documents, satisfies in all material respects the applicable requirements of the Credit and Collection Policy;

dd.     which does not represent a refinancing by the applicable Originator of an existing Loan due to credit reasons or a restructured Loan due to credit reasons;

ee.     (i) with respect to any Effective Date Loan, the Custodian File and Obligor Note (other than any Obligor Note that has been signed electronically) with respect to such Loan shall have been delivered to the Custodian by the Seller, the Servicer or the Originator, (ii) with respect to any Loan other than an Effective Date Loan, the Custodian File and Obligor Note (other than any Obligor Note that has been signed electronically) with respect to such Loan shall have been delivered within thirty (30) days following the date on which the Seller acquires an interest in such Loan pursuant to the Sale Agreement, and (iii) with respect to any Loan that has been amended or modified following the Effective Date, the applicable amended or modified Loan Documents with respect to such Loan (including any new Obligor Note) shall have been delivered to the Custodian by the Seller, the Servicer or the Originators within thirty (30) days following the date of such amendment or modification;

ff.     which is not subordinated in any respect to any other Debt of the relevant Obligor;

gg.     which is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of any Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and general equity principles;

hh.     the Obligor of which has been instructed to make all payments directly to a Seller Collection Account or the Concentration Account;

ii.     in respect of which no security deposit or reserve paid or created by the related Obligor exists;

Appendix 20

jj. no portion of the Unpaid Balance of such Loan represents any sales tax, value-added tax or other similar tax;

kk. which, together with the Loan Documents related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in violation of any such law, rule or regulation in any respect;

ll.     the Related Security of which is insured as required by the Credit and Collection Policy;

mm.     the Unpaid Balance to Stressed Realizable Value for the related Obligor does not exceed 90%;

nn.     with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the origination, transfer or pledge of such Loan have been duly obtained, effected or given and are in full force and effect;

oo.     which is prepayable at any time and, together with the related Loan Documents and Related Security, is fully assignable;

pp.     with respect to which the Loan Documents are complete and in accordance with the Credit and Collection Policy; provided that, prior to the Obligor Note Delivery Date, such Loan Documents may exclude the related Obligor Note (excluding any Obligor Note that is delivered electronically) until the Obligor Note Delivery Date has occurred, at which time such Obligor Note shall be or shall have been delivered to the Custodian;

qq.     the Obligor of which has provided the Servicer with monthly financial statements in accordance with the Loan Documents within 35 days of each month end;

rr.     as to which the applicable Originator has satisfied all obligations on its part with respect to such Loan required to be fulfilled pursuant to the applicable Loan Documents or in connection with the transfer and any applicable agreement pursuant to which such transfer occurs;

ss.     as to which none of the applicable Originator, Seller, Servicer or Performance Guarantor has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Administrative Agent for the benefit of the Purchasers therein, other than actions or failures to take action by the Servicer which are permitted under the Credit and Collection Policy and the Transaction Documents;

Appendix 21

tt.     which complies with the representations and warranties made with respect thereto by the applicable Originator in the Sale Agreement;

uu.     the Unpaid Balance of which is less than the related Loan Commitment amount under the Loan Documents;

vv.     for which the contract giving rise to such Loan is governed by the law of one of the States of the United States, the District of Columbia or any territory of the United States;

ww.     for which the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Loan free and clear of any Adverse Claim, and the Administrative Agent has a first priority perfected security interest in such Loan and a perfected security interest in the Related Security with respect to such Loan;

xx.     in the case of any Participation Loan:

i. written notice of the transfer of such Participation Loan to the Seller has been delivered to the Obligor thereof and the agent of the related lender group and all other requirements under the related Loan Documents with respect to the transfer of such Participation Loan to the Seller have been satisfied; and

ii. no material amendment to or consent under any of the related Loan Documents can be made without the consent of the Seller (or the Servicer on its behalf);

yy.     that has been sold or contributed by an Originator to Seller pursuant to the Sale Agreement with respect to which sale or contribution all conditions precedent under the Sale Agreement have been met;

zz.     that, with respect to any Loan that is executed electronically, (i) the electronic execution of such Loan is in compliance with the Credit and Collection Policy, and (ii) each Purchaser Agent shall have received (and shall be an addressee of) a legal opinion from external counsel to the Originators, in form and substance reasonably satisfactory to the Purchaser Agents, opining that under the state law which governs such Loan’s related Loan Documents, any documents or agreements that are governed by the laws of such state and that are executed electronically constitute the valid and enforceable obligations of each party to such documents or agreements (and such external counsel shall be licensed to practice law in such state);

aaa.     which is not a Producer Loan with a fixed rate of interest and a remaining tenor greater than 16 months;

bbb.     which is not a Retailer Adjusted Loan with a Risk Rating higher than 9 or with an original tenor greater than 18 months; and

ccc.     the Loan Commitment of which would not cause the aggregate Loan Commitment of all Eligible Loans to exceed $850,000,000.

Appendix 22

“Eligible Receivable” means, as of any date of determination, a Receivable:

a.that is denominated and payable only in USD in the United States;

b.the related Account Debtor (i) is a resident of, or organized under the laws of, the United States of America and (ii) is not a Sanctioned Person;

c.that is not (A) a Delinquent Receivable on the date of acquisition by the Seller or (B) a Defaulted Receivable;

d.(i) the Account Debtor of which is Solvent and (ii) no Insolvency Event has occurred with respect to such Account Debtor;

e.(i) that has been generated by the applicable Originator in the United States of America and in the ordinary course of its business, subject to a valid invoice or contract, from the bona fide sale of goods or services to an Account Debtor, (ii) all obligations of the applicable Originator in connection with such Receivable have been fully performed, (iii) no portion of such Receivable is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or conditions (including “guaranteed” or “conditional” sales or any performance by an Originator), (iv) which is not owed to any Originator or Seller as a bailee or consignee for another Person, and (v) which is not issued under cash-in-advance or cash-on-account terms date; provided that, for the avoidance of doubt, no portion of any Receivable billed to any Account Debtor for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable”;

f.that, together with the related Receivable Documentation, is in full force and effect and is a valid and binding obligation of the related Account Debtor, enforceable in accordance with its terms;

g.which is not subject to any litigation, right of rescission, setoff, counterclaim, dispute or other defense of the related Account Debtor;

h.the Seller has good and marketable title to, and is the sole legal and beneficial owner of, such Receivable and the Related Security free and clear of any Adverse Claim;

i.in respect of which no material default exists and there is not then in effect any waiver by the applicable Originator, Servicer or Seller of any (i) material default with respect thereto or (ii) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect thereto;

j.which constitutes an “account” or “payment intangible” within the meaning of Article 9 of the UCC of all jurisdictions which govern the perfection of the applicable Originator’s, Seller’s and Administrative Agent’s respective interest therein and is not evidenced by instruments or chattel paper;

Appendix 23

k.the Account Debtor of which has incurred the obligations relating to such Receivable strictly for business purposes and not for personal, family or household purposes;
l.the Account Debtor of which is not an Affiliate of any Originators, Seller, Servicer, CHS or Performance Guarantor;

m.no more than 35% of the aggregate Unpaid Balance of all Receivables of the related Account Debtor are Defaulted Receivables;

n.(i) solely with respect to Receivables arising out of the Originators’ crop protection business, that has an original payment term that does not exceed 365 days from the original date of the related invoice, and (ii) with respect to Receivables that do not arise out of the Originators’ crop protection business, that has an original payment term that does not exceed 180 days from the original date of the related invoice; provided that the Unpaid Balance of all Eligible Receivables the remaining tenor of which exceeds (1) 90 days but is less than or equal to 180 days cannot exceed (A) between June and November, 15% of the aggregate Unpaid Balance of all Eligible Receivables, and (B) between December and May, 25% of the aggregate Unpaid Balance of all Eligible Receivables, (2) 180 days but is less than or equal to 270 days cannot exceed (A) between June and November, 25% of the aggregate Unpaid Balance of all Eligible Receivables, and (B) between December and May, 15% of the aggregate Unpaid Balance of all Eligible Receivables, and (3) 270 days but does not exceed 365 days cannot exceed 7.50% of the aggregate Unpaid Balance of all Eligible Receivables;

o.which has not been compromised, adjusted or similarly modified other than in accordance with the Credit and Collection Policy and as permitted by the Transaction Documents;

p.that, together with the related Receivable Documentation, satisfies in all material respects the applicable requirements of the Credit and Collection Policy;
q.which represents part or all of the price of the sale of “merchandise”, “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;

r.the related Account Debtor has been instructed to make payments on such Receivable only to a Lockbox, a Collection Account, an Originator Specified Account or the Concentration Account;

s.is not subordinated in any respect to any other Debt of the relevant Account Debtor;

t.in respect of which no security deposit or reserve paid or created by the related Account Debtor exists;

u.no portion of the Unpaid Balance of such Receivable represents any sales tax, value-added tax or other similar tax;

Appendix 24

v.which does not constitute finance charges, service charges or similar charges (it being understood that only the portion of the Receivable so constituted shall not be eligible);
w.which, together with the related Receivable Documentation, does not contravene any laws, rules or regulations applicable thereto (including laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

x.for which the sale, pledge, contribution or assignment of such Receivable and the Related Security pursuant to this Agreement and the Sale Agreement does not (i) violate or contravene any Applicable Law or the related Receivable Documentation, (ii) require notice thereof to the related Account Debtor or any consent therefrom (other than any such notices that have been provided or consents that have been obtained and are in effect) or (iii) require any notice thereof or any consent from any Governmental Authority that has not been provided or obtained;

y.that has not been previously sold, assigned, pledged or otherwise transferred by the applicable Originator to any other Person;

z.that has been sold or contributed by any Originator to Seller pursuant to the Sale Agreement with respect to which sale or contribution all conditions precedent under the Sale Agreement have been met;

aa.that is not a Receivable which arose as a result of the sale of consigned goods or finished goods that have incorporated any consigned goods into such finished goods or a sale in which Seller, any Originator, CHS, Performance Guarantor or Servicer acted as a bailee, consignee or agent of any other Person or otherwise not as principal or otherwise in respect of deferred or unearned revenues;

ab.that does not constitute a re-billed amount arising from a deduction taken by the related Account Debtor with respect to a previously arising Receivable;

ac.that (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

ad.the Administrative Agent has a valid and enforceable first priority perfected security interest in such Receivable and the Related Security, in either case, free and clear of any Adverse Claim;

ae.with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the origination, transfer or pledge of such Receivable have been duly obtained, effected or given and are in full force and effect;
Appendix 25

af.solely with respect to Receivables arising out of the Originators’ crop protection business, such Receivable is due and payable by the Account Debtor prior to the date the related RESAP, if any, is due and payable by the applicable Originator; and

ag.(i) prior to a RESAP Exclusion Event, no more than 25% of the aggregate Unpaid Balance of all Eligible Receivables and Eligible Loans (x) arise out of transactions subject to a RESAP or (y) are owed by Account Debtors that are also account debtors with respect to any Deposit Receivables, and (ii) at any other time, such Receivable (x) does not arise out of a transaction subject to a RESAP and (y) is not owed by an Account Debtor that is also an account debtor of any Deposit Receivables.

“Enhancement Agreement” means any agreement between a Conduit Purchaser and any other Person(s), entered into to provide (directly or indirectly) credit enhancement to such Conduit Purchaser’s commercial paper facility.

“Enhancement Provider” means any Person providing credit support to a Conduit Purchaser under an Enhancement Agreement, including pursuant to an unfunded commitment, or any similar entity with respect to any permitted assignee of such Conduit Purchaser.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Seller, Servicer, Performance Guarantor or any Originator within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means: (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (iii) a complete or partial withdrawal by Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate; or (vii) a transaction by Seller, Servicer, any Originator, Performance Guarantor or an ERISA Affiliate that is reasonably expected to be subject to Sections 4069 or 4212(c) of ERISA.

“Erroneous Payment” is defined in Section 3.5(a).

“Erroneous Payment Deficiency Assignment” is defined in Section 3.5(d).

Appendix 26

“Erroneous Payment Impacted Investment” is defined in Section 3.5(d).

“Erroneous Payment Return Deficiency” is defined in Section 3.5(d).

“Erroneous Payment Subrogation Rights” is defined in Section 3.5(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Event of Default” is defined in Section 10.1.

“Event of Repurchase” is defined in Section 3.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party: (i) any Taxes imposed on, or measured by, net income or gains and any franchise Taxes, branch Taxes or branch profits Taxes, but only to the extent such Taxes are imposed by a taxing authority in a jurisdiction (or political subdivision thereof) (a) under the laws of which such Affected Party is organized or incorporated or maintains a lending office (or branch), and (b) as a result of a present or former connection between such Affected Party and the jurisdiction imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in this Agreement), (ii) any U.S. federal withholding Tax to the extent it is imposed on amounts payable to such Affected Party (I) when such Affected Party becomes a party to this Agreement or (II) because such Affected Party designates a new lending office, except to the extent that such Affected Party was entitled, at the time of designation of a new lending office (or assignment), to receive such additional amounts from Seller or Servicer, as applicable, pursuant to Section 3.3, (iii) Taxes attributable to such Affected Party’s failure to comply with Section 3.3(e)(vii), and (iv) any U.S. federal withholding tax imposed under FATCA.

“FAS 166/167 Capital Guidelines” has the meaning set forth in the definition of Specified Regulation.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable
Appendix 27

intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum, determined by Administrative Agent, equal (for each day during such period) to:

(a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

(b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Liquidity Provider or Purchaser Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank” means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

“Fee Letter” means the Sixth Amended and Restated Fee Letter, dated as of Omnibus Amendment No. 10 Effective Date, among Seller, CHS, Administrative Agent and the Purchaser Agents.

“Final Payout Date” means the date following the Purchase Termination Date on which Total Investment shall have been reduced to zero and all other amounts then accrued or payable to any of the Affected Parties under the Transaction Documents shall have been paid in full in cash.

“First Lien Commercial Loan” means a Commercial Loan that is entitled to the benefit of a first lien and first priority perfected security interest on the assets of the respective Obligor.

“First Lien Producer Loan” means a Producer Loan that is entitled to the benefit of a first lien and first priority perfected security interest on the assets of the respective Obligor.

“Fiscal Quarter” means each three (3) month period beginning on the first day of each of the following months: September, December, March and June.

“Floor” means 0.00%.

“Floor Reserve Percentage (Loans)” means, at any time, 15%.

“Foreign Affected Party” is defined in Section 3.3(e)(vii).

“Formation Date” means the date that Seller was originally formed under the laws of the State of Delaware.

“GAAP” means generally accepted accounting principles in the United States of America as consistently applied. If at any time Seller or Servicer notifies Administrative Agent that Seller
Appendix 28

or Servicer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Seller or Servicer that the Purchasers request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP without giving effect to such change in GAAP or in the application thereof that is the subject of such notice until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any government, supranational or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Indemnified Amounts” is defined in Section 12.1(a).

“Indemnified Party” is defined in Section 12.1(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Manager” means a natural person who is a manager of Seller who (I) is not at the time of initial appointment, or at any time while serving as Independent Manager of Seller, and has not been at any time during the preceding five (5) years (a) a stockholder, member, director (with the exception of serving as an independent director of any Affiliates of Seller), manager (with the exception of serving as an independent manager of Seller or any of its Affiliates), officer, employee, partner, attorney or counsel of Seller, Servicer, any Originator, Performance Guarantor or CHS or any of their respective Affiliates; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Seller, Servicer, any Originator, Performance Guarantor or CHS or any of their respective Affiliates; (c) a Person Controlling or under common Control with any such customer, supplier, stockholder, member, director, manager, officer, employee, partner, attorney, counsel or other Person described in clauses (a) or (b) above; or (d) a member of the immediate family of any such customer, supplier, stockholder, member, director, manager, officer, employee, partner, attorney, counsel or other Person described in clauses (a), (b) or (c) above; and (II) (1) has prior experience as an independent manager or independent director for a company whose charter documents required the unanimous consent of all independent managers or independent directors thereof before such company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Package” is defined in Section 3.1(a).

Appendix 29

“Insolvency Event” means, with respect to any Person, (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against such Person and, unless such Person is Seller, an Obligor or an Account Debtor, such petition remains unstayed and in effect for a period of sixty (60) consecutive days, (iii) such Person shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors, (iv) such Person shall (A) fail to pay its debts generally as such debts become due, (B) make a general assignment for the benefit of creditor or (C) admit in writing its inability to pay its debts generally as they become due or (v) such Person shall take any action to authorize any of the actions in furtherance of any of the aforesaid purposes.

“Investment Company Act” means the Investment Company Act of 1940, as amended.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Joint Venture” means an Obligor constituting a joint venture of an Originator and one or more unaffiliated entities where (i) such Originator has no more than 50% of the ownership or voting rights in or with respect to such joint venture, (ii) such Originator does not have the ability to directly or indirectly control such joint venture and (iii) the joint venture satisfies the definition of Eligible Loan and has been subject to the same underwriting and credit and collection policies as any other Obligor.

“Junior Lien Commercial Loan” means a Commercial Loan that is entitled to the benefit of a lien and priority perfected security interest on the assets of the respective Obligor and is not a First Lien Commercial Loan.

“Legal Final Settlement Date” means the Settlement Date following the 138th complete month following the Liquidation Period.

“LIBO Rate” means for any Yield Period, (a) the interest rate per annum designated as the LIBO Rate by the applicable Purchaser Agent for a period of three months that appears on the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) with respect to such Purchaser Agent or related Committed Purchaser on the second Business Day preceding the first day of such Yield Period (the “LIBOR Screen Rate”) or (b) if a rate cannot be determined under either of the foregoing clauses, an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in USD with a duration of three months in a principal amount substantially equal to the principal amount of the applicable Rate Tranche are offered to the principal London office of the applicable Purchaser Agent (or its
Appendix 30

related Committed Purchaser) by three London banks, selected by Administrative Agent in good faith, at about 11:00 a.m. London time on the second Business Day preceding the first day of such Yield Period. If the calculation of the LIBO Rate results in a LIBO Rate of less than zero (0), the LIBO Rate shall be deemed to be zero (0) for all purposes of this Agreement and the Transaction Documents.

“Liquidation Fee” means, for each Rate Tranche (or portion thereof) for each day in any Yield Period or Settlement Period (computed without regard to clause (iii) of the proviso of the definition of “Yield Period”) during the Liquidation Period, the amount, if any, by which:

(a) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of such Purchaser’s Tranche Investment effected pursuant to Section 1.3(c)(ii) or (iii) with respect to such Rate Tranche for such day during such Yield Period or Settlement Period (as so computed) if such reductions had not been made until the last day of such Yield Period or Settlement Period exceeds,

(b) the income, if any, received for such day during such Yield Period or Settlement Period by the affected Purchaser from investing the proceeds of such reductions of such Purchaser’s Tranche Investment.

“Liquidation Period” means the period commencing on the date on which the Administrative Agent notifies the Seller and the Servicer that any condition precedent to Purchases and Reinvestments set forth in Section 5.3 is not satisfied (or expressly waived by each Purchaser) and that the Liquidation Period has commenced, and ending on the Final Payout Date.

“Liquidity Advance” means a loan, advance, purchase or other similar action made by a Liquidity Provider pursuant to a Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Purchaser (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Purchaser’s Commercial Paper Notes or other senior indebtedness.

“Liquidity Provider” means MUFG or any of its Affiliates, Rabobank or any of its Affiliates or any other lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Purchaser.

“LMIR” means for any day during any Yield Period, the interest rate per annum determined by the Purchaser Agent for the PNC Purchaser Group (which determination shall be conclusive absent manifest error) by dividing (i) the three-month Eurodollar rate for Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by such Purchaser Agent from another recognized source for interbank
Appendix 31

quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day. The calculation of LMIR may also be expressed by the following formula:

Three-month Eurodollar rate for Dollars
shown on the Reuters Screen LIBOR01 Page or appropriate successor
LMIR =
1.00 - Euro-Rate Reserve Percentage

LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. Notwithstanding the foregoing, if LMIR as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Loan” shall mean the indebtedness of any Obligor under or with respect to an Obligor Note, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (i) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Obligor with respect thereto (including the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), (ii) all proceeds of, and payments or Collections on, under or in respect of any of the foregoing and (iii) all Related Security with respect thereto.

“Loan Commitment” means, with respect to any Obligor, the maximum aggregate amount required to be advanced to the related Obligor under the terms of the related Loan Documents.

“Loan Document” means, with respect to any Loan, the related Obligor Note and any related loan agreements, security agreements, mortgages, acknowledgements (if required), financing statements and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf or for the Obligor’s benefit in respect of such Loan and related Obligor Note, including letters of credit, general or limited guaranties or other credit enhancement.

“Loan Investment Base” means, at any time, the Net Loan Pool Balance less the Required Loan Reserves.

“Loan Losses” means the Unpaid Balance of any Pool Loans that have been, or should have been, written-off as uncollectible by Servicer in accordance with the Credit and Collection Policy.

“Loan Pool” means, at any time, all then outstanding Loans sold or contributed, or purported to be sold or contributed, to Seller pursuant to the Sale Agreement and transferred or purported to be transferred to the Administrative Agent, on behalf of the Purchasers, pursuant to Section 1.2(c).

“Loan Pool APR Percentage” means, at any time, an amount equal to the product of (a) the product of (i) the Weighted Average Interest Rate for the Eligible Loans multiplied by (ii) a fraction (expressed as a percentage), (x) the numerator of which is equal to the aggregate Unpaid
Appendix 32

Balances of all Eligible Loans and (y) the denominator of which is equal to the aggregate Loan Commitments of all Eligible Loans multiplied by (b) the Weighted Average Life (in years) for the Eligible Loans.

“Loan Yield and Servicing Fee Reserve Percentage” means, at any time, an amount equal to the product of (a) the sum of (i) the weighted average Yield Rate for the most recently ended Settlement Period multiplied by 1.5 plus (ii) the sum of the Program Fee Rate and the Servicing Fee Rate multiplied by (b) the Weighted Average Life (in years) of the Loan Pool.

“Lockbox” means the lockboxes specified as such in Exhibit B, each of which shall be maintained at an Account Bank in the name of Originator.

“Loss” means, with respect to any Loan, that such Loan has a Risk Rating of “Loss” in accordance with the Credit and Collection Policy.

“Loss Horizon Ratio” means, at any time, the greater of (a) 3.75 and (b) the amount obtained by dividing (i) the sum of (A) the aggregate Unpaid Balance of Eligible Receivables which were originated by any Originator during the most recently ended two (2) Settlement Periods plus (B) the product of (I) the aggregate Unpaid Balance of Eligible Receivables which were originated by any Originator during the third (3rd) most recently ended Settlement Period multiplied by (II) the Days Sales Outstanding on such date divided by thirty (30), by (ii) the Net Receivables Pool Balance on such date.

“Loss Ratio (Loans)” means the highest average Default Ratio for any three (3) consecutive Settlement Periods observed over the preceding twelve Settlement Periods.

“Loss Ratio (Receivables)” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the aggregate Unpaid Balance of all Receivables that were 61-90 days past their original due date as of the end of the most recently ended Settlement Period plus (ii) the aggregate Unpaid Balance of all Receivables that were charged-off during the most recently ended Settlement Period that were 60 days or fewer days past their due date when charged off, to (b) the initial Unpaid Balance of all Receivables generated by all the Originators during the Settlement Period that is three (3) Settlement Periods prior to the most recently ended Settlement Period.

“Loss Reserve Floor Percentage (Receivables)” means, at any time, 15%.

“Market Value” means, with respect to any Pool Asset and Related Assets, a percentage of the principal amount of the Pool Asset, not to exceed 100%, determined by the applicable Originator, as of the date such Pool Asset is transferred to the Seller by the Originator, to be the fair market value of such Pool Asset and Related Assets.

“Material Adverse Change” means, with respect to any Person (or if no Person is specified, with respect to Seller, CHS, Servicer, Performance Guarantor or any Originator) an event or circumstance that, individually or in the aggregate, results in, or could reasonably be expect to result in, a material adverse change in:

Appendix 33

(i) the financial condition or results of operations of such Person and its Subsidiaries, taken as a whole;

(ii) the ability of such Person to perform any of its obligations under this Agreement or any other Transaction Document to which it is a party;

(iii) the status, existence, perfection, priority, enforceability or other rights and remedies of Administrative Agent associated with its interests in the Pool Assets or any material portion thereof; or

(iv) (a) the validity or enforceability against such Person of any Transaction Document or any Receivable Documentation or Loan Documents to which it is a party or (b) the validity, enforceability or collectability of a material portion of the Pool Assets, including if such event or circumstance would increase the days to pay or Dilution with respect to a material portion of the Pool Receivables.

“Monthly Loss Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is equal to the sum of Loan Losses during the most recently ended Settlement Period and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Loans as of the Cut-Off Date of the most recently ended Settlement Period.

“Moody’s” means Moody’s Investors Service, Inc.

“MUFG” is defined in the preamble.

“MUFG Purchaser Group” means the Purchaser Group with Victory, as a Conduit Purchaser, MUFG, as Committed Purchaser and MUFG, as Purchaser Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate makes or is obligated to make contributions or has any liability.

“Net Loan Pool Balance” means, at any time, an amount equal to (a) the aggregate Unpaid Balance of all Eligible Loans at such time, minus (b) the Concentration Overage Amount (Loans) at such time.

“Net Pool Balance” means, at any time, an amount equal to the sum of (a) the Net Loan Pool Balance at such time plus (b) the Net Receivables Pool Balance at such time.

“Net Receivables Pool Balance” means, at any time, an amount equal to (a) the aggregate Unpaid Balance of all Eligible Receivables at such time, minus (b) the Account Debtor Concentration Overage Amount at such time.

“Nieuw Amsterdam” means Nieuw Amsterdam Receivables Corporation B.V.

“No Petition Agreement” means that certain no proceedings letter agreement, dated as of September 4, 2018, between the Administrative Agent and each Subordinated Note Financier, as
Appendix 34

such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Notice of Payment” means a Notice of Payment substantially in the form of Exhibit F attached hereto, delivered by the Seller to the Administrative Agent and each Purchaser Agent pursuant to Sections 3.1(d)(vi), 3.2(c) and 3.2(e), as applicable.

“Notice of Purchase” means a Notice of Purchase substantially in the form of Exhibit E attached hereto, delivered by the Seller to the Administrative Agent and each Purchaser Agent pursuant to Section 1.2(a)(i).

“Obligations” means all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, all Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and the Erroneous Payment Subrogation Rights.

“Obligor” shall mean, with respect to any Loan, the Person or Persons directly or indirectly obligated to make payments with respect to such Loan, including any guarantor thereof.

“Obligor Note” shall mean, with respect to any Loan, the promissory note, instrument or other writing entered into by the related Obligor in connection with or evidencing the indebtedness of the Obligor under such Loan.

“Obligor Note Delivery Date” means July 20, 2017.

“OFAC” has the meaning set forth in the definition of Sanctioned Person.

“Omnibus Amendment Effective Date” means September 4, 2018.

“Omnibus Amendment No. 10 Effective Date” means August 31, 2021

“Operating Loan” means any Loan used to finance working capital and current or seasonal assets (e.g., inventories and accounts receivable) with an original maturity date of fourteen (14) months or less.

“Original Agreement” is defined in the preamble.

“Originator” means each Person from time to time party to the Sale Agreement as an originator. As of the Effective Date, CHS and CHS Capital are the only Originators.

“Originator Account Agreements” means each Deposit Account Control Agreement, dated as of the Closing Date, among CHS or CHS Capital, as applicable, an Account Bank and the Administrative Agent.

“Originator Collection Accounts” means the accounts specified as such in Exhibit B, each of which shall be maintained at an Account Bank in the name of an Originator.
Appendix 35

“Originator Specified Accounts” means the accounts specified as such in Exhibit B, each of which shall be in the name of an Originator.

“Other Benchmark Rate Election” means, if the then-current Benchmark is the LIBO Rate or LMIR, the occurrence of: (1) a notification by the Administrative Agent to (or the request by Seller to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding USD-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBO Rate-based rate or LMIR-based rate, as applicable, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and Seller to trigger a fallback from the LIBO Rate or LMIR, as applicable, and the provision by the Administrative Agent of written notice of such election to the Purchasers.

“Participant” is defined in Section 13.3(b).

“Participation Loan” means any advance by an Originator to an Obligor under a syndicated loan facility (a) that has closed (without regard to any contemporaneous or subsequent syndication of such advance) prior to such advance becoming a part of the Loan Pool and (b) pursuant to which such Originator acts as administrative agent of the related lender group.

“Patriot Act” is defined in Section 13.20.

“Payment Recipient” is defined in Section 3.5(a).

“Payoff Letter” means that certain Payoff and Termination Agreement, dated as of the Closing Date, by and among the Seller, CHS, CHS Capital, Rabobank, Nieuw Amsterdam, Victory, MUFG and U.S. Bank National Association.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate or to which Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate contributes or has an obligation to contribute or to which Seller, Servicer, any Originator, Performance Guarantor or any ERISA Affiliate has any liability.

“Performance Guarantor” means CHS.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, entered into by Performance Guarantor in favor of Administrative Agent.

“Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust,
Appendix 36

unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC Purchaser Group” means the Purchaser Group with PNC Bank, National Association, as Committed Purchaser and PNC Bank, National Association, as Purchaser Agent.

“Pool Asset” means any of, and “Pool Assets” means all of, the Pool Receivables and the Pool Loans.

“Pool Loan” means a Loan in the Loan Pool sold or purported to be sold by the applicable Originator to the Seller pursuant to the Sale Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool sold or purported to be sold by the applicable Originator to the Seller pursuant to the Sale Agreement.

“Portfolio Weighted Average Loan Rating Factor” means, with respect to any Obligor, the percentage appearing opposite such Obligor’s applicable rating on the table below:

Rating Bucket	WA Rating Factor	Portfolio WA Rating Factor
1	Greater than 4.0	0.50%
2	4.0 to 3.75	1.00%
3	3.5 to < 3.75	1.50%
4	3.25 to < 3.5	3.00%
5	Less than 3.25	5.00%

“Prime Rate” means, with respect to any Purchaser Group, the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent, the related Committed Purchaser or their Affiliates as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Purchaser Agent, the related Committed Purchaser or their Affiliates based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer.

“Producer Loan” means a Loan characterized as a “Producer Loan” under the Credit and Collection Policy.

“Program Administration Agreement” means that certain administration agreement between a Conduit Purchaser and Program Administrator governing certain aspects of the administration of such Conduit Purchaser’s commercial paper facility or any other agreement having similar purposes, as in effect from time to time.

“Program Administrator” means the administrator designated for a Conduit Purchaser under the Program Administration Agreement.

“Program Fee” is defined in the Fee Letter.

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“Program Fee Rate” is defined in the Fee Letter.

“Program Information” is defined in Section 13.8(a).

“Purchase” means any Committed Purchase and/or Uncommitted Purchase.

“Purchase Acceptance” is defined in Section 1.2(a)(ii).

“Purchase Price” is defined in Section 1.1.

“Purchase Request” means a Purchase Request substantially in the form of Exhibit G attached hereto, delivered by the Seller to the Administrative Agent and each Purchaser Agent pursuant to Section 1.2(a)(ii).

“Purchase Termination Date” means the earlier of (i) August 30, 2022, (ii) the occurrence of an Event of Default and (iii) sixty (60) days following the date of receipt by each of the other parties to this Agreement of a written notice of termination provided by Seller.

“Purchaser” means each Conduit Purchaser and Committed Purchaser, as applicable.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and listed as such as set forth on the signature pages of this Agreement.

“Purchaser Group” means, for each Conduit Purchaser, such Conduit Purchaser, its related Committed Purchaser and its related Purchaser Agent as set forth on Exhibit C.

“Purchaser Group Commitment” means, at any time with respect to any Purchaser Group, the aggregate Commitments of all Committed Purchasers at such time in such Purchaser Group as set forth on Exhibit C.

“Purchaser Group Committed Investment” means, at any time with respect to any Purchaser Group, the Total Committed Investment of all Purchasers at such time in such Purchaser Group.

“Purchaser Group Investment” means, at any time with respect to any Purchaser Group, the sum of such Purchaser Group’s Purchaser Group Committed Investment at such time plus such Purchaser Group’s Purchaser Group Uncommitted Investment at such time.

“Purchaser Group Uncommitted Investment” means, at any time with respect to any Purchaser Group, the Total Uncommitted Investment of all Purchasers at such time in such Purchaser Group.

“Purchasers’ Total Commitment” means, at any time, the aggregate Commitments of all Committed Purchasers at such time as set forth on Exhibit C.

“Purchasers’ Total Uncommitted Amount” means $250,000,000.

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“Purchaser’s Tranche Investment” means, in relation to any Rate Tranche and any Purchaser, the amount of the Purchasers’ Total Investment allocated by such Purchaser’s Purchaser Agent to such Rate Tranche pursuant to Section 2.1; provided that at all times the aggregate amounts allocated to all Rate Tranches shall equal the Total Investment.

“Rabobank” means Coöperatieve Rabobank U.A.

“Ratable Share” means, at any time, (i) for any Purchaser Group, a percentage equal to the quotient of (a) the Purchaser Group Commitment for such Purchaser Group at such time, divided by (b) the Purchasers’ Total Commitment at such time and (ii) for any Purchaser, a percentage equal to the quotient of (a) such Purchaser’s Commitment (or, for any Conduit Purchaser, the Commitment of the Committed Purchaser in such Conduit Purchaser’s Purchaser Group) at such time divided by (b) the Purchasers’ Total Commitment at such time.

“Rate Tranche” means at any time a portion of the Asset Interest selected by the applicable Purchaser Agent pursuant to Section 2.1 and designated as a Rate Tranche solely for purposes of computing Yield.

“Rating Agency” mean each of S&P and Moody’s (and/or each other rating agency then rating the Commercial Paper Notes of any Conduit Purchaser).

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, Seller (as assignee of any Originator) or any other Person (as assignee of Seller) by an Account Debtor arising out of the Originators’ (x) energy and crop nutrient business (but excluding any such rights to payment arising solely (a) from the sale of asphalt, (b) from credit card processing, (c) from deferred, unbilled amounts for fuel delivery, and (d) for pipeline transmission services for fuel delivery) and (y) crop protection business (but excluding any such rights to payment arising solely (a) as rebates from suppliers of goods sold in such business and (b) from credit card processing), in each case whether constituting an account, instrument, document, contract right, general intangible, chattel paper or payment intangible, in each instance arising in connection with the sale of goods or for services rendered, and includes the obligation to pay any finance charges, fees and other charges with respect thereto, together with the Related Security with respect thereto, and with respect to each of the foregoing, all Collections and proceeds thereof. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. Notwithstanding anything contained herein to the contrary, the term “Receivable” shall not include any Deposit Receivable.

“Receivable Documentation” means, for each Pool Receivable, the invoice therefor and any other agreement or documentation between the applicable Originator and the applicable Account Debtor giving rise to, and/or setting forth terms and conditions related to the creation and payment of, such Pool Receivable, including in each case any amendments.

“Receivables Investment Base” means, at any time, the Net Receivables Pool Balance less the Required Receivable Reserves.

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“Receivables Pool” means at any time, all then outstanding Receivables sold or contributed, or purported to be sold or contributed, to Seller pursuant to the Sale Agreement and transferred or purported to be transferred to Administrative Agent, on behalf of the Purchasers, pursuant to Section 1.2(c).

“Records” means all Receivable Documentation and Loan Documents and other documents, instruments, books, records, purchase orders, agreements, reports and other information (including computer programs, tapes, disks, other information storage media, data processing software and related property and rights) prepared or maintained by any Originator, CHS, Servicer, or Seller, respectively, with respect to, or that evidence or relate to, the Pool Assets, the other Seller Assets or the Account Debtors or Obligors of such Pool Assets.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBO Rate or LMIR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate or LMIR, the time determined by the Administrative Agent in its reasonable discretion and consistent with market practice for syndicated loans.

“Regulatory Change” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect or implementation of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, each Specified Regulation shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, implemented or issued.

“Reinvestment” is defined in Section 1.3(a)(ii).

“Rejecting Purchaser Group” is defined in Section 1.2(a)(ii)(A).

“Related Assets” means (a) all rights to, but not any obligations under, all Related Security with respect to the Pool Assets, (b) all Records (but excluding any obligations under the Receivable Documentation and Loan Documents), (c) all Collections in respect of, and other proceeds of, the Pool Assets or any other Related Security, (d) all rights and remedies of Seller or any Originator, as applicable, under the Sale Agreement, and the other Transaction Documents and any other rights or assets pledged, sold or otherwise transferred to Seller thereunder and (e) all the products and proceeds of any of the foregoing.

“Related Security” means, with respect to any Asset:

(i) all of Seller’s or any Originator’s, as applicable, interest in any goods (including returned goods) and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Asset;

(ii) all instruments and chattel paper that may evidence such Asset;

Appendix 40

(iii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Asset, whether pursuant to the Receivable Documentation related to such Receivable, the Loan Documents related to such Loan or otherwise, together with all financing statements describing any collateral securing such Asset;

(iv) all tax refunds and the insurance policies, if any, relating to such Asset including the right to terminate such policies and to receive unearned premiums payable upon such termination, and rights to loss payments under such insurance policies;

(v) the Receivable Documentation, the Loan Documents and all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Asset whether pursuant to the Receivable Documentation related to such Receivable, the Loan Documents related to such Loan or otherwise;

(vi) all of Seller’s or any Originator’s, as applicable, rights, interests and claims under the Transaction Documents, the Loan Documents and the Receivable Documentation with respect to such Asset;

(vii) all books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Asset and the related Account Debtor or Obligor; and

(viii) all proceeds of, and payments or collections on, under or in respect of, any of the foregoing.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30‑day notice period has been waived by the PBGC.

“Reporting Date” is defined in Section 3.1(a).

“Repurchase Payments” means payments of the repurchase price for Pool Assets under Section 3.2(b).

“Requested Committed Purchase Date” is defined in Section 1.2(a)(i).

“Requested Uncommitted Purchase Date” is defined in Section 1.2(a)(ii).

“Required Loan Reserves” means, for any day, an amount equal to the product of (a) the sum of (i) the greater of (A) the Floor Reserve Percentage (Loans) at such time and (B) the Dynamic Reserve Percentage (Loans) at such time, plus (ii) the Adjusted Loan Yield and Servicing Fee Reserve Percentage multiplied by (b) the Net Loan Pool Balance at such time.

Appendix 41

“Required Purchasers” means, at any time, two or more Committed Purchasers whose Commitments at such time aggregate more than 66 2/3% of the Purchasers’ Total Commitment at such time (or, if at such time, the Purchasers’ Total Commitment is zero, two or more Committed Purchasers whose Purchaser Group’s Purchaser Group Investment at such time aggregate more than 66 2/3% of the Total Investment at such time); provided that if at any time there is only one Committed Purchaser, Required Purchasers shall mean such Committed Purchaser.

“Required Receivable Reserves” means, for any day, an amount equal to the product of (a) the sum of (i) the greater of (A) the sum of (1) the Dynamic Dilution Reserve Percentage (Receivables) at such time, plus (2) the Dynamic Loss Reserve Percentage (Receivables) at such time, and (B) the sum of (1) the Dilution Reserve Floor Percentage at such time, plus (2) the Loss Reserve Floor Percentage (Receivables) at such time, and (ii) the Yield and Servicing Fee Reserve Percentage (Receivables) multiplied by (b) the Net Receivables Pool Balance at such time.

“Required Reserves” means, for any day, an amount equal to the sum of (a) the Required Receivable Reserves plus (b) the Required Loan Reserves.

“RESAP” means any rebate that arises under CHS’s Retailer Established Seller Assistance Program and which accrues on a monthly basis and is owed to an Account Debtor in respect of a transaction giving rise to a Receivable that was created as part of the Originators’ crop protection business.

“RESAP Exclusion Event” means the occurrence of any of the following events:

(a) as of the end of any Fiscal Quarter, CHS fails to have a Consolidated Net Worth (as defined in the CHS Credit Agreement) greater than or equal to $4,500,000,000.00;

(b) as of the end of any Fiscal Quarter, CHS has a ratio of Consolidated Funded Debt (as defined in the CHS Credit Agreement) divided by Consolidated Cash Flow (as defined in the CHS Credit Agreement), as measured on the previous consecutive four Fiscal Quarters, greater than 3.25 to 1.00;

(c) CHS has a ratio of Adjusted Consolidated Funded Debt (as defined in the CHS Credit Agreement) to Consolidated Net Worth (as defined in the CHS Credit Agreement), measured at the end of each Fiscal Quarter, greater than 0.75 to 1.00; or

(d) any Purchaser, in its sole discretion, provides to the Administrative Agent, Seller and Servicer written notice that on and after the date that is ten (10) Business Days after receipt of such notice Receivables that are subject to RESAPs shall no longer be deemed to be Eligible Receivables.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, the chief financial officer, the general counsel, the president, the treasurer or an assistant treasurer of CHS, and any other
Appendix 42

officer, similar official or employee of CHS responsible for the administration of the obligations of CHS in respect of this Agreement, including any person referenced in Schedule 13.2 of this Agreement with respect to Seller or the Servicer, or any replacement of such person.

“Retailer Adjusted Loan” means any Producer Loan for which (a) the Obligor of such Loan is required to pay the Unpaid Balance of such Loan and (b) a Person other than the Obligor of such Loan is required to pay all of the interest that accrues on such Loan; provided that, for the avoidance of doubt, “Retailer Adjusted Loans” shall not include a Loan with an interest rate of zero that is designated as a Loan with a fixed rate of interest for purposes of clause (xi) of the definition of “Concentration Overage Amount (Loans)”.

“Risk Rating” shall mean the score or classification, as determined for each Loan in accordance with the Credit and Collection Policy.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, among Originators, as sellers, and Seller, as buyer.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of Applicable Law.

“SEC” means the Securities and Exchange Commission or any successor governmental authority.

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“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Securitisation Regulation” means Regulation (EU) 2017/2042 of 12 December 2017.

“Security” is defined in Section 2(a)(1) of the Securities Act.

“Seller” is defined in the preamble.

“Seller Account Agreement” means that certain Deposit Account Control Agreement, dated as of the Closing Date, among the Seller, an Account Bank and the Administrative Agent.

“Seller Assets” is defined in Section 9.1.

“Seller Collection Accounts” means the accounts specified as such in Exhibit B, each of which shall be maintained at an Account Bank in the name of Seller.

“Servicer” is defined in Section 8.1(a).

“Servicer Termination Event” means the occurrence of (i) a Material Adverse Change after the Effective Date with respect to Servicer, (ii) an Insolvency Event with respect to Servicer or (iii) an Event of Default.

“Servicing Fee” means the fee for each Settlement Period equal, for each day of such Settlement Period to, the Servicing Fee Rate multiplied by the aggregate Unpaid Balance of all Pool Assets as of the Cut-Off Date of such Settlement Period, multiplied by 1/360, payable in arrears.

“Servicing Fee Rate” means 0.25% per annum.

“Settlement Date” means, with respect to any Settlement Period, the third (3rd) Business Day following the Reporting Date for such Settlement Period; provided that the last Settlement Date shall be the last day of the last Settlement Period.

“Settlement Period” means:

(a) the period from the Closing Date to the end of the next calendar month thereafter; and

(b) thereafter, each subsequent calendar month;

provided that the last Settlement Period shall end on the Final Payout Date; provided further that when used with respect to any period prior to the Closing Date, “Settlement Period” shall mean each calendar month.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

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“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature and become due in the normal course of business, (iii) such Person’s debts or liabilities are not beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

“Specified Regulation” means (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (B) the Securitisation Regulation, (C) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith (the “Dodd-Frank Act”), (D) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities relating to (i) the July 1988 paper or the June 2006 paper prepared by the Basel Committee on Banking Supervision (“Basel Committee”) as set out in the publication entitled: “International Convergence of Capital Measurements and Capital Standards: a Revised Framework”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law) (“Basel II”) or (ii) the paper prepared by the Basel Committee as set out in the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems”, as updated from time to time, or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith by any bank regulatory agency (whether or not having the force of law) (“Basel III” and together with Basel II, the “Basel Accord”) and (E) any existing or future rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to Accounting Standards Codification 860-10-40-5(a), the FAS 166/167 Capital Guidelines, the Dodd-Frank Act or the BASEL Accord (whether or not having the force of law) or any rules or regulations promulgated in connection therewith by any United Stated bank regulatory agency.

Appendix 45

“Stressed Realizable Value” means, with respect to any Loan, the value of all Related Security with respect thereto as calculated by the Servicer in accordance with the Credit and Collection Policy using the Obligor’s most recent monthly financial statements received by the Servicer.

“Subject Investment” is defined in Section 3.5(d).

“Subordinated Note” has the meaning set forth in the Sale Agreement.

“Subordinated Note Financiers” means each of: MUFG Bank, Ltd., as buyer and buyer agent, each other financial institution from time to time party to any Subordinated Note Financing Document, as buyer, and any of their respective Affiliates that is a party to any Subordinated Note Financing Document.

“Subordinated Note Financing” means any transaction or series of transactions that may be entered into by one or more Originators and the Subordinated Note Financiers pursuant to which one or more Originators may (a) sell, transfer, assign or convey one or more Subordinated Notes to the Subordinated Note Financiers and/or (b) grant a security interest in one or more Subordinated Notes to the Subordinated Note Financiers.

“Subordinated Note Financing Document” means each purchase agreement, sale agreement, credit agreement, loan agreement, repurchase agreement, security agreement and/or other financing agreement entered into from time to time between the Subordinated Note Financiers and one or more Originators in connection with a Subordinated Note Financing, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled by that Person either directly or through one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled by that Person either directly or through one or more of the other Subsidiaries of that Person or a combination thereof.

“Substandard” means, with respect to any Loan, one which has a Risk Rating of “adverse” and is classified as Doubtful or Loss in accordance with the Credit and Collection Policy.

“Successor Notice” is defined in Section 8.1(b).

“Supplemental Purchase Acceptance” is defined in Section 1.2(a)(ii)(B).

“Supplemental Purchase Request” is defined in Section 1.2(a)(ii)(A).

Appendix 46

“Syndicated CHS Loan” means any advance by an Originator to an Obligor under a syndicated loan facility in which such Originator participates as a member of the lender group but is not the originating lender or facility or administrative agent.

“Taxes” means all income, gross receipts, rental, franchise, excise, stamp, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal) and taxes, fees, levies, imposts, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon, howsoever imposed, by any Governmental Authority or other taxing authority in the United States or by any foreign government, foreign governmental subdivision or other foreign or international taxing authority.

“Term Loan” means any Loan which is not an Operating Loan used for the purpose of purchasing fixed assets, expansion, remodeling, or building working capital.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Purchasers and Seller of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.4 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Total Committed Investment” means, at any time with respect to the Asset Interest, an amount equal to (a) the aggregate of the amounts theretofore paid to Seller as the Purchase Price for each Committed Purchase pursuant to Section 1.1(a) less (b) the aggregate amount of Collections theretofore received and actually distributed to the Purchasers, and not reinvested as a Reinvestment, on account of each Purchaser Group’s aggregate Purchaser Group Committed Investment pursuant to Section 1.3 (and not rescinded or otherwise returned or reinvested pursuant to Section 1.3).

“Total Investment” means, at any time with respect to the Asset Interest, an amount equal to (a) the aggregate of the amounts theretofore paid to Seller as the Purchase Price pursuant to Section 1.1 less (b) the aggregate amount of Collections theretofore received and actually distributed to the Purchasers, and not reinvested as a Reinvestment, on account of each Purchaser Group’s aggregate Purchaser Group Investment pursuant to Section 1.3 (and not rescinded or otherwise returned or reinvested pursuant to Section 1.3).

“Total Uncommitted Investment” means, at any time with respect to the Asset Interest, an amount equal to (a) the aggregate of the amounts theretofore paid to Seller as the Purchase Price for each Uncommitted Purchase pursuant to Section 1.1(b) less (b) the aggregate amount of
Appendix 47

Collections theretofore received and actually distributed to the Purchasers, and not reinvested as a Reinvestment, on account of each Purchaser Group’s aggregate Purchaser Group Uncommitted Investment pursuant to Section 1.3 (and not rescinded or otherwise returned or reinvested pursuant to Section 1.3).

“Tranche Investment” means in relation to any Rate Tranche and any Purchaser Group the amount of such Purchaser Group’s Purchaser Group Investment allocated by the related Purchaser Agent to such Rate Tranche pursuant to Section 2.1; provided that at all times the aggregate amounts allocated to all Rate Tranches of all Purchaser Groups shall equal the Total Investment; provided, further, that at all times the aggregate amounts allocated to all Rate Tranches of any Purchaser Group shall equal the aggregate Purchaser Group Investment of such Purchaser Group.

“Transaction Documents” means this Agreement, the Sale Agreement, the Performance Guaranty, the No Petition Agreement, the Fee Letter, the Custodian Agreement, the Account Agreements, the Effective Date Amendments, each Notice of Purchase, Seller’s limited liability company agreement, the Payoff Letter, and all other documents, agreements and certificates to be executed and delivered in connection herewith or in connection with any of the foregoing as to which Seller, Servicer, CHS, the Performance Guarantor, any Originator or any of their Affiliates is a party. For the avoidance of doubt, no Subordinated Note Financing Document (other than the No Petition Agreement) shall constitute a Transaction Document hereunder.

“Transaction Information” shall mean any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Commercial Paper Notes or monitoring such rating including, without limitation, information in connection with the Seller, any Originator, the Servicer or the Pool Assets.

“UCC” means, in respect of each state in the United States of America, the Uniform Commercial Code as from time to time in effect in such state.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncommitted Amount” means, at any time and with respect to any Purchaser Group, an amount equal to the product of (a) such Purchaser Group’s Ratable Share on such date multiplied by (b) the Purchasers’ Total Uncommitted Amount on such date, which shall be the maximum amount which the Purchasers in such Purchaser Group may, in their sole and absolute discretion,
Appendix 48

pay hereunder on account of any Purchase above such Purchaser Group’s Purchaser Group Commitment.

“Uncommitted Purchase” is defined in Section 1.1(b).

“Unmatured Event of Default” means any event which, with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.

“Unmatured Servicer Termination Event” means any event which, with the giving of notice or lapse of time, or both, would, unless cured or waived, become a Servicer Termination Event.

“Unpaid Balance” of (i) any Receivable means, at any time, the sum of (a) the unpaid amount thereof, plus (b) the unpaid amount of all finance charges, interest payments and other amounts actually accrued thereon at such time, but excluding, in the case of clause (b) above, all late payment charges, delinquency charges, and extension or collection fees and (ii) any Loan means, at any time, the outstanding principal balance thereof, excluding any accrued and outstanding finance charges and interest payments related thereto; provided that, for the avoidance of doubt, the Unpaid Balance of each Participation Loan shall only include the outstanding principal balance owed to the applicable Originator under such Participation Loan and not the outstanding principal balance owed to any other lender under such Participation Loan.

“Unpaid Balance to Stressed Realizable Value” means, with respect to any Obligor, the ratio of (i) the Obligor’s combined Unpaid Balances to (ii) the related Stressed Realizable Value.

“Unused Fee” is defined in the Fee Letter.

“U.S. Person” is defined in Section 3.3(e)(vi).

“U.S. Tax Compliance Certificate” is defined in Section 3.3(e)(vii)(3).

“USD” means United States Dollars, the lawful currency of the United States of America.

“Victory” means Victory Receivables Corporation, a Delaware corporation.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Voting Interest” shall mean membership or other ownership interests in CHS whose holders are entitled under ordinary circumstances to vote for the election of the directors of CHS or persons performing similar functions (irrespective of whether at the time membership or other ownership interests of any other class or classes shall have or might have voting power by reasoning of the happening of any contingency).

“Weighted Average Interest Rate” means, for each Settlement Period (determined as of the last day of each calendar month), the sum, for all Loans, of the amount determined in respect of each Loan by multiplying (i) a fraction, the numerator of which is the Unpaid Balance of such
Appendix 49

Loan and the denominator of which is the Unpaid Balance of all Loans, multiplied by (ii) the applicable interest rate for such Loan; provided that each Retailer Adjusted Loan shall have an interest rate of zero for purposes of this definition.

“Weighted Average Life” means, for each Settlement Period (determined as of the last day of each calendar month), the sum, for the Pool Receivables or Pool Loans (calculated separately), of the amount determined in respect of each Receivable or Loan by multiplying (i) a fraction, the numerator of which is the Unpaid Balance of such Receivable or Loan and the denominator of which is the Unpaid Balance of all Receivables or Loans (as applicable), multiplied by (ii) the remaining term to maturity of such Receivable or Loan, expressed in years.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means, for any day with respect to any Rate Tranche:

{(PTI x YR)/360} + LF
where:
YR	=	the Yield Rate for such Rate Tranche;
PTI	=	Purchaser’s Tranche Investment in such Rate Tranche on such day; and
LF	=	the Liquidation Fee, if any, for such day.

“Yield and Servicing Fee Reserve Percentage (Receivables)” means, on any day, a percentage determined as follows:

((YRxSF)+SFR + PR) x {(DSO)/360}

where:
YR = the weighted average Yield Rate for the prior Settlement Period;
SFR = the Servicing Fee Rate;
PR = the Program Fee Rate;
SF = 1.5; and
DSO = the Days Sales Outstanding on such day.

“Yield Period” means (x) with respect to any Rate Tranche that is funded or maintained other than through the issuance of Commercial Paper Notes:

Appendix 50

(a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Advance or funding under such Enhancement Agreement or the creation of such Rate Tranche pursuant to Section 2.1 (whichever is latest) and ending such number of days thereafter as the applicable Purchaser Agent shall select in its sole discretion; and

(b) each period commencing on the last day of the immediately preceding Yield Period for the related Rate Tranche and ending such number of days thereafter as the applicable Purchaser Agent shall select in its sole discretion;
provided, that:

(i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

(ii) in the case of Yield Periods of one day for any Rate Tranche, (A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

(iii) in the case of any Yield Period for any Rate Tranche which commences before the Purchase Termination Date and would otherwise end on a date occurring after the Purchase Termination Date, such Yield Period shall end on the Purchase Termination Date and the duration of each such Yield Period which commences on or after the Purchase Termination Date for such Rate Tranche shall be of such duration as shall be selected by the applicable Purchaser Agent; and

(y) with respect to any Rate Tranche that is funded or maintained through the issuance of Commercial Paper Notes, each Settlement Period.

“Yield Rate” means for any Rate Tranche on any day:

(a) in the case of a Rate Tranche funded by Commercial Paper Notes, the applicable CP Rate; and

(b) in the case of a Rate Tranche not funded by Commercial Paper Notes, the applicable Bank Rate for such Rate Tranche;

provided, that:

(i) on any day as to any Rate Tranche which is not funded by Commercial Paper Notes, the Yield Rate shall equal the applicable Base Rate if (A) Administrative Agent does not receive notice or determine, by 12:00 noon (New York City time) on the third Business Day prior to the first day of the related Yield Period, that such Rate Tranche shall not be funded by Commercial Paper Notes or (B) Administrative Agent or Purchaser Agent determines that (I) funding that Rate Tranche on a basis consistent with pricing based on the applicable Bank Rate
Appendix 51

would violate any Applicable Law or (II) that deposits of a type and maturity appropriate to match fund such Rate Tranche based on the applicable Bank Rate are not available; and

(ii) on any day when any Event of Default shall have occurred that has not been waived in accordance with this Agreement or the Purchase Termination Date has occurred by virtue of clause (b) of the definition thereof, the applicable Yield Rate for each Rate Tranche means a rate per annum equal to the higher of (A) the applicable Bank Rate, plus 2.5% per annum and (B) the applicable Prime Rate for such date.

B. Other Interpretive Matters.

All accounting terms defined directly or by incorporation in this Agreement or the Sale Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the Sale Agreement and all such certificates and other documents, unless the context otherwise requires: (a) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; (b) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (h) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s permitted successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (l) if any calculation to be made hereunder refers to a Settlement Period (or any portion thereof) that would have occurred prior to the Closing Date, such reference shall be deemed to be a reference to a calendar month; and (m) terms in one gender include the parallel terms in the neuter and opposite gender.
Appendix 52

SCHEDULE I

PAYMENT INSTRUCTIONS

With respect to MUFG:

Bank: MUFG Bank, Ltd.
ABA #: 026-009-632
Account #: XXX-XXX-XXX
Account Name: VRC
Customer Name: Cofina Funding LLC

With respect to Rabobank:

Bank: JPMorgan Chase Bank, N.A.
Swift Address: CHASUS33
ABA #: 021-000-021
Account #: XXX-XXXXXX
FAO: Rabobank International, New York Branch
Reference: Cofina Funding, LLC

With respect to Nieuw Amsterdam Receivables Corporation B.V.:

Bank: Deutsche Bank Trust Company Americas
ABA #: 021-001-033
Account #: XXXXXXXX
Account Name: NYLTD Funds Control Account
Reference: PORT RABO09.1 // NieuwAm // Cofina Funding LLC

With respect to PNC:

Bank: PNC Bank National Association
ABA #: 043 000 096
Account Name: Commercial Loan Department
Account #: XXXXX XXXX XXX
Reference: Cofina Funding, LLC

With respect to Santander:

Bank: Santander Bank, N.A.
BA #: 231372691
Account Name: Wire Clearing Participations
Account #: XXXXXXXXXX
Reference: Cofina Funding LLC
Schedule I

SCHEDULE 13.2

ADDRESSES FOR NOTICES

If to Seller:

Cofina Funding, LLC
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email: brent.dickson@chsinc.com

If to Servicer

CHS Inc.
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
Attention: Brent Dickson
Tel: 651-355-5433
Fax: 800-232-3639
Email: brent.dickson@chsinc.com

If to MUFG Bank, Ltd.:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Tel: 212-782-6957
Fax: 212-782-6448
Email: securitization_reporting@us.mufg.jp

If to Victory Receivables Corporation:
Victory Receivables Corporation
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attn: David V. DeAngelis
Tel: 631-930-7216
Fax:212-302-8767
Email: ddeangelis@gssnyc.com

Schedule 13.2-1

If to Nieuw Amsterdam Receivables Corporation B.V.:

Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
Attention: The Directors
Email: secuitisation@intertrustgroup.com
Facsimile No.: +31 (0)20 5214888

With a Copy to:

Coöperatieve Rabobank U.A. (New York Branch)
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com

If to Coöperatieve Rabobank U.A.:

Coöperatieve Rabobank U.A.
Coreselaan 18
3521 CB Utrecht
The Netherlands

With a Copy to:

Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com

If to Coöperatieve Rabobank U.A., New York Branch:

Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue
New York, NY 10167
Attn: NYSG
Tel: 212-8-08-6816
Fax: (914) 304-9324
Email: naconduit@rabobank.com
Schedule 13.2-2

If to PNC Bank, National Association:

PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
Telephone: 412-768-2001
Facsimile: 412-803-7142
Email: brian.stanley@pnc.com
ABFAdmin@pnc.com

If to Santander Bank, National Association:

Santander Bank, National Association
45 East 53rd Street
New York 10022
Telephone: 212-407-4554
Facsimile: N.A
Attention: Devang Sodha
Email: devang.sodha@santander.us

Schedule 13.2-3

EXHIBIT A
CREDIT AND COLLECTION POLICY

Exhibit A-1

Exhibit B

Collection Accounts; Lockboxes; Originator Specified Accounts; Concentration Account

1. CHS Inc. Owned Accounts:

•Collection Account for Energy & CN A/R:

Bank: Wells Fargo Bank, N.A.
Address: 420 Montgomery, San Francisco, CA 94104
Routing number: 121000248
Account name: CHS Inc.
Account number: XXXXXXXXXX

•Lockboxes for Energy & CN A/R:

Lockbox Number: XXXX
Lockbox Site Code: SP
Address: CHS, NW5912, PO Box 1450, Minneapolis, MN 55485-5912

Lockbox Number: XXXX
Lockbox Site Code: SP
Address: CHS, NW9087, PO Box 1450, Minneapolis, MN 55485-9087

•Collection Account for Crop Protection A/R:

Bank: BMO Harris Bank N.A.
Address: 111 West Monroe Street, 9C, Chicago, IL 60603
Routing number: 071000288
Account Name: CHS Inc.
Account number: XXXXXXXX

•Collection Account for Crop Protection A/R:

Bank: Bremer Bank, National Association
Address: 500 Willmar Avenue SE, Willmar, MN 56201
Routing number: 096010415
Account name: CHS Inc.
Account number: XXXXXXXXX

Exhibit B-1

2. CHS Capital, LLC Owned Accounts:

•Collection Account for CHS Capital, LLC Loans:

Bank: Merchants Bank
Address: 102 E 3rd St, Winona, MN 55987
Routing number: 091900193
Account number: XXXXXXXX

3. Cofina Funding, LLC Owned Accounts:

•Collection Account for Cofina Funding, LLC:

Bank: BMO Harris Bank
Address: 320 E Lake St. Minneapolis, MN 55408
Routing number: 071000288
Account number: XXXXXXXX

•Concentration Account:

Bank: BMO Harris Bank, N.A.
Address: 320 E Lake St. Minneapolis, MN 55408
Routing number: 071000288
Account number: XXXXXXX

Exhibit B-2

Exhibit C

Purchaser Groups

Purchaser Group: MUFG Purchaser Group Conduit Purchaser: Victory Receivables Corporation Committed Purchaser: MUFG Bank, Ltd. Purchaser Agent: MUFG Bank, Ltd.	Purchaser Group Commitment: $231,000,000
Purchaser Group:

Rabobank Purchaser Group

Conduit Purchaser

Nieuw Amsterdam Receivables Corporation B.V.

Committed Purchaser:

Coöperatieve Rabobank U.A.

Purchaser Agent:

Coöperatieve Rabobank U.A., New York Branch
Purchaser Group Commitment: $231,000,000
Exhibit C-1

Purchaser Group: PNC Purchaser Group Committed Purchaser: PNC Bank, National Association Purchaser Agent: PNC Bank, National Association	Purchaser Group Commitment: $119,000,000
Purchaser Group: Santander Purchaser Group Committed Purchaser: Santander Bank, National Association Purchaser Agent: Santander Bank, National Association	Purchaser Group Commitment: $119,000,000
Purchasers’ Total Commitment: $700,000,000

Exhibit C-2

Exhibit D

Form of Loan Documents

On file with the Administrative Agent
Exhibit D-1

Exhibit E

Form of Notice of Purchase

[Date of Notice of Purchase]

MUFG Bank, Ltd., as Administrative Agent and
Purchaser Agent for the MUFG Purchaser Group
1221 Avenue of the Americas
New York, NY 10020

Coöperatieve Rabobank U.A., New York Branch, as
Purchaser Agent for the Rabobank Purchaser Group
245 Park Avenue
New York, NY 10167

PNC Bank, National Association, as Purchaser
Agent for the PNC Purchaser Group
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222

Santander Bank, National Association, as Purchaser
Agent for the Santander Purchaser Group
45 East 53rd Street
New York 10022

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (and as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) between, amongst others, Cofina Funding, LLC (the “Seller”), CHS Inc., as servicer (the “Servicer”), each Person from time to time party thereto as a Purchaser and/or a Purchaser Agent and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

Pursuant to Section 1.2(a)(i) of the Receivables Purchase Agreement, the Seller (or the Servicer on its behalf) hereby requests that the Purchasers make a ratable Committed Purchase as follows:

1.The date of the Committed Purchase is __________________ (the “Purchase Date”).[1]

2.The requested Purchase Price for the Committed Purchase is $__________________.

3.The amount of the Committed Purchase is to be allocated to each Purchaser Group in accordance with each Purchaser Group’s Ratable Share of the Committed Purchase.

[1] This date must be a Business Day, and the related Notice of Purchase must be delivered no later than 11:00 a.m. (New York City time) on the second (2nd) Business Day preceding this date.
Exhibit E-1

The Seller hereby certifies, represents and warrants to the Administrative Agent and each Purchaser Agent that on and as of the Purchase Date:

a.Attached as Exhibit A hereto is a pro forma Information Package after giving effect to the Committed Purchase and any other Purchase proposed to be made on the Purchase Date;

b.each of the representations and warranties contained in Article VI of the Receivables Purchase Agreement, in the Sale Agreement and in each other Transaction Document that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of such day as though made on and as of the Purchase Date (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period);

c.no event has occurred and is continuing or would result from the Committed Purchase and any other Purchase proposed to be made on the Purchase Date, that constitutes an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event;

d.after giving effect to the Committed Purchase and any other Purchase proposed to be made on the Purchase Date, (i) with respect to any Purchaser Group, (x) such Purchaser Group’s Purchaser Group Committed Investment will not exceed such Purchaser Group’s Purchaser Group Commitment and (y) such Purchaser Group’s Purchaser Group Uncommitted Investment will not exceed such Purchaser Group’s Uncommitted Amount, (ii) the Total Committed Investment will not exceed the Purchasers’ Total Commitment, (iii) the Total Uncommitted Investment will not exceed the Purchasers’ Total Uncommitted Amount, and (iv) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base; and

e.the Purchase Termination Date has not occurred.

Exhibit E-2

IN WITNESS WHEREOF, the Seller has caused this Notice of Purchase to be executed and delivered as of this ____ day of _______________, _____.

COFINA FUNDING, LLC, as Seller

By:
Name:
Title:

Exhibit E-3

Exhibit F

Form of Notice of Payment

[Date of Notice of Payment]

MUFG Bank, Ltd., as Administrative Agent and
Purchaser Agent for the MUFG Purchaser Group
1221 Avenue of the Americas
New York, NY 10020

Coöperatieve Rabobank U.A., New York Branch, as
Purchaser Agent for the Rabobank Purchaser Group
245 Park Avenue
New York, NY 10167

PNC Bank, National Association, as Purchaser
Agent for the PNC Purchaser Group
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222

Santander Bank, National Association, as Purchaser
Agent for the Santander Purchaser Group
45 East 53rd Street
New York 10022

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (and as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) between, amongst others, Cofina Funding, LLC (the “Seller”), CHS Inc., as servicer (the “Servicer”), each Person from time to time party thereto as a Purchaser and/or a Purchaser Agent and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

Pursuant to [Section 3.1(d)(vi)][Section 3.2(c)][Section 3.2(e)] of the Receivables Purchase Agreement, the Seller (or the Servicer on its behalf) hereby notifies the Administrative Agent and each Purchaser Agent that it will make payments to the reduction of the Obligations in the aggregate principal amount of $________________ on [date].

Exhibit F-1

IN WITNESS WHEREOF, the Seller has caused this Notice of Payment to be executed and delivered as of this ____ day of _______________, _____.

COFINA FUNDING, LLC, as Seller

By:
Name:
Title:

Exhibit F-2

Exhibit G

Form of Purchase Request

[Date of Purchase Request]

MUFG Bank, Ltd., as Administrative Agent and
Purchaser Agent for the MUFG Purchaser Group
1221 Avenue of the Americas
New York, NY 10020

Coöperatieve Rabobank U.A., New York Branch, as
Purchaser Agent for the Rabobank Purchaser Group
245 Park Avenue
New York, NY 10167

PNC Bank, National Association, as Purchaser
Agent for the PNC Purchaser Group
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222

Santander Bank, National Association, as Purchaser
Agent for the Santander Purchaser Group
45 East 53rd Street
New York 10022

Ladies and Gentlemen:

Reference is made to the Amended and Restated Receivables Purchase Agreement, dated as of July 18, 2017 (and as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) between, amongst others, Cofina Funding, LLC (the “Seller”), CHS Inc., as servicer (the “Servicer”), each Person from time to time party thereto as a Purchaser and/or a Purchaser Agent and MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

Pursuant to Section 1.2(a)(ii) of the Receivables Purchase Agreement, the Seller (or the Servicer on its behalf) hereby requests that the Purchasers make a ratable Uncommitted Purchase as follows:

1.The date of the Uncommitted Purchase is _________________ (the “Purchase Date”).[2]

2.The requested Purchase Price for the Uncommitted Purchase is $__________________.

Exhibit G-1

[2] This date must be a Business Day, and the related Purchase Request must be delivered no later than 11:00 a.m. (New York City time) on the fifteenth (15th) Business Day preceding this date.

3.The amount of the Uncommitted Purchase is to be allocated to each Purchaser Group as follows:

MUFG Purchaser Group $____________.

Rabobank Purchaser Group $____________.

PNC Purchaser Group $____________.

Santander Purchaser Group $____________.

The Seller hereby certifies, represents and warrants to the Administrative Agent and each Purchaser Agent that on and as of the Purchase Date:

(f)    Attached as Exhibit A hereto is a pro forma Information Package after giving effect to the Uncommitted Purchase and any other Purchase proposed to be made on the Purchase Date;

(g)    each of the representations and warranties contained in Article VI of the Receivables Purchase Agreement, in the Sale Agreement and in each other Transaction Document that are qualified as to materiality are true and correct, and each not so qualified are true and correct in all material respects, in each case, on and as of such day as though made on and as of the Purchase Date (except to the extent such representations and warranties explicitly refer solely to an earlier date or period, in which case they shall be true and correct as of such earlier date or period);

(h)    no event has occurred and is continuing or would result from the Uncommitted Purchase and any other Purchase proposed to be made on the Purchase Date, that constitutes an Event of Default, an Unmatured Event of Default, a Servicer Termination Event or an Unmatured Servicer Termination Event;

(i)    after giving effect to the Uncommitted Purchase and any other Purchase proposed to be made on the Purchase Date, (i) with respect to any Purchaser Group, (x) such Purchaser Group’s Purchaser Group Committed Investment will not exceed such Purchaser Group’s Purchaser Group Commitment and (y) such Purchaser Group’s Purchaser Group Uncommitted Investment will not exceed such Purchaser Group’s Uncommitted Amount, (ii) the Total Committed Investment will not exceed the Purchasers’ Total Commitment, (iii) the Total Uncommitted Investment will not exceed the Purchasers’ Total Uncommitted Amount, and (iv) the Total Investment will not exceed the sum of the Receivables Investment Base and the Loan Investment Base;

(j)    after giving effect to any Committed Purchase on such date, each Purchaser Group’s Purchaser Group Committed Investment is greater than or equal to each such Purchaser Group’s Purchaser Group Commitment; and

Exhibit G-2

(k)    the Purchase Termination Date has not occurred.

IN WITNESS WHEREOF, the Seller has caused this Purchase Request to be executed and delivered as of this ____ day of _______________, _____.

COFINA FUNDING, LLC, as Seller
By:
Name:
Title:

Exhibit G-3

EXHIBIT 3.1(a)

FORM OF INFORMATION PACKAGE

See Attached
Exhibit 3.1(a)